As filed with the Securities Exchange Commission on April 3, 1998
                                                    File No.  333-5604


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                 POST-EFFECTIVE AMENDMENT NO. 4
                               TO
                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933



        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
     (Exact name of registrant as specified in its charter)



  Minnesota                    6500                41-1848181
(State of other         (Primary Standard        (IRS Employer
jurisdiction of     Industrial Classification    Identification
incorporation)             Code Number)             Number)


                1300 Minnesota World Trade Center
                     30 East Seventh Street
                   St. Paul, Minnesota  55101
                (612) 227-7333 or (800) 328-3519


1300 Minnesota World Trade Center           Robert P. Johnson
 30 East Seventh Street             1300 Minnesota World Trade Center
St. Paul, Minnesota  55101                30 East Seventh Street
(612) 227-7333 or (800) 328-3519        St. Paul, Minnesota 55101
(Address of registrant's intended    (612) 227-7333 or (800) 328-3519
principal place of business)        (Name, address, including zip code
                                    and telephone number of agent for
                                           service of process)


                           Copies to:
                        Thomas O. Martin
                        Dorsey & Whitney
                   2200 First Bank Place East
                  Minneapolis, Minnesota  55402

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.
                                1

                  AEI INCOME & GROWTH FUND XXII

                       LIMITED PARTNERSHIP


                24,000 Limited Partnership Units
                        ($1,000 Per Unit)



                        SUPPLEMENT NO. 4

                               TO

                PROSPECTUS DATED JANUARY 10, 1997



This Supplement is distributed only with the Prospectus dated
January 10, 1997 and must be read in conjunction therewith.






                        AEI Incorporated
                1300 Minnesota World Trade Center
                       30 East 7th Street
                   St. Paul, Minnesota  55101
                         (612) 227-7333
                         (800) 328-3519
                       FAX (612) 227-7705


          The date of this Supplement is April 3, 1998

                                2
                         THIS SUPPLEMENT
     This Supplement is distributed to potential purchasers of limited partnership interests ("Units") in AEI Income & Growth Fund XXII Limited Partnership (the "Partnership"), a partnership formed to acquire, on a debt-free basis, existing and newly constructed commercial properties in the United States, to lease such properties to corporate tenants under "triple-net" leases, to hold such properties for appreciation, and eventually to resell such properties for a profit.

     This Supplement is distributed only with the Prospectus relating to an investment in the Partnership dated January 10, 1997 (the "Prospectus") which provides detailed information relating to the Partnership. This Supplement is intended only to update the Prospectus by providing current information on the following topics at the pages indicated:

           Current Status
            Release from Escrow/Extension                       2
           Properties
            Completed Acquisition                               3
           Selected Financial Data                              4
           Management's Discussion and Analysis                 4
           Financial Statements of the Partnership for
            the Year Ended December 31, 1997 and for
            the Period from Inception (July 31, 1996)
            to December 31, 1996                                7

     Each person who has received this Supplement should also have received a copy of the Prospectus. The Prospectus should be carefully reviewed for a detailed description of an investment in the Partnership, including information relating to the management of the Partnership, the Partnership's objectives and certain risks of investment in the Partnership. Included among the risks of investment in the Partnership are:

<bullet> Risks inherent in the significant compensation to be paid to the General Partners and their Affiliates;

<bullet> Risks related to the purchase of real estate generally
         (including changing market values, tenant defaults, illiquidity of properties and difficulties of resale, among others);

<bullet> Risks related to the illiquidity of an investment in the units and the difficulty an investor may have in disposing of his or her investment;

<bullet> Risks related to conflicts of interest the General
         Partners may have in forming and operating the Partnership ;

<bullet> Risks related to the inability of investors to review in advance the property which the Partnership may acquire and the reliance the investors must place on the ability of the General Partners to chose appropriate investments;

<bullet> Risks related to the treatment of an investment in the
         Partnership under Federal income tax laws.
                              3

                         CURRENT STATUS
Release from Escrow/Extension

     The Prospectus indicated that the Partnership would not be formed and capitalized, and all subscription funds would be held in escrow, until receipt of subscriptions for 1,500 Units. Subscriptions for the 1,500 Units required for release of escrow proceeds were obtained, and the escrow proceeds released on May 1, 1997. Since that time, the Partnership has commenced the normal operation of investigating the acquisition of properties and has acquired an interest of one property, through the date of this supplement. See "Properties". Pending investment in properties, subscription proceeds have been invested in short-term money market accounts. See "Management's Discussion and Analysis."

     At March 31, 1998, the Partnership had accepted subscriptions for 10,166.265 Units for aggregate proceeds of $10,166,265. The Managing General Partner has determined to extend the Offering of Units to the earlier of the sale of all units or January 10, 1999.

                               PROPERTIES
Completed Acquisition

     TGI Friday's - Greensburg, Pennsylvania. On December 10, 1997 the Partnership acquired an interest in a newly constructed TGI Friday's located in Greensburg, Pennsylvania. The Partnership acquired 40% of the porperty and an affiliated Partnership, AEI Real Estate Fund XVII Limited Partnership, acquired the remaining interest. The total purchase price was $1,670,360. The property is leased to Ohio Valley Bistros, Inc. under a Lease Agreement with a primary term of 15 years and may be renewed for up to two consecutive terms of five years. The Lease requires an annual base rent of approximately $169,000 which will increase each lease year, beginning in the second lease year by an amount equal to one and thirteen one-hundredths percent of the annual rent payable for the prior lease year.

     The restaurant is approximately 4,800 square feet on approximately 1.5 acres. The restaurant is located on the front corner of a new development of over 300,000 square feet of retail space, including a Lowe's and a Giant Eagle. The development is on the west side of Greensburg and is on the south side of Route
30. Directly across Route 30 from the site are two other retail centers and a Wal-Mart center. Greensburg is a bedroom community 40 miles east of Pittsburgh. Route 30 connects Greensburg and Pittsburgh and has a traffice count of 40,000 vehicles per day. There are very few casual theme restaurants in Greensburg and none within two miles of this site. In 1995, there were over 78,000 people living within a five mile radius and over 181,000 people living within a ten mile radius.

    Ohio Valley Bistros, Inc. currently operates ten TGI Friday's throughout Ohio, Kentucky and Pennsylvania and is under contract with the franchisor to develop and operate four more TGI Friday's.

                                  4

                     SELECTED FINANCIAL DATA

     The following selected financial data for the Partnership for the year ended December 31, 1997 and for the period from inception (July 31, 1996) to December 31, 1996 has been derived from, and should be read in conjunction with, the Financial Statements included elsewhere in this Supplement:

                                  For the Year          For the Period From
                             Ended December 31, 1997  Inception (July 31,1996)
                                                         To December 31, 1996

INCOME                                 $   116,807           $         0
                                        ===========           ===========

NET LOSS                               $    22,200           $       357
                                        ===========           ===========

TOTAL ASSETS                           $ 6,570,128           $       943
                                        ===========           ===========
NET LOSS PER LIMITED PARTNERSHIP UNIT  $      5.88           $         0
                                        ===========           ===========

WEIGHTED AVERAGE UNITS OUTSTANDING           3,736                     0
                                        ===========           ===========
                                    5

                  MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following Management's Discussion and Analysis discusses the Partnership's financial position at December 31, 1997 and results of operation for the year ended December 31, 1997. Such discussion should be read in conjunction with the financial statements of the Partnership occurring elsewhere in this Supplement and in the Prospectus of which this Supplement is a part. In addition, such discussion should be read together with the descriptions in the Prospectus of the planned operations of the Partnership, particularly the sections describing the conduct of the offering, the period over which and the policy employed in purchasing properties, and the application of proceeds contained in the sections of the Prospectus captioned "Estimated Use of Proceeds," "Investment Objectives and Policies," and "Compensation
 to General Partners and Affiliates."




ITEM 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS.

Results of Operations

        For the year ended December 31, 1997, the Partnership recognized rental income of $4,001. During the same period, the Partnership also earned $112,806 in investment income from subscription proceeds which were invested in short-term money market accounts. This investment income constituted 97% of total income. The percentage of total income represented by investment income declines as subscription proceeds are invested in properties.

        During the year ended December 31, 1997, the Partnership paid Partnership administration expenses to affiliated parties of $137,699. These administration expenses include initial start-up costs and expenses associated with processing distributions, reporting requirements and correspondence to the Limited Partners. The administrative expenses decrease after completion of the offering and acquisition phases of the Partnership's operations. During the same period, the Partnership incurred Partnership administration and property management expenses from unrelated parties of $640. These expenses represent direct payments to third parties for legal and filing fees, direct administrative costs, outside audit and accounting costs, insurance and other property costs.

        The Partnership distributes all of its net income during the offering and acquisition phases, and if net income after deductions for depreciation is not sufficient to fund the distributions, the Partnership may distribute other available cash that constitutes capital for accounting purposes.

         As of December 31, 1997, the Partnership's cash distribution rate was 7.0% on an annualized basis. Pursuant to the Partnership Agreement, distributions of Net Cash Flow were allocated 97% to the Limited Partners and 3% to the General Partners.
                                        6

       Since the Partnership has only recently purchased its real estate, inflation has had a minimal effect on income from operations. The Leases may contain cost of living increases which will result in an increase in rental income over the term of the Leases. Inflation also may cause the Partnership's real estate to appreciate in value. However, inflation and changing prices may also have an adverse impact on the operating margins of the properties' tenants which could impair their ability to pay rent and subsequently reduce the Partnership's Net Cash Flow available for distributions.

        AEI Fund Management, Inc. (AEI) performs all management services for the Partnership. AEI is currently analyzing its computer hardware and software systems to determine what, if any, resources need to be dedicated regarding Year 2000 issues. The Partnership does not anticipate any significant operational impact or incurring material costs as a result of AEI becoming Year 2000 compliant.

Liquidity and Capital Resources

        The Partnership's primary sources of cash are from proceeds from the sale of Units, investment income, rental income and proceeds from the sale of property. Its primary uses of cash are investment in real properties, payment of expenses involved in the sale of units, the organization of the Partnership, the acquisition of properties, the management of properties, the administration of the Partnership, and the payment of distributions.

        The Partnership Agreement requires that no more than 15% of the proceeds from the sale of Units be applied to expenses involved in the sale of Units (including Commissions) and that such expenses, together with acquisition expenses, not exceed 20% of the proceeds from the sale of Units. As set forth under the caption "Estimated Use of Proceeds" of the Prospectus, the General Partners anticipate that 14% of such proceeds will be applied to cover such expenses if the maximum proceeds are obtained. To the extent organization and offering expenses actually incurred exceed 15% of proceeds, they are borne by the General Partners.
                                    7

        During the offering of Units, the Partnership's primary source of cash flow will be from the sale of Limited Partnership Units. The Partnership offered for sale up to $24,000,000 of limited partnership interests (the "Units") (24,000 Units at $1,000 per Unit) pursuant to a registration statement effective January 10, 1997. From January 10, 1997 to May 1, 1997, the
minimum number of Limited Partnership Units (1,500) needed to form the Partnership were sold and on May 1, 1997, a total of 1,629.201 Units ($1,629,201) were transferred into the Partnership. Through December 31, 1997, the Partnership raised a total of $7,655,996 from the sale of 7,655.996 Units. The Managing General Partner has extended the offering of Units to the earlier of completion of sale of all Units or January 9, 1999. From subscription proceeds, the Partnership paid organization and syndication costs (which constitute a reduction of capital) of $1,148,400.

        Before the acquisition of properties, cash flow from operating activities is not significant. Net income, after adjustment for depreciation, is lower during the first few years of operations as administrative expenses remain high and a large amount of the Partnership's assets remain invested on a short-term basis in lower-yielding cash equivalents. Net income will become the largest component of cash flow from operating activities and the largest component of cash flow after the completion of the acquisition phase.

ITEM 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS.  (Continued)

        The Partnership Agreement requires that all proceeds from the sale of Units be invested or committed to investment in properties by the later of two years after the date of the Prospectus or six months after termination of the offer and sale of Units. While the Partnership is purchasing properties, cash flow from investing activities (investment in real property) will remain negative and will constitute the principal use of the Partnership's available cash flow.

        On December 10, 1997, the Partnership purchased a 40.0% interest in a TGI Friday's restaurant in Greensburg, Pennsylvania for $668,144. The property is leased to Ohio Valley Bistros, Inc. under a Lease Agreement with a primary term of 15 years and annual rental payments of $67,650. The remaining interest in the property was purchased by AEI Real Estate Fund XVII Limited Partnership, an affiliate of the Partnership.

         After completion of the acquisition phase, the Partnership's primary use of cash flow is distribution and redemption payments to Partners. The Partnership declares its regular quarterly distributions before the end of each quarter and pays the distribution in the first week after the end of each quarter. The Partnership attempts to maintain a stable distribution rate from quarter to quarter.
                                    8

        Beginning in 1998, the Partnership may acquire Units from Limited Partners who have tendered their Units to the Partnership. Such Units may be acquired at a discount. The Partnership is not obligated to purchase in any year more than 5% of the number of Units outstanding at the beginning of the year. In no event shall the Partnership be obligated to purchase Units if, in the sole discretion of the Managing General Partner, such purchase would impair the capital or operation of the Partnership.

        Until capital is invested in properties, the Partnership will remain extremely liquid. At December 31, 1997, $5,808,792 or 88% of the Partnership's assets were in cash or cash equivalents (including accrued interest receivable). After completion of property acquisitions, the Partnership will attempt to maintain a cash reserve of only approximately 1% of subscription proceeds. Because properties are purchased for cash and leased under triple-net leases, this is considered adequate to satisfy most contingencies.

ITEM 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS.  (Continued)

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

         The foregoing Management's Discussion and Analysis contains various "forward looking statements" within the meaning of federal securities laws which represent management's expectations or beliefs concerning future events, including statements regarding anticipated application of cash, expected returns from rental income, growth in revenue, taxation levels, the sufficiency of cash to meet operating expenses, rates of distribution, and other matters. These, and other forward looking statements made by the Partnership, must be evaluated in the context of a number of factors that may affect the
Partnership's financial condition and results of operations, including the following:

<bullet>  Market  and economic conditions which affect the  value of the properties the Partnership owns and the cash from rental income such properties generate;

<bullet>  the  federal income tax consequences of rental  income, deductions, gain on sales and other items and the affects of these consequences for investors;

<bullet>  resolution  by  the General Partners of conflicts  with which they may be confronted;

<bullet>  the   success  of  the  General  Partners  of  locating
          properties with favorable risk return characteristics;

<bullet>  the effect of tenant defaults; and

<bullet>  the condition of the industries in which the tenants of properties owned by the Partnership operate.
                                    9

These and other risks to which the Partnership may be subject are discussed in more detail in Exhibit 99 of Form 10-KSB.



        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  INDEX TO FINANCIAL STATEMENTS




                 REPORT OF INDEPENDENT AUDITORS




To the Partners:
AEI Income & Growth Fund XXII Limited Partnership
St. Paul, Minnesota



     We have audited the accompanying balance sheet of AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP (a Minnesota limited partnership) as of December 31, 1997 and 1996 and the related statements of operations, cash flows and changes in partners' capital for the year ended December 31, 1997 and for the period from inception (July 31, 1996) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AEI Income & Growth Fund XXII Limited Partnership as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and for the period from inception (July 31, 1996) to December 31, 1996, in conformity with generally accepted accounting principles.



Minneapolis, Minnesota         /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P
February  4, 1998              Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                               Certified Public Accountants
                                    10

        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                          BALANCE SHEET

                           DECEMBER 31

                             ASSETS

                                                    1997             1996

CURRENT ASSETS:
  Cash and Cash Equivalents                    $ 5,808,792       $       943

INVESTMENTS IN REAL ESTATE:
  Land                                             295,020                 0
  Buildings and Equipment                          373,124                 0
  Property Acquisition Costs                        93,860                 0
  Accumulated Depreciation                            (668)                0
                                                -----------       -----------
      Net Investments in Real Estate               761,336                 0
                                                -----------       -----------
          Total Assets                         $ 6,570,128       $       943
                                                ===========       ===========


                        LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Payable to AEI Fund Management, Inc.         $   161,446       $       300
  Distributions Payable                            100,335                 0
                                                -----------       -----------
      Total Current Liabilities                    261,781               300
                                                -----------       -----------
PARTNERS' CAPITAL (DEFICIT):
  General Partners                                  (4,970)              643
  Limited Partners, $1,000 Unit Value;
   24,000 Units authorized; 7,656 Units
   issued and outstanding in 1997                6,313,317                 0
                                                -----------       -----------
     Total Partners' Capital                     6,308,347               643
                                                -----------       -----------
      Total Liabilities and Partners' Capital  $ 6,570,128       $       943
                                                ===========       ===========



 The accompanying notes to financial statements are an integral part of this statement.
                                    11

        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                     STATEMENT OF OPERATIONS

        FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE
   PERIOD FROM INCEPTION (JULY 31, 1996) TO DECEMBER 31, 1996


                                                   1997             1996

INCOME:
  Rent                                          $   4,001       $       0
  Investment Income                               112,806               0
                                                 ---------       ---------
      Total Income                                116,807               0
                                                 ---------       ---------

EXPENSES:
  Partnership Administration - Affiliates         137,699             165
  Partnership Administration and Property
     Management - Unrelated Parties                   640             192
  Depreciation                                        668               0
                                                 ---------       ---------
      Total Expenses                              139,007             357
                                                 ---------       ---------

NET LOSS                                        $ (22,200)      $    (357)
                                                 =========       =========

NET LOSS ALLOCATED:
  General Partners                              $    (222)      $    (357)
  Limited Partners                                (21,978)              0
                                                 ---------       ---------
                                                $ (22,200)      $    (357)
                                                 =========       =========

NET LOSS PER LIMITED PARTNERSHIP UNIT
  (3,736 weighted average Units outstanding
   in 1997)                                     $   (5.88)      $       0
                                                 =========       =========




 The accompanying notes to financial statements are an integral part of this statement.
                                    12

        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                     STATEMENT OF CASH FLOWS

        FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE
   PERIOD FROM INCEPTION (JULY 31, 1996) TO DECEMBER 31, 1996


                                                      1997            1996

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                        $   (22,200)   $      (357)

 Adjustments To Reconcile Net Income
 To Net Cash Provided By Operating Activities:
    Depreciation                                          668              0
    Increase in Payable to AEI Fund Management, Inc.  161,146            300
                                                   -----------    -----------
       Total Adjustments                              161,814            300
                                                   -----------    -----------
       Net Cash Provided By (Used For)
           Operating Activities                       139,614            (57)
                                                   -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Investments in Real Estate                         (762,004)             0
                                                   -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital Contributions from General Partners               0          1,000
  Capital Contributions from Limited Partners       7,655,996              0
  Organization and Syndication Costs               (1,148,400)             0
  Increase in Distributions Payable                   100,335              0
  Distributions to Partners                          (177,692)             0
                                                   -----------    -----------
       Net Cash Provided By
         Financing Activities                       6,430,239          1,000
                                                   -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS           5,807,849            943

CASH AND CASH EQUIVALENTS, beginning of period            943              0
                                                   -----------    -----------
CASH AND CASH EQUIVALENTS, end of period          $ 5,808,792    $       943
                                                   ===========    ===========



 The accompanying notes to financial statements are an integral part of this statement.
                                    13

        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

            STATEMENT OF CHANGES IN PARTNERS' CAPITAL

        FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE
   PERIOD FROM INCEPTION (JULY 31, 1996) TO DECEMBER 31, 1996


                                                                      Limited
                                                                    Partnership
                              General       Limited                   Units
                              Partners      Partners      Total     Outstanding


BALANCE, July 31, 1996        $      0    $         0   $         0          0

 Capital Contributions           1,000              0         1,000          0

 Net Loss                         (357)             0          (357)
                               ---------   -----------   -----------  ---------
BALANCE, December 31, 1996         643              0           643          0

 Capital Contributions               0      7,655,996     7,655,996   7,656.00

 Organization & Syndication Costs  (60)    (1,148,340)   (1,148,400)

 Distributions                  (5,331)      (172,361)     (177,692)

  Net Loss                        (222)       (21,978)      (22,200)
                               ---------   -----------   -----------  ---------
BALANCE, December 31, 1997    $ (4,970)   $ 6,313,317   $ 6,308,347   7,656.00
                               =========   ===========   ===========  =========



 The accompanying notes to financial statements are an integral part of this statement.
                                    14

        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(1)  Organization -

     AEI Income & Growth Fund XXII Limited Partnership (Partnership) was formed to acquire and lease commercial properties to operating tenants. The Partnership's operations are managed by AEI Fund Management XXI, Inc.
     (AFM), the Managing General Partner of the Partnership. Robert P. Johnson, the President and sole shareholder of AFM, serves as the Individual General Partner of the Partnership. An affiliate of AFM, AEI Fund Management, Inc.
     (AEI), performs the administrative and operating functions for the Partnership.

     The terms of the Partnership offering call for a subscription price of $1,000 per Limited Partnership Unit, payable on acceptance of the offer. Under the terms of the Restated Limited Partnership Agreement, 24,000 Limited Partnership Units are available for subscription which, if fully subscribed, will result in contributed Limited Partners' capital of $24,000,000. The Partnership commenced operations on May 1, 1997 when minimum subscriptions of 1,500 Limited Partnership Units ($1,500,000) were accepted. At December 31, 1997, 7,655.996 Units ($7,655,996) were subscribed and accepted by the Partnership. The General Partners have contributed capital of $1,000. The Managing General Partner has extended the offering of Units to the earlier of completion of sale of all Units or January 9, 1999.

     During the operation of the Partnership, any Net Cash Flow, as defined, which the General Partners determine to distribute will be distributed 97% to the Limited Partners and 3% to the General Partners. Distributions to Limited Partners will be made pro rata by Units.

     Any Net Proceeds of Sale, as defined, from the sale or financing of the Partnership's properties which the General Partners determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 9% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Partners and 10% to the General Partners. Distributions to the Limited Partners will be made pro rata by Units.
                                  15

     For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of the Partnership's property, will be allocated first in the same ratio in which, and to the extent, Net Cash Flow is distributed to the Partners for such year. Any additional profits will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed. Net losses from operations will be allocated 99% to the Limited Partners and 1% to the General Partners.


        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(1)  Organization - (Continued)

     For tax purposes, profits arising from the sale, financing, or other disposition of the Partnership's property will be allocated in accordance with the Partnership Agreement as follows: (i) first, to those partners with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Partners and 1% to the General Partners until the aggregate balance in the Limited Partners' capital accounts equals the sum of the Limited Partners' Adjusted Capital Contributions plus an amount equal to 9% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Partners and 10% to the General Partners. Losses will be allocated 98% to the Limited Partners and 2% to the General Partners.

     The General Partners are not required to currently fund a deficit capital balance. Upon liquidation of the Partnership or withdrawal by a General Partner, the General Partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1% of total Limited Partners' and General Partners' capital contributions.

(2)  Summary of Significant Accounting Policies -

     Newly Issued Accounting Standards

       In June, 1997, Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" was approved for issuance for fiscal years beginning after December 15, 1997. The Partnership adopted this Statement in the fourth quarter of 1997. The effect of this Statement has been determined that net income/loss for financial statements and comprehensive income/loss is primarily the same in all material respects.
                                    16

     Financial Statement Presentation

       The accounts of the Partnership are maintained on the accrual basis of accounting for both federal income tax purposes and financial reporting purposes.

     Accounting Estimates

       Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.


        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(2)  Summary of Significant Accounting Policies - (Continued)

       The Partnership regularly assesses whether market events and conditions indicate that it is reasonably possible to recover the carrying amounts of its investments in real estate from future operations and sales. A change in those market events and conditions could have a material effect on the carrying amount of its real estate

     Cash Concentrations of Credit Risk

       At  times  throughout  the year,  the  Partnership's  cash
       deposited  in  financial  institutions  may  exceed   FDIC
       insurance limits.

     Statement of Cash Flows

       For purposes of reporting cash flows, cash and cash equivalents may include cash in checking, cash invested in money market accounts, certificates of deposit, federal agency notes and commercial paper with a term of three months or less.

     Income Taxes

       The income or loss of the Partnership for federal income tax reporting purposes is includable in the income tax returns of the partners. Accordingly, no recognition has been given to income taxes in the accompanying financial statements.

                                    17

       The tax return, the qualification of the Partnership as such for tax purposes, and the amount of distributable Partnership income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes with respect to the Partnership qualification or in changes to distributable Partnership income or loss, the taxable income of the partners would be adjusted accordingly.

     Real Estate

       The Partnership's real estate is or will be leased under long-term triple net leases classified as operating leases. The Partnership recognizes rental revenue on the accrual basis according to the terms of the individual leases. For leases which contain rental increases based on cost of living increases, the increases are recognized in the year in which they are effective.


        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(2)  Summary of Significant Accounting Policies - (Continued)

       Real estate is recorded at the lower of cost or estimated net realizable value. The Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" which was effective for the Partnership's fiscal year ended December 31, 1996. This standard requires the Partnership to compare the carrying amount of its properties to the estimated future cash flows expected to result from the property and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the property, the Statement requires the Partnership to recognize an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property.

       The  Partnership  has capitalized as Investments  in  Real
       Estate   certain   costs  incurred  in  the   review   and
       acquisition  of  the  properties.   The  costs   will   be
       allocated to the land, buildings and equipment.

       The   buildings  and  equipment  of  the  Partnership  are
       depreciated  using the straight-line method for  financial reporting purposes based on estimated useful lives  of  25 years and 5 years, respectively.
                                    18

(3)  Related Party Transactions -

     The Partnership owns a 40.0% interest in a TGI Friday's restaurant in Greensburg, Pennsylvania. The remaining interest in the property is owned by AEI Real Estate Fund XVII Limited Partnership, an affiliate of the Partnership.

     Each Partnership owns a separate, undivided interest in the property. No specific agreement or commitment exists between the Partnerships as to the management of their respective interests in the property, and the Partnership that holds more than a 50% interest does not control decisions over the other Partnership's interest. The financial statements reflect only this Partnership's percentage share of the property's land, building and equipment, liabilities, revenues and expenses.

        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(3)  Related Party Transactions - (Continued)

     AEI,  AFM  and  AEI  Securities, Inc.  (ASI)  (formerly  AEI
     Incorporated)   received  the  following  compensation   and
     reimbursements for costs and expenses from the Partnership:

                                    Total Incurred by the Partnership
                                   for the Year Ended December 31, 1997
                                    and for the Period From Inception
                                   (July 31, 1996) to December 31, 1996

                                                          1997       1996
a.AEI and AFM are reimbursed for all costs
  incurred in connection with managing the
  Partnership's   operations,  maintaining
  the Partnership's books and communicating
  the results of operations to the Limited
  Partners.                                           $ 137,699   $     165
                                                       ========    ========

b.AEI and AFM are reimbursed for all direct
  expenses they have paid on the Partnership's
  behalf to third parties.  These expenses included
  printing costs, legal and filing fees, direct
  administrative costs, outside audit and accounting
  costs, insurance and other property costs.          $     640   $     192
                                                       ========    ========

c.AEI is reimbursed for all property acquisition
  costs incurred by it in acquiring properties on
  behalf of the Partnership.  The amounts are net
  of financing and commitment fees and expense
  reimbursements received by the Partnership from
  the lessees in the amount of $11,414 for 1997.      $ 102,004   $       0
                                    19                 ========    ========
d.ASI was the underwriter of the Partnership offering.
  Robert P. Johnson is the sole stockholder of ASI,
  which is a member of the National Association of
  Securities Dealers, Inc.  ASI received, as
  underwriting commissions 8% for sale of certain
  subscription Units ($80 per unit sold, of which it
  re-allowed up to $80 per unit to other participating
  broker/dealers).  ASI also received a 2%
  non-accountable expense allowance for all Units
  it sold through broker/dealers.  These costs
  are treated as a reduction of partners' capital.   $ 765,600    $       0
                                                      ========     ========

        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(3)  Related Party Transactions - (Continued)

                                    Total Incurred by the Partnership
                                   for the Year Ended December 31, 1997
                                    and for the Period From Inception
                                   (July 31, 1996) to December 31, 1996

                                                          1997        1996

e.AEI is reimbursed for all costs incurred in
  connection with managing the Partnership's
  offering and organization.                          $ 153,495    $       0
                                                       ========     ========

f.AEI is reimbursed for all expenses it has paid
  on the Partnership's behalf relating to the
  offering and organization of the Partnership.
  These expenses included printing costs, legal
  and filing fees, direct administrative costs,
  underwriting costs and due diligence fees.          $ 229,305    $       0
                                                       ========     ========

     The  payable  to  AEI Fund Management, Inc.  represents  the balance due for the services described in 3a, b, c, e and f.
     This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.
                                    20

(4)  Investments in Real Estate -

     The Partnership leases its properties to various tenants through triple net leases, which are classified as operating leases. Under a triple net lease, the lessee is responsible for all real estate taxes, insurance, maintenance, repairs and operating expenses of the property. The initial Lease term is 15 years. The Lease contains renewal options which may extend the Lease term an additional 10 years. The Lease contains rent clauses which entitle the Partnership to receive additional rent in future years based on stated rent increases.

     The  Partnership's  property is a commercial,  single-tenant
     building  and was constructed and acquired in  1997.   There
     have been no costs capitalized as improvements subsequent to the acquisition.

        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(4)  Investments in Real Estate - (Continued)

     The   cost   of   the   property  and  related   accumulated
     depreciation at December 31, 1997 are as follows:

                                  Buildings and                Accumulated
Property               Land         Equipment       Total      Depreciation

TGI Friday's
 Greensburg, PA     $ 295,020      $ 373,124      $ 668,144     $     668

     On December 10, 1997, the Partnership purchased a 40.0% interest in a TGI Friday's restaurant in Greensburg, Pennsylvania for $668,144. The property is leased to Ohio Valley Bistros, Inc. under a Lease Agreement with a primary term of 15 years and annual rental payments of $67,650.

     The Partnership has incurred net costs of $102,004 relating to the review of potential property acquisitions. Of these costs, $8,144 have been capitalized and allocated to land, building and equipment. The remaining costs of $93,860 have been capitalized and will be allocated to properties acquired subsequent to December 31, 1997.

     The minimum future rentals on the Lease for years subsequent to December 31, 1997 are as follows:

                       1998          $    67,650
                       1999               68,414
                       2000               69,187
                       2001               69,969
                       2002               70,760
                       Thereafter        753,110
                                       ----------
                                     $ 1,099,090
                                       ==========

     There were no contingent rents recognized in 1997.


        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(5)  Major Tenants -

     The following schedule presents rent revenue from individual
     tenants,   or  affiliated  groups  of  tenants,   who   each
     contributed more than ten percent of the Partnership's total rent revenue for the year ended December 31:

                                                              1997
      Tenants                      Industry

     Ohio Valley Bistros, Inc.     Restaurant             $    4,001
                                                           ----------

     Aggregate rent revenue of major tenants              $    4,001
                                                           ==========

     Aggregate rent revenue of major tenants as
     a percentage of total rent revenue                         100%
                                                           ==========

(6)  Partners' Capital -

     Cash distributions of $5,331 were made to the General Partners and $172,361 were made to the Limited Partners for the year ended December 31, 1997. The Limited Partners' distributions represent $46.14 per Limited Partnership Unit outstanding using 3,736 weighted average Units in 1997. The distributions represent $-0- per Unit of Net Income and $46.14 per Unit of return of contributed capital in 1997.
                                    22

     Beginning in 1998, the Partnership may acquire Units from Limited Partners who have tendered their Units to the Partnership. Such Units may be acquired at a discount. The Partnership is not obligated to purchase in any year more than 5% of the number of Units outstanding at the beginning of the year. In no event shall the Partnership be obligated to purchase Units if, in the sole discretion of the Managing General Partner, such purchase would impair the capital or operation of the Partnership.


        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(7)  Income Taxes -

     The   following  is  a  reconciliation  of  net  income  for
     financial reporting purposes to income reported for federal income tax purposes for the years ended December 31:

                                                  1997             1996

     Net Loss for Financial
      Reporting Purposes                       $ (22,200)       $     (357)

     Depreciation for Tax Purposes
      Over Depreciation for Financial
      Reporting Purposes                            (388)                0

     Capitalized Start-Up Costs
      Under Section 195                          137,668               357

     Amortization of Start-Up and
      Organization Costs                            (167)                0
                                                ----------       ----------
           Taxable Income to Partners          $ 114,913        $        0
                                                ==========       ==========

                                    23

        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996

(7)  Income Taxes - (Continued)

     The  following is a reconciliation of Partners' capital  for financial  reporting purposes to Partners' capital  reported
     for   federal  income  tax  purposes  for  the  years  ended
     December 31:

                                                    1997            1996

     Partners' Capital for
      Financial Reporting Purposes              $ 6,308,347      $       643

     Depreciation for Tax Purposes
      Over Depreciation for Financial
      Reporting Purposes                               (388)               0

     Capitalized Start-Up Costs
      Under Section 195                             138,024              357

     Amortization of Start-Up and
      Organization Costs                               (167)               0

     Organization and Syndication Costs
      Treated as Reduction of Capital
      for Financial Reporting Purposes            1,148,400                0
                                                 -----------      -----------
           Partners' Capital for
              Tax Reporting Purposes            $ 7,594,216      $     1,000
                                                 ===========      ===========

(8)  Fair Value of Financial Instruments -

     The estimated fair values of the financial instruments, none of which are held for trading purposes, for the years ended
     December 31:

                                          1997                     1996
                                 Carrying      Fair       Carrying      Fair
                                  Amount       Value       Amount       Value

     Cash                      $       307  $       307   $     943  $     943
     Money Market Funds          5,808,485    5,808,485           0          0
                                -----------  -----------   ---------  ---------
          Total Cash and
            Cash Equivalents   $ 5,808,792  $ 5,808,792   $     943  $     943
                                ===========  ===========   =========  =========



                                    24

                  AEI INCOME & GROWTH FUND XXII

                      $24,000,000 (maximum)
                    Limited Partnership Units

Offered in 24,000 Units of $1,000 Each, Minimum Purchase: 2.5 Units
                            ($2,500);
2 Units ($2,000) for Qualified Retirement Plans, Including Individual
 Retirement Accounts and Keogh Plans (Higher in Certain States)

     AEI Income & Growth Fund XXII Limited Partnership (the "Fund"), a limited partnership organized under the laws of the State of Minnesota, hereby offers limited partnership interests ("Units") at a price of $1,000 per Unit. The Fund is organized to acquire, on a debt-free basis, free-standing, single tenant, triple-net leased commercial properties, to hold such properties for appreciation, and eventually to resell such properties at a profit. To facilitate the acquisition of properties upon completion, the Fund may make
advances   to   certain  sellers  of  properties  that   are   under
construction.

     The Fund's investment objectives are to acquire properties that offer investors the potential for (i) regular cash distributions of lease income; (ii) growth in lease income through rent escalation provisions; (iii) preservation of capital through "all-cash" transactions; (iv) capital growth through appreciation in the value of properties; and (v) stable property performance through long-term lease contracts. No assurance can be given that such objectives can be achieved. It will not be an objective of the Fund to shelter taxable income of investors that is derived from sources other than the Fund. The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

     There are significant risks associated with an investment in the Fund, including the following:

     Market and economic conditions which affect the value of the properties the Fund will purchase and the cash from rental income that such properties generate;

     The Federal Income Tax Consequences of an investment in the Fund;

     Conflicts of interest faced by the General Partners and their Affiliates, including conflicts arising out of significant compensation they may receive from the Fund;

     The  absence  of a public market for  the  Units  and
  substantial   restrictions   on   transfer   imposed   to    avoid
  classification as a publicly traded partnership for tax  purposes;
  and

     The lack of information regarding properties that may be acquired and the decrease in diversification of such properties if only the minimum $1,500,000 of proceeds are obtained.

     See "Risk Factors" for a detailed discussion of these and other risks associated with an investment in the Fund.
                                    25

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY  OR  ADEQUACY  OF THIS PROSPECTUS.   NEITHER  THE  ATTORNEY
GENERAL OF THE STATE OF NEW JERSEY, THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK
NOR  THE  SECURITIES  ADMINISTRATOR OF ANY  OTHER  JURISDICTION  HAS
PASSED   ON   OR   ENDORSED  THE  MERITS  OF  THIS  OFFERING.    ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  Price to      Selling Commissions       Proceeds to
                   Public    and Expense Reimbursement<F1>   Fund<F2>
Per Unit        $      1,000       $       100            $        900
Total Minimum      1,500,000           150,000               1,350,000
Total Maximum     24,000,000         2,400,000              21,600,000


         The date of this Prospectus is January 10, 1997

<F1>  The Units are being offered on a "best efforts" basis by AEI
      Incorporated (an Affiliate of the General Partners) as Dealer-Manager (the "Dealer-Manager") and by other participating members of the National Association of Securities Dealers, Inc. (the "Participating Dealers"). The Dealer-Manager will be paid commissions and non-accountable expenses equal to 10% of the gross proceeds from the sale of Units, all or a portion of which may be reallowed to Participating Dealers. The Fund may also reimburse the Dealer-Manager for the bona fide due diligence expenses actually incurred by Participating Dealers, not exceeding 1/2 of 1% of the gross offering proceeds. See "Plan of Distribution."
<F2>  Before deducting the due diligence expense allowance payable to the Dealer-Manager and expenses for federal and state registration fees, legal, accounting, printing and other costs reimbursable to the General Partners in connection with organizing the Fund and offering the Units, presently estimated to be $75,000 if 1,500 Units are sold and $960,000 if 24,000 Units are sold. After deducting such expenses, and unreimbursed acquisition expenses and working capital reserves, it is estimated that the Fund will have approximately $1,245,000 or 83% of the proceeds (minimum) and $20,160,000 or 83.5% of the proceeds (maximum) available for purchase of properties. See "Estimated Use of Proceeds."
                                    26

      The offering will terminate not later than one year after the date of this Prospectus; provided, however, that in those states that permit an extension, the offering may be extended to a date not later than two years from the date of this Prospectus. Subscription funds will be deposited in an interest-bearing escrow account with Fidelity Bank, Edina, Minnesota. If subscriptions for at least 1,500 Units have not been received by the termination date, no Units will be sold and all funds will be returned to subscribers with any interest actually earned thereon. After subscriptions for the minimum number of Units have been received, but prior to termination of the offering, the General Partners may release the escrowed proceeds and commence the business operations of the Fund. Upon admission to the Fund, each investor will receive his or her pro rata share of any interest earned on escrowed funds based on the date his or her subscription payment was deposited. A subscriber may not withdraw funds from escrow. See "Plan of Distribution."

        THE USE OF PROJECTIONS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS FUND IS A VIOLATION OF THE LAW. HOWEVER, SUCH PROHIBITION SHOULD NOT BE CONSTRUED TO PREVENT THE FUND FROM FILING SUPPLEMENTALLY ANY PRO-FORMA FINANCIAL STATEMENTS REQUIRED BY THE FEDERAL SECURITIES LAWS AND REGULATIONS THEREUNDER.

    NO PURCHASE OF UNITS BY AN INVESTOR MAY BE COMPLETED UNTIL AT
LEAST FIVE BUSINESS DAYS AFTER SUCH INVESTOR HAS RECEIVED A COPY OF THIS PROSPECTUS.

                     SUMMARY OF THE OFFERING

    The following summary highlights certain important information and is not intended to be comprehensive, but should be read in conjunction with the more detailed information set forth in this Prospectus and its Exhibits. See Article II of the Limited Partnership Agreement (attached to this Prospectus as Exhibit A) for definitions of key terms used in this Prospectus.

    The Fund. AEI Income & Growth Fund XXII Limited Partnership (the "Fund") was organized in July 1996 as a Minnesota limited partnership. Upon receipt of subscription proceeds of $1,500,000 the restated limited partnership agreement attached hereto as Exhibit A (the "Partnership Agreement") will be executed by the General Partners for themselves and as attorneys-in-fact for all Limited Partners. The business and affairs of the Fund, including the selection, acquisition and supervision of the operation of properties, will be managed and controlled by the General Partners.

    General Partners. The General Partners of the Fund are Robert P. Johnson and AEI Fund Management XXI, Inc., a Minnesota corporation wholly owned by Robert P. Johnson. AEI Fund Management XXI, Inc. will serve as the Managing General Partner. The principal office of the Managing General Partner is 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101 and its
telephone  number  is (612) 227-7333 (toll free 800-328-3519).   See
"General Partners."
                                    27

     Limited Partners and Minimum Investment. Limited partnership interests in the Fund are being offered in units of $1,000 (the "Units"). An individual, partnership, corporation, trust, association or other legal entity may, subject to acceptance by the General Partners, purchase two and one-half ($2,500) or more Units. An Individual Retirement Account, Keogh Plan or other Qualified Plan may, subject to acceptance by the General Partners, purchase two ($2,000) or more Units unless applicable state law requires a larger purchase. See Exhibit C. Investors may purchase any dollar amount above the minimum investment.

    Offering Period and Escrow. The offering period will commence on the date of this Prospectus and terminate on or before one year after the date of this Prospectus; subject to extension to up to two years from the date of this Prospectus in those states permitting such an extension. Subscription funds will be deposited in an escrow account pending termination of the offering or formation of the Fund. If subscriptions for at least 1,500 Units have not been received by one year after the date of this Prospectus, no Units will be sold and all funds will be returned to subscribers with any interest actually earned thereon. Upon admission to the Fund, each investor will be paid such investor's pro rata share of any interest earned on escrowed funds based on the date his or her subscription payment was deposited.

    Fund's Business. The business of the Fund will be to acquire, on a debt-free basis, free-standing, single tenant, commercial properties, that are leased to tenants under "triple net" leases (leases that require the tenant to pay for all real estate taxes, insurance, maintenance, repairs and operating expenses), to generate rental income from such properties, to sell such properties from time to time, and to reinvest the proceeds in additional net leased properties. The General Partners expect that most of the properties purchased by the Fund will be single use properties and that many of such properties will be leased to tenants in the restaurant or retail industry, although the Fund may acquire commercial properties leased to tenants in other industries. To facilitate the acquisition of properties upon completion, the Fund may make advances to certain sellers of properties that are under construction.

     Risks. An investment in the Fund involves a number of risks, including risks related to (i) market and economic conditions which effect the value of the Fund's properties, (ii) the tax consequences of an investment in the Fund, (iii) certain conflicts of interest that may be faced by the General Partners, (iv) the absence of a public market for the Units and restrictions on transfer, and (v) the lack of information regarding the properties that may be purchased. See "Risk Factors."

                                    28

    Fund Termination. Although the Partnership Agreement provides that the existence of the Fund may continue until December 31, 2046, it is likely that the Fund will be earlier dissolved and liquidated upon the sale of all of its properties. The General Partners intend to liquidate the Fund twelve to fifteen years after formation, depending upon the then current real estate and money markets, the economic climate and the income tax consequences to investors. If the Fund were to finance the sale of some of its properties, the Fund would continue to exist beyond such period until all such financing is collected or otherwise converted to cash. There can be no guarantee that the properties can be sold on terms favorable to the Fund and its Partners.

     Share of Net Cash Flow. Net Cash Flow from operations, if any, with respect to each fiscal year will be distributed 97% to the Limited Partners and 3% to the General Partners. Net Cash Flow relating to the offering period will be distributed based on the number of days each Unit is outstanding.

    Share of Net Proceeds of Sale of Properties. Any distributed Net Proceeds of Sale, after provision for debts, reserves and operating expenses, will be distributed 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received an amount equal to their Adjusted Capital Contributions, plus a 9% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 9% return has not been previously distributed. Any remaining Net Proceeds of Sale will be distributed 90% to the Limited Partners and 10% to the General Partners. See "Cash Distributions and Tax Allocations."

    Reinvestment of Net Proceeds of Sale. The Partnership will retain the right to reinvest Net Proceeds of Sale, after distribution to
Limited  Partners  of  sufficient  proceeds  to  cover  income   tax
liability (at a rate for all partners of seven percent above the individual capital gains rate), in additional triple net lease properties meeting the Fund's acquisition guidelines. The General Partners intend that the Partnership will sell properties from time to time when conditions are favorable, distribute the majority of the net gain from such sales, and reinvest the remaining Net
Proceeds  of  Sale in additional triple net lease  properties.   The
frequency of such sales and reinvestment will depend on the performance of each individual property and market conditions and will depend, in part, on the economic benefits of continued
ownership.   See "Investment Objectives and Policies."

    Distribution Reinvestments. Limited Partners may, by indicating in the subscription agreement their desire to do so, cause Net Cash Flow from operations of the Fund to be automatically reinvested in additional Units of the Fund during the offering period pursuant to this Prospectus (which will not, in any event exceed two years from the date hereof). Thereafter, Limited Partners may direct the Managing General Partner to reinvest distributions from the Fund in subsequent limited partnerships sponsored by the General Partners or their Affiliates, provided such purchases comply with applicable federal and state securities requirements and such Limited Partners purchase the minimum amount of limited partnership interests in the subsequent limited partnership. See "Summary of Restated Partnership Agreement--Distribution Reinvestment Plan."
                                    29

    Limited Right to Present Units. An investment in the Units is a long-term investment and it is very unlikely that there will be a trading market for the Units. Under certain conditions, however, and in the discretion of the General Partners, commencing in 1998 and continuing in each year thereafter, the Fund may, upon request by Limited Partners, repurchase up to five percent of the outstanding Units at prices equal to a discount from the net value of the Fund's assets (as determined by the Managing General Partner). See "Summary of Limited Partnership Agreement--Repurchase of Units."

    Fund's Objectives. The Fund's objectives are to acquire properties that offer investors the potential for: (i) regular cash distributions of lease income; (ii) growth in lease income through rent escalation provisions; (iii) preservation of capital through "all-cash" transactions; (iv) capital growth through appreciation in the value of properties; and (v) stable property performance through long-term lease contracts. No assurances can be given that these objectives can be achieved. It is not an objective of the Fund to shelter taxable income from sources other than the Fund. The General Partners currently estimate that cash distributions from rents will begin in 1997, assuming offering proceeds are available and invested in properties during 1997.

    Fund Properties. As of the date of this Prospectus, the Fund did not own any property. This Prospectus will be supplemented whenever a reasonable probability arises during the course of the offering that the Fund will invest in any specific property. The Fund may not acquire any property in which the General Partners or their Affiliates, other than an affiliated partnership that has investment objectives and management compensation substantially identical to the Fund, have any direct or indirect interest.

     No Leverage. The Fund's properties will be purchased with the proceeds of this offering without any indebtedness. The Fund will not finance properties in the future to obtain proceeds for new property acquisitions. If it is required to do so, the Fund may incur short-term indebtedness, which may be secured by a portion of the Fund's properties, to finance the day-to-day cash flow requirements of the Fund (including cash flow necessary to repurchase Units). The amount of borrowings that may be secured by the Fund's properties is limited in the aggregate to 10% of the purchase price of all Fund properties. The Fund will not incur borrowings prior to application of the proceeds from sale of the Units, will not incur borrowings to pay distributions, and will not incur borrowings while there is cash available for distributions. Because no financing is currently anticipated, it is not expected that the Fund will produce unrelated business taxable income ("UBTI") under the Internal Revenue Code. See "Income Tax Aspects-- Personal Tax Consequences--Investment by Qualified Plans."

                                    30

  Tax Consequences. The General Partners are relying upon an opinion of counsel regarding the taxability of the Fund as a partnership rather than as an association taxable as a corporation and have not requested a ruling from the Internal Revenue Service regarding such issue or any other tax aspect associated with an investment in the Fund. Prospective investors are urged to carefully review "Risks and Other Important Factors--Federal Income Tax Risks" and "Income Tax Aspects" with their tax advisor.

     Compensation of General Partners and Affiliates. The General Partners will be reimbursed, subject to limitations in the Partnership Agreement, for direct costs incurred by them and their Affiliates in connection with (i) the organization of the Fund and this offering ("Organization and Offering Expenses"), (ii) the acquisition of properties ("Acquisition Expenses"), (iii) the disposition of properties, and (iv) the administration of the Partnership, management of properties, leasing and releasing of properties, and eventually dissolution of the Partnership and liquidation of its assets (collectively, "Administrative Expenses"). Organization and Offering Expenses and Acquisition Expenses (which are together called "Front-End Fees") may not exceed 20% of gross offering proceeds. Administrative Expenses are reimbursed at Cost, which includes an allocable portion of the General Partner's overhead expenses and expenses of controlling persons. The aggregate amount of Organization and Offering Expenses, Acquisition Expenses, sales expenses, overhead expenses and controlling person expenses reimbursed to the General Partners may not exceed (i) a Front-End Fee equal to 20% of gross offering proceeds, (ii) property management fees of up to 5% (for commercial properties) of net cash flow, (iii) sales commissions of up to 3% of the sales price of properties, and (iv) the difference between 10% of cash flow and the cash flow actually paid to the General Partners. Part of the Organization and Offering Expenses paid consists selling commissions and nonaccountable expense reimbursements of 10% of the proceeds of the Units paid to AEI Incorporated, an Affiliate of the General Partners, a substantial majority of which will be reallowed to Participating Dealers. See "Compensation to General Partners and Affiliates."
                         WHO MAY INVEST

  Subscriptions for Units will be accepted only from those persons who represent in writing that they have either (i) a net worth (exclusive of homes, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000 or (ii) irrespective of annual gross income, a net worth of at least $150,000 (determined with the same exclusions). The minimum investment required of each investor, except Individual Retirement Accounts, Keogh Plans or other Qualified Plans, is two and one-half Units ($2,500) (subject to the requirements of certain states--see Exhibit C). The minimum investment for Individual Retirement Accounts, Keogh Plans and other Qualified Plans is two Units ($2,000) (subject to the requirements of certain states-- see Exhibit C), provided that the person who established the account or plan meets the foregoing standards. An investment in the Fund will not create an Individual Retirement Account or Keogh Plan or other Qualified Plan for any investor; in order to create such a plan, an investor must engage a qualified trustee or custodian, comply with all applicable provisions of the Internal Revenue Code, and decide whether an investment in the Fund is suitable for such plan.
                                    31

 Further, the General Partners and the Dealers are required to make every reasonable effort to determine that the purchase of Units is an appropriate investment for investors. In addition to the net worth and income standards set forth above, such efforts must be designed to ascertain whether the investor can reasonably benefit from an investment in then Units based on the investor's investment objectives, whether the investor can bear the risk of the investment based on his or her investment situation, and whether the investor has an apparent understanding of the risks of the investment, the lack of liquidity of the Units, the restrictions on transferability of Units, the background and qualifications of the General Partners, and the tax consequences of the investment.

 ADDITIONAL REQUIREMENTS APPLICABLE TO RESIDENTS OF CERTAIN STATES ARE SET FORTH IN EXHIBIT C ATTACHED HERETO. For the form of written representation required of persons investing in Units, see the Subscription Agreement attached as Exhibit D to this Prospectus.

 Investors seeking to transfer their Units after their initial investment may be subject to the securities laws of the state in which the transfer is to take place, including the imposition of "suitability standards" of the type described above.

  Trustees and custodians of Qualified Plans should consider, among other things, (i) whether an investment in the Fund satisfies the diversification requirements of Section 404(a) of the Employee Retirement Income Security Act of 1974, and (ii) whethe r the investment is prudent under such Section 404(a), considering the nature of an investment in, and the compensation structure of, the Fund and the potential lack of liquidity of the Units. The prudence of a particular investment must be determined by the responsible fiduciary taking into account all the facts and circumstances of the tax-qualified retirement plan and of the investment. See "Income Tax Aspects--Personal Tax Consequences--Investment by Qualified Plans."

                          RISK FACTORS

  The purchase of the Units offered hereby involves various risks. In addition to the factors set forth elsewhere herein, prospective purchasers should carefully consider the following:

                                    32

General Risks

   Purchase of Unspecified Properties. Although the proceeds of this offering will be used to acquire non-residential commercial properties (including single-tenant properties in the restaurant and retail industry) that are subject to long-term triple net leases, no properties have been identified for acquisition. This Prospectus will be appropriately supplemented whenever a reasonable probability arises that the Fund will invest in any other property. Investors will not have an opportunity to evaluate the relevant economic, financial and other factors regarding the properties in which the proceeds of this offering will be invested. Investors must rely upon the ability of the General Partners with respect to the investment of the proceeds of this offering and management of the properties. No assurance can be given that the Fund will be successful in obtaining suitable investments or that the objectives of the Fund will be achieved. In addition, to the extent that there is a significant delay between the time Units are purchased and the time the offering proceeds are invested in properties, there may be a corresponding delay in the receipt by an investor of the benefits, if any, of an investment in the Units.

  Size of Fund. The Fund will be capitalized with contributions of not less than $1,500,000 and not more than $24,000,000. The profitability of the Fund could be affected by the amount of funds at its disposal. If only the minimum proceeds are obtained, the Fund will be less able to achieve a diversification of properties and the percentage of the gross offering proceeds applied to organizational and offering costs may be higher. Further, although the General Partners intend to diversify the Fund's investment in properties to the extent possible, they are under no obligation to do so and proceeds from this offering may, in the sole discretion of the General Partner, be invested in a single property. See "Estimated Use of Proceeds" and "Plan of Distribution." PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $2,400,000, you are cautioned to carefully evaluate the Fund's ability to fully accomplish its stated objectives and to inquire as to the current amount of Fund subscriptions.

  No History of Operations. The Fund has only recently been formed and has no history of operations.

  Conflicts of Interest.The General Partners and their Affiliates will provide substantially all of the management services to the Fund and will also have an interest in the Fund. In addition, the General Partners manage a number of other funds engaged in investment in net leased real estate, some of which may purchase joint interests in the properties the Fund acquires. The Dealer-Manager is also an Affiliate of the General Partners and the Fund is not represented by separate counsel. The organization and operation of the Fund involves various conflicts of interest for the General Partners. See "Conflicts of Interest."

   Reliance On Management. Except for certain voting rights afforded Limited Partners by the Limited Partnership Agreement, the Limited Partners have no control over the management of the Fund or its properties, but must rely almost exclusively upon the General Partners. See "Summary of Limited Partnership Agreement."

                                    33

  Financial Position of General Partners. AEI Fund Management XXI, Inc., the Managing General Partner, was formed in 1994 to serve as general partner of AEI Income and Growth Fund XXI Limited Partnership, an affiliated limited partnership with substantially the same structure and investment objectives as the Fund. The Managing General Partner does not have substantial net worth. The Individual General Partner, Robert P. Johnson, who represents that he has a net worth in excess of $2,400,000, has been involved as a general partner in public and private net lease real estate funds and energy funds for more than twenty years. Mr. Johnson could become subject to claims of creditors for liabilities unrelated to the Fund's business in an amount that could adversely affect the Fund. A substantial portion of the assets of the Individual General Partner consist of illiquid investments that were valued using valuation formulae established by, and which are believed reasonable by, the Individual General Partner. There can be no assurance that such assets could be sold at their estimated value.

  Death or Withdrawal of General Partners. In the event of the death, removal, bankruptcy or withdrawal of both of the General Partners, the Fund will be dissolved. While the Limited Partners may elect, under such circumstances, to continue the Fund and its business with a new general partner, the Limited Partners may not be able to find, or agree upon, a person willing to act as general partner. In such event, the Fund would be liquidated. Sale of properties under such circumstances might not produce an advantageous price and the investors might suffer adverse tax and economic consequences. The Fund will not have the benefit of insurance on the life of the Individual General Partner.

   Indemnification of General Partners. Under the Limited Partnership Agreement, the General Partners are not liable to the Fund or to the Limited Partners for any act or omission that they determine in good faith is in the best interest of the Fund, except for acts of negligence or misconduct, and under certain circumstances the General Partners will be entitled to indemnification from the Fund for certain losses. See "General Partners--Fiduciary Responsibility."

  Not a Real Estate Investment Trust or Investment Company. The Fund is not a mutual fund or a real estate investment trust and it will not operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940. The management and the investment practices and policies of the Fund are not supervised or regulated by any federal or state authority.

   Representation by Attorneys and Accountants. The Fund, its Limited Partners and the General Partners are not represented by separate counsel. See "Conflicts of Interest--Lack of Separate Representation." The legal counsel and accountants for the Fund have not been retained, and will not be available, to provide legal counseling or tax advice to investors. Therefore, prospective investors should retain their own legal and tax advisors.

                                    34

  No Market for Units/Restrictions on Transfer. It is anticipated that no public market for the Units will develop. Consequently, holders of Units may not be able to liquidate their investment in the event of a financial emergency or for any other reason, and Units may not be readily accepted as collateral for a loan. In addition, under section
9.1 of the Partnership Agreement, Units may not be assigned without notice to and approval by the Managing General Partner. Although such approval is required when the assignment or transfer is not in violation of the Partnership Agreement, the Partnership Agreement places substantial restrictions on the form and number of transfers that may be made in order to retain the treatment of the Fund as a partnership for income tax purposes under Internal Revenue Service definitions of "Publicly Traded Partnerships." See "Income Tax Aspects-Publicly Traded Partnerships." Further, the transfer of a Unit may result in adverse tax consequences for the transferor. See "Income Tax Aspects--Sale of Units."

  Limited Liability. Although investors will be limited partners in a limited partnership, certain events under the Uniform Limited Partnership Act can result in general liability being imposed upon them. For example, if a Limited Partner takes part in control of the business of the Fund, he or she may become liable as a general partner. Also, it is possible that a failure on the part of the Fund to file certain documents in some jurisdictions in which it operates may jeopardize their limited liability. Under the Minnesota Revised Uniform Limited Partnership Act, however, an investor generally will be liable to a Fund or its creditors only for any difference between such investor's contributions to the capital of the Fund and the amount of such contribution the investor has committed in writing to make, for amounts or property wrongfully distributed to such investor by the Fund, and for any return of such investor's contributions to the capital of the Fund, plus interest, to the extent that a creditor extended credit or had a claim against the Fund prior to such return.

  Repurchase of Units. The Partnership Agreement provides that Partners may tender Units to the Fund for repurchase by it commencing in 1998. In 1998 and 1999, the repurchase price will be equal to 80% of the
Limited  Partner's  Adjusted  Capital  Contribution.   In  each   year
thereafter  the  repurchase price will be calculated  by  the  General
Partners  twice a year based on the value of the Fund's  assets.   See
"Summary of Limited Partnership Agreement--Repurchase of Units." The Fund is not required, however, to repurchase Units in excess of five percent of the Units outstanding in any year and is not required to repurchase Units if such repurchase would impair the Fund's ability to continue operations. The repurchase price for any Units must be paid out of either (i) Fund revenues otherwise distributable to Limited Partners or (ii) Fund borrowings. Accordingly, to the extent that the Fund repurchases Units, distributions to remaining Limited Partners may initially be reduced. Moreover, there may be circumstances under which Fund revenues and borrowings will be insufficient to fully fund such repurchases.

                                    35

  Distribution Reinvestment Plan. All purchases of Units in the Fund's Distribution Reinvestment Plan will be made at a price of $1,000 per Unit (the initial public offering price). There can be no assurances that such price does, or will throughout the life of the Fund and such Plan, reflect the fair market value of the Units. To the extent the Fund performs well and the value of its property appreciates, such price may represent a bargain purchase price to Participants in the Plan and may cause dilution in the appreciation in value of Units of investors who are not Participants in the Plan. Conversely, to the extent the Fund performs poorly and the value of its properties decline, such price may be in excess of the fair value of a Unit and may benefit investors not participating in the Plan by diluting the decline in value of their Units. Although Participants in the Plan may withdraw at any time upon thirty days notice, the Fund will not appraise properties prior to each reinvestment and there can be no assurances that information regarding the Fund adequate to evaluate the value of a Unit will be received far enough in advance of any reinvestment to make a decision to participate or withdraw. Further, the Fund will pay commissions to brokers engaged by investors on reinvestments unless it has otherwise been advised by a Participant in writing.

  Distributions of Capital. During the offering and acquisition phase of the Fund's operations,the General Partners intend to distribute all interest income earned on proceeds that are temporarily invested. To the extent that net operating revenues are not sufficient to fund all such distributions, they may constitute a return of capital.

  Temporarily Invested Proceeds. Pending investment in properties, the offering proceeds will be invested in short-term government securities or in insured deposits with a financial institution and will earn interest at short-term deposit rates. The amount invested in insured accounts may periodically exceed insurance limits and there can be no assurance that the Partnership would recover the full amount of the account if the financial institution in which they are deposited were placed in receivership. No such funds, however, will be invested in the accounts of an institution with less than $100 million in assets or capital of less than seven percent of assets.

Risks Involved in Real Estate Transactions

   Risks of Real Estate Ownership. The Fund's investment in non-residential commercial properties will be subject to the risks generally incident to the ownership of real property, including risks related to national economic conditions, changes in the investment climate for real estate, changes in local market conditions, changes in interest rates, changes in real estate tax rates, other operating expenses, governmental rules and fiscal policies, uninsured losses, the financial condition of tenants, and other factors beyond the control of the General Partners. The Fund's properties are subject to the risk of the inability to retain tenants or of the default by tenants (and the inability to lease properties to new tenants thereafter), which could result from adverse changes in local real estate markets or other factors. The General Partners believe that because the Fund will be investing in triple net lease properties on an all-cash basis, some of the general risks associated with investments in real property will be reduced.

                                    36

   No Assurance of Property Appreciation or Fund Profits. There is no assurance that the properties to be acquired by the Fund will operate at a profit, will appreciate in value, or will be sold at a profit. The marketability and value of each property will depend upon many factors beyond the control of the General Partners. Since investments in real property are generally illiquid, there is no assurance that there will be a market for any property.

  Adequacy of Reserves. Because the Fund's properties will be subject to triple net leases, the General Partners will utilize only a relatively small portion of the gross proceeds of this offering for the Fund's working capital reserve. There can be no assurance that adequate reserves will be available.

  Tenant Default. The financial failure of a tenant of the Fund may cause a reduction in the Net Cash Flow of the Fund and a decline in the value of the property leased to such tenant. In the event of such default, there is no assurance that the Fund would be able to find a new tenant for the property at the same rental, or to sell the property without incurring a loss. Like most entities that invest in real estate, prior funds sponsored by Affiliates of the General Partners have purchased properties that have been leased to tenants who have defaulted on lease obligations. In the event of the bankruptcy of a tenant, there can be no assurance that the Fund could rapidly recover leased property from a trustee in bankruptcy proceedings or that the Fund would receive rent in such proceedings sufficient to cover its expenses, if any, with respect to such property. Bankruptcies have caused several months' interruption in rental payments from lessees of properties in some prior partnerships. See "Prior Performance."

  Net Leases. Net leases frequently give the tenant greater discretion in the use of the property than do ordinary property leases (e.g., with respect to rights to sublease, to make alterations in the leased premises and to terminate the lease in certain circumstances). Although the value of such properties might be adversely affected by the failure of tenants to renew such leases, the General Partners will attempt to reduce this risk by entering into long-term leases of 10 or more years.

  Single Use Properties.The properties which the Fund purchases may be designed or built primarily for a particular tenant such as a specific restaurant franchisee. If the Fund holds such a property upon termination of the lease and the tenant elects not to renew its lease, or if such a tenant otherwise defaults on its lease obligations, the property may not be readily marketable to a new tenant without substantial capital improvements or remodeling. Such improvements might require expenditure of funds otherwise available for distribution or the sale of the property at a lower price.

                                    37

  The Restaurant and Retail Industry. It is anticipated that many of the properties to be acquired will be leased to operators in the
restaurant  industry  or  in  the  retail  industry.   Both  of  these
industries are highly competitive and can be affected by factors such as changes in regional or local economies, seasonality and changes in consumer preference. Although the General Partners will attempt to limit these risks by emphasizing acquisition of properties for cash that are leased to established national and regional companies (see "Properties"), there can be no assurance that a downturn affecting such industries would not have an adverse effect on the Fund.

   Construction Lending. The Fund intends to advance funds to certain seller/lessees prior to acquisition to assist in financing the construction of such properties. At no time will outstanding construction loans exceed 30% of offering proceeds. Although all of such advances will be secured by the property and all improvements thereon, and although none of the ten public funds previously sponsored by the General Partners have ever experienced a default on a construction loan, construction lending is subject to a number of risks. Risks incurred by owners during construction, including cost overruns, nonperforming contractors, changes in construction codes and changes in cost, can cause financial difficulty and increase the likelihood of default on a construction loan. If a borrower defaults on an advance during construction, the Fund's primary recourse is to foreclose on the property. Such foreclosure is normally subject to a period of redemption, depending upon the applicable laws of the jurisdiction in which the property is located, of up to one year during which time the Fund would not be able to dispose of the property and during which time the property would not produce income. In addition, if the Fund acquired title to a property through foreclosure, there can be no assurance that the property could be resold at a price equal to the principal amount of the loan. If, as is likely, the property were only partially complete at the time of foreclosure, the Fund might be required to expend capital to complete the property to enhance its sale. Although in many cases it is anticipated that the Fund may have recourse against an individual guarantor in the event of a default, there can be no assurances that the ability of the guarantor to satisfy the default would not be impaired by the same financial circumstances that caused the default.

  Sale of Properties and Reinvestment of Proceeds.The General Partners may, from time to time, sell properties and reinvest the proceeds therefrom in additional net lease properties. Limited Partners will not have the right to receive cash upon sale of the properties other than cash representing a majority of the gain, and must rely on the ability of the General Partners to find appropriate properties in which to reinvest such proceeds. Upon the final sale of all Fund properties, if the Fund provides financing to purchasers, the liquidation of the Fund could be delayed until such financing is fully collected.

  Uninsured Losses.The General Partners will arrange for comprehensive insurance coverage on the properties. However, certain types of losses (generally of a catastrophic nature) may be either uninsurable or not economically insurable. Should such a disaster occur, the Fund could suffer a complete loss of capital invested in, and any profits expected from, the affected properties.

                                    38

Federal Income Tax Risks

  Audits. A ruling from the Internal Revenue Service (the "Service") has not been obtained with respect to any tax aspect of an investment in the Fund. Availability of certain tax consequences intended to be realized by Limited Partners may be challenged upon audit by the Service. See "Income Tax Aspects--Fund Tax Audits, Returns and Penalties." Any adjustment resulting from an audit by the Service also could result in adjustments to the tax returns of the Limited Partners and may lead to an examination of other items unrelated to the Fund or an examination of prior tax returns. Moreover, Limited Partners could incur substantial legal and accounting costs in connection with any challenge by the Service of the position taken by the Fund on its tax returns regardless of the outcome of such a challenge.

  Partnership Status. The General Partners have not requested, and do not intend to request, a ruling from the Service as to whether the Fund will be taxed as a partnership rather than as an association taxable as a corporation. In the absence of such a ruling, there will be no assurance from the Service that it will not challenge the Fund's
position that it is not an association taxable as a corporation.   The
Fund has received the opinion of Dorsey & Whitney LLP, counsel for the Fund, that pursuant to current Treasury Regulations, which Regulations they believe to be controlling, and based upon certain representations of the General Partners, the Fund will be treated as a partnership for federal income tax purposes and will not be treated as an association taxable as a corporation. Such opinion is not binding upon the Service and the treatment of the Fund as a partnership for federal income tax purposes may be altered by subsequent events, including substantial trading of Units.

   In the event the Fund is treated for tax purposes as an association taxable as a corporation rather than as a partnership, net losses of the Fund (including depreciation on real property and taxes and other operating expenses paid by the Fund) would be reflected only on the Fund's tax return and would not be deductible on the tax returns of the Limited Partners. In addition, in such event, net income of the Fund, including gain on sale of properties, would be taxable to the Fund and then taxable again to Limited Partners upon distribution to them (in most cases). See "Income Tax Aspects--Partnership Status."

                                    39

  Fund Allocations.  The Partnership   Agreement   allocates  to  each
Partner his or her distributive share of Fund tax items. Whether such allocations will be respected for federal income tax purposes is governed by Section 704(b) of the Code and regulations promulgated
thereunder.   Section704(b) generally requires that  Fund  allocations
must have substantial economic effect. The allocations contained in the Partnership Agreement appear to satisfy the requirements of regulations under Section 704(b) as to allocations that do not cause or increase a deficit balance in a Partner's capital account. Counsel for the Fund has concluded, therefore, as of the date of this Prospectus, that it is more likely than not that the allocations under the Partnership Agreement will be recognized for federal income tax purposes under Section 704(b) of the Code so long as such conditions are satisfied.Compliance with the regulations depends,in certain cases, on the individual tax situations of the Partners, and counsel's opinion does not extend to such situations. See "Income Tax Aspects--
Fund Allocations."

   New Tax Legislation--Changes in Federal Tax Laws, Regulations and Interpretations Thereof. Investors should not rely unduly on the prospect that tax consequences provided by existing law will continue to be afforded or that changes in the interpretation of applicable income tax laws will not be made by administrative or judicial action that will adversely affect the tax consequences of an investment in the Fund. Tax benefits of an investment in the Fund could be reduced or tax liabilities could be incurred by reason of changes in the tax law. Any legislative, administrative or judicial changes may or may not be retroactive with respect to transactions entered into prior to the effective date of such changes.

  Fund Income. For any year in which the Fund has taxable net income or any gain on sale of properties, individual Partners will be required to report their allocable share of such income or gain, whether or not net cash in a corresponding amount is distributed to them, on their federal and state tax returns and will be liable for the payment of
taxes  thereon.   Such taxes could be greater than cash  distributions
received by a Partner from the Fund for the year, particularly in years in which the Fund sells properties and reinvests the proceeds therefrom or uses distributable Net Cash Flow to repurchase Units. Partners participating in a Distribution Reinvestment Plan will be required to report the net income from the fund that might otherwise have been covered by distributions that are reinvested even though they will not receive any cash from such distributions.

  Tax Liability Upon Sale or Disposition of Property or Units. A sale or other disposition of a property or a disposition of Units by a Limited Partner may result in substantial tax liability to such Limited Partner. Furthermore, under certain circumstances, the taxes payable by a Limited Partner resulting from the sale of a property or from the disposition of Units by such Limited Partner could exceed the cash available to such Limited Partner from such sale or the proceeds from such disposition of Units.

                                    40

                         CAPITALIZATION

   The capitalization of the Fund after the issuance and sale of the minimum of 1,500 Units and the maximum of 24,000 Units is as follows:

                                 After Sale of           After Sale of
                                  1,500 Units             24,000 Units
Title  of Class                     Minimum               (Maximum)<F1>

General Partners' Capital <F2>    $     1,000            $      1,000
Limited Partners' Capital           1,500,000              24,000,000
Less Organization and Offering
  Expenses <F3>                      (225,000)             (3,360,000)
Total Limited Partners' Equity   $  1,275,000            $ 20,640,000


<F1>  There can be no assurance that the maximum proceeds will be obtained.

<F2>  The General Partners have contributed an aggregate of $1,000 to the
      Fund. In the event the General Partners have negative balances in their capital accounts after dissolution and winding up of, or their withdrawal from, the Fund, the General Partners will contribute to the Fund an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) an amount equal to 1% of the sum of the Limited Partners' capital contributions and the capital contributions required to be made by the General Partners pursuant to this provision.

<F3>  Includes (i) selling commissions and nonaccountable expense allowances equal to 10% and due diligence expenses reimbursements of up to 1/2 of 1% or offering proceeds payable to the Dealer-Manager, (ii) federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid by the General Partners to non-affiliates, and (iii) expenses of the General Partners and Affiliates, at Cost (as defined in the Partnership Agreement), in organizing the Fund and arranging for the sale of Units.

                                    41

                    ESTIMATED USE OF PROCEEDS

   The following table sets forth information concerning the
estimated use of proceeds from the sale of Units. All proceeds of the offering will be held by the Fund for the benefit of investors to be used in substantially the manner set forth below. Certain of the figures set forth below cannot be precisely calculated at the present time and could vary materially from the amounts shown.

                                      Minimum                 Maximum
                                   (1,500 Units)           (24,000 Units)
                                    Dollars    Percent     Dollars     Percent

Gross Offering Proceeds <F1>     $ 1,500,000    100.0%   $24,000,000    100.0%
Less Organization and
 Offering Expenses:
   Selling Commissions and
    Nonaccountable Expenses <F2>     150,000     10.0%     2,400,000     10.0%
   Other Organization and
    Offering Expenses <F3>            75,000      5.0%       960,000      4.0%
Amount Available for
   Investment (net proceeds)     $ 1,275,000     85.0%   $20,640,000     86.0%
Acquisition Expenses <F4>             60,000      4.0%       720,000      3.0%
Working Capital Reserve               15,000      1.0%       240,000      1.0%
Cash Available for Purchase
   of Properties<F4>             $ 1,200,000     80.0%   $19,680,000     82.0%

<F1> Such amounts exclude the aggregate of $1,000 contributed by the
     General Partners.
<F2> The  Dealer-Manager will  be  paid  selling commissions and nonaccountable expenses totaling 10% and may reallow a portion of such commissions and expenses to Participating Dealers that are members of the National Association of Securities Dealers,Inc.
<F3> Includes a 1/2 of 1% due diligence  expense allowance payable
     to  the  Dealer-Manager  and  federal  and   state securities
     registration  fees, fees of  counsel,  accountant's  fees, printing expenses, and other out-of-pocket expenses paid by the General Partners to non-affiliates as well as expenses of the General Partners and Affiliates, at Cost (as defined in the Partnership Agreement), in organizing the Fund and arranging for the sale of Units. The sum of selling commissions and such other Organization and Offering Expenses may not, in any event, exceed 15% of the gross offering proceeds. To the extent they exceed such amount, Organization and Offering Expenses will be borne by the General Partners.
<F4> Most properties that the Fund will acquire are newly constructed properties purchased at construction  cost,  which cost includes most of the incidental expenses incurred in acquiring a property, all of which are reflected in the table as Acquisition Expenses.
     The Fund charges most sellers a funding fee  for  accepted proposals and a loan fee for proposals on which construction advance are made to cover most of these expenses. The General Partners estimate that all but approximately $15,000 (minimum) and $240,000 (maximum) of the Acquisition Expenses will be covered by fees charged by the Partnership to such third party sellers and that the actual
     amount   invested  in  properties  will  be  approximately  $1,245,000
     (minimum) and $20,160,000 (maximum). No Acquisition Fees will be paid to the General Partners or their Affiliates.

                                    42

The amount available for investment in properties will not, in any event, be less than 80% of gross offering proceeds. The proceeds of the offering will be held in trust by the Fund for the benefit of the purchasers of Units to be used only for the purposes set forth above.


               INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

      The Fund intends to acquire on a debt-free basis, free-standing, single tenant, triple-net leased commercial properties located throughout the United States. The Fund may also sell such properties and purchase other commercial properties from time to time when, in the discretion of the General Partners, conditions are favorable to do so.

     The General Partners expect that many of these properties will be leased to companies in the restaurant industry or the retail industry, although properties in other industries may be acquired. See "Properties." It is expected that such properties will be leased to single entities rather than multiple tenants and that most will be acquired in sale-leaseback transactions. If the minimum 1,500 Units are sold, the General Partners anticipate that the Fund will acquire
two  properties.   If the maximum 24,000 Units are sold,  the  General
Partners  anticipate  that  the  Fund  will  acquire  up  to   fifteen
properties. Except as set forth herein, the Fund does not have a policy, and there is no limitation, as to the amount or percentage of its assets that may be invested in any one property. The Fund's principal investment objectives are to invest the proceeds of this offering in non-residential commercial properties that will offer the investors the potential for:

     (i)  regular cash distributions of lease income;

    (ii) growth in lease income through rent escalation provisions;

   (iii) preservation of capital through "all-cash" transactions;

    (iv) capital growth through appreciation in the value of properties; and

     (v) stable property performance through long-term lease contracts.

There can be no assurance that such objectives can be attained. It is not an objective of the Fund to shelter taxable income of investors that is derived from sources other than the Fund.

                                    43

Acquisition of Properties

     The Fund intends to use the net proceeds (after payment of selling
commissions   and  offering  costs),  estimated  to  be  approximately
$1,275,000 if 1,500 Units are sold and approximately $20,640,000 if 24,000 Units are sold, for the purchase of improved income-producing commercial real estate that is, or will be, subject to triple net leases at the time of purchase. The Fund may commit to purchase properties upon their physical completion at agreed prices or pursuant to pricing formulas. The Fund will not purchase or lease any property from, or sell or lease any property to, the General Partners or their Affiliates, provided that the Fund may purchase real property from the General Partners or their Affiliates if the General Partners or their Affiliates purchased the property in their own name and temporarily held title thereto for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Fund or any other purpose related to the business of the Fund, and the property is purchased by the Fund for a price no greater than the
price   paid  by  the  General  Partners  or  their  Affiliates   plus
Acquisition Expenses.

      Although the Fund does not intend to acquire any unimproved or undeveloped properties or to participate in the development of any properties, the Fund may advance funds or make loans in connection with the construction of a property to be purchased by the Fund. Any such loan would be secured by the land and improvements under construction. In no event will such outstanding advances for construction exceed 30% offering proceeds.

      The Fund does not own any properties and has not identified any properties which it expects to acquire. The Managing General Partner expects that many of the properties the Fund acquires will be leased to established, operating franchisees and franchisers in the restaurant industry, or to established retail companies. Properties may, however, be acquired for lease to entities in other industries. See "Properties." Proposals for acquisitions in such industries will be considered from tenants to which prior partnerships sponsored by Affiliates of the General Partners have leased properties, although the General Partners will not be limited to such entities. There is no affiliation between the General Partners and any of the companies that are lessees of properties held by prior partnerships.

      The purchase price of each property will be supported by an independent appraisal of the fair market value of the property. Nevertheless, the General Partners will rely on their own analysis and not on such appraisal in determining whether to acquire, and the terms of the acquisition, of a particular property. Copies of such appraisals will be retained at the office of the Fund for at least five years and will be available for inspection and duplication by any Limited Partner.

     Prior to the acquisition of any property, the Fund will be provided with evidence satisfactory to the General Partners that the Fund will acquire marketable title to such property, subject only to acceptable liens and encumbrances. Such evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

                                    44

     After release from escrow, and pending investment in properties, the offering proceeds will be invested in short-term government securities or in insured deposits with a financial institution and will earn interest at short-term deposit rates. Any of the net proceeds of this offering (except for amounts used to pay operating expenses or to establish working capital reserves as determined by the Managing General Partner) that have not been invested or committed for investment in real property by the later of 24 months after the date of this Prospectus or six months after termination of the offering of Units will be distributed, without interest but together with any commissions or other Organization and Offering Expenses paid thereon, by the Fund to the Limited Partners as a return of capital. All funds will be available for the general use of the Fund during such period and may be expended in operating the properties that have been acquired. Investment capital will not be segregated or held separate from other capital of the Fund pending investment. For the purpose of the foregoing, funds will be deemed to have been committed to properties, and will not be returned to the Limited Partners, to the extent written contractual agreements have been executed prior to the expiration of the foregoing period, regardless of whether any such investment is ultimately consummated. To the extent any funds have been reserved to make contingent payments in connection with any property pursuant to a written contractual agreement in connection with such property, or pursuant to a decision of the General Partners
that  additional  reserves  are  necessary  in  connection  with   any
property, regardless of whether any such payment is ultimately made, funds will not be returned to the Limited Partners.

Distributions

     The Fund intends to distribute Net Cash Flow from operations to the Limited Partners within 30 days after the close of each fiscal
quarter.   The ultimate amount of such distributions will depend  upon
the  profitable operation and cash flow of the Fund.   Net  Cash  Flow
from  operations will not be used for the acquisition  of  properties,
although  rental  revenue  may be held as  reserves.   Net  Cash  Flow
otherwise  distributable to Limited Partners may be used to repurchase
Units.   See "Summary of Limited Partnership Agreement--Repurchase  of
Units."   Investors  who  elect  to  participate  in  a   distribution
reinvestment plan will not receive such distributions of Net Cash Flow. Instead, the distributions of such participants will be applied to the purchase of additional Units or interests in subsequent limited
partnerships with substantially identical investment objectives.   See
"Summary  of  Limited Partnership Agreement--Distribution Reinvestment
Plan."

     During the offering and acquisition phase of the Fund's operations, the General Partners intend to distribute all interest income earned on proceeds that are temporarily invested. To the extent that net operating revenues are not sufficient to fund all such distributions, they may constitute a return of capital.

                                    45

Sale or Financing of Properties

     The Fund expects to sell some or all of its properties prior to its final dissolution and termination and to reinvest the proceeds from such sales in additional triple-net leased commercial properties. The Fund reserves the right, at the discretion of the General Partners, to either distribute Net Proceeds on Sale to the Partners or to reinvest
such   proceeds  in  triple  net  leased  properties  that  meet   the
acquisition criteria set forth in this Prospectus. The Fund will not, however, reinvest any Net Proceeds of Sale unless sufficient proceeds are distributed to the Limited Partners to pay income taxes (assuming the Limited Partners are taxable at a rate of seven percent above the individual capital gains rate).

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of performance of the property and market conditions and will depend, in part, on the economic benefits of continued ownership. In deciding whether to sell properties, the General Partners will consider factors such as potential capital appreciation, cash flow and federal income tax consequences.

      The Fund may sell cotenancy or other fractional interests in properties, rather than selling its entire interest in a property. The Managing General Partner believes that, depending on market conditions, sales of smaller interests through exchanges designed to comply with section 1031 of the Internal Revenue Code may result in higher overall sales proceeds. In those instances in which the Partnership does not sell all of its interest in a property, it will retain, either alone or with another partnership sponsored by affiliates of the General Partners, the authority to direct management and policies relating to operation and sale of the property.

     The General Partners expect that the Fund will commence liquidation through the sale of its remaining properties twelve to fifteen years after its formation, although final liquidation may be delayed by a number of circumstances, including market conditions and seller financing of properties.

     Although the General Partners intend to sell Fund properties for cash, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment to the Fund may be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent the Fund receives notes and property other than cash on sales, such proceeds will not be included in Net Proceeds of Sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise
liquidated.   Therefore, the distribution to Partners of the  proceeds
of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash. The Fund may receive payments (cash and other property) in the year  of  sale  in  an  amount less than  the  full  sales  price  and
subsequent  payments  may be spread over several  years.   The  entire
balance  of  the principal may be a balloon payment due  at  maturity.
For federal income tax purposes, unless the Fund elects otherwise, it will report the gain on such sale ratably as principal payments are received under the installment method of accounting.

                                    46

Borrowing Policies--No Acquisition Leverage

     The Fund will incur no indebtedness in connection with the purchase of the properties. Instead, properties will be acquired on a debt-free
basis.   In addition, the Fund will not refinance properties to obtain
proceeds  for  the  acquisition  of  additional  properties.   In  the
discretion  of  the  General Partners, the Fund may  incur  short-term
indebtedness   secured  by  Fund  properties  to  finance   operations
(including, if necessary, the redemption of Units). In no event will such borrowings secured by properties exceed, in the aggregate, 10% of the purchase price of the properties. The Fund will not incur borrowings prior to application of the proceeds from sale of the Units and will not incur borrowings specifically to pay distributions.

     The Fund will not obtain permanent financing from the General Partners or their Affiliates. Recourse for any indebtedness normally will be limited to the particular Fund property to which the indebtedness relates, but recourse on such indebtedness may include all Fund assets and  the  assets of the General Partners.  To the extent  recourse  is
limited  to  the  Fund's  property,  under  most  circumstances   such
indebtedness would increase the Limited Partners' tax basis in the Units if the Fund's principal activity is determined to be investing in real property. Where recourse on loans includes all Fund assets, the equity of the Fund in its other properties could be reduced or eliminated through foreclosure on a particular property.

     The Fund will not issue any senior securities and the Fund will not
invest   in  junior  mortgages,  junior  deeds  of  trust  or  similar obligations.

Joint Venture Investments

     The Partnership Agreement permits the Fund to invest in a property jointly owned with another fund sponsored by the General Partners or
their   Affiliates  that  has  investment  objectives  and  management compensation provisions substantially identical to those of the Fund, subject to certain terms and conditions contained in the Partnership Agreement, which are summarized below. The Fund's ability to enter into such a joint venture with another fund sponsored by the General Partners or their Affiliates may be important if the Fund wishes to acquire an interest in a specified property but does not have sufficient funds (or, at the time it enters into a commitment to acquire a specified property, cannot determine whether it will have sufficient funds) to acquire the entire property.

                                    47

     The Partnership Agreement requires that, in any joint venture with another fund sponsored by the General Partners or their Affiliates, the following conditions must be satisfied. First, the Fund will invest only in a joint venture having comparable investment objectives and the investment by each party to the joint venture must be on substantially the same terms and conditions. Second, the Fund may not pay more than once, directly or indirectly, for the same services and may not act indirectly through any such joint venture if the Fund would be prohibited from doing so directly because of restrictions contained in the Partnership Agreement. Third, the compensation of the General Partners and such Affiliates in the other fund must be substantially identical to their compensation in the Fund. Fourth, in the event of a proposed sale of the property initiated by the other joint venture partner, the Fund must have a right of first refusal to purchase the other party's interest.

     There is a potential risk of impasse on joint venture decisions and a potential risk that, even though the Fund will have the right of first refusal to purchase the other party's interest in the joint venture, the Fund may not have the resources to exercise such right.

Reserves for Operating Expenses

     The General Partners expect that approximately one percent of the gross proceeds of the offering initially will be reserved to meet costs and expenses of the Fund's properties, capital expenditures and initial cash distributions. To the extent that such reserves and any income of the Fund are insufficient to defray such costs and other obligations and liabilities, it will be necessary to attempt to finance or refinance properties or, in the event financing or refinancing is not available on acceptable terms, to liquidate the Fund's investment in certain of its properties on possibly unfavorable terms. During the holding period of a property, the Fund may increase reserves from Net Cash Flow to meet anticipated costs and expenses and other economic contingencies. If, in any fiscal quarter, the General Partners determine that reserves are in excess of the amount necessary for Fund operations, such excess may be included in and distributed as Net Cash Flow.

Management of Properties

     Each property will be managed, and the lease obligations of tenants will be enforced, by the Managing General Partner or its Affiliates. Such management will include negotiations with tenants, reletting and
re-modeling   properties,  receiving  and  depositing  monthly   lease
payments, periodic verification of tenant payment of real estate taxes and of insurance coverage, and periodic inspection of properties and
tenants'  sales  records,  where  applicable.   The  Managing  General
Partner or such Affiliates will be compensated for such management  at
Cost,  which includes an allocable portion of overhead expenses.   See
"Compensation  to  General  Partners  and  Affiliates."   Because  the
properties will be triple net leased, the tenants will be responsible, at their expense, for day-to-day on-site management and maintenance of the properties.

                                    48

Changes in Investment Objectives and Policies

      Limited Partners have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and policies of the Fund, all of which are the responsibility of the General Partners. Nevertheless, the General Partners will not make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Limited Partners owning in the aggregate more than 50% of the then outstanding Units.

                           PROPERTIES

      As of the date of this Prospectus, the Fund had not acquired any properties. The General Partners are continually evaluating properties for acquisition and engaging in negotiations with sellers regarding the purchase of properties for the Fund. Depending upon the proceeds obtained, the General Partners intend to diversify the type and location of commercial properties acquired. The Fund is not limited as to the amount or percentage of its assets that may be invested in any specific property. Although the Fund presently intends to purchase two or more properties with the net proceeds of this offering, the General Partners may purchase only a single property if, in their judgment, such purchase would be in the best interest of the Fund.

     The General Partners expect that many of the properties purchased by the Fund will be acquired from companies that will simultaneously
lease  back  the  properties from the Fund.   The Fund's  leases  will
include provisions for rent increases through participation in gross sales of the tenant or through regular rental increases on specific dates, or both. There can be no assurance that the Fund will be able to include the foregoing provisions in all of its leases.

     All of the Fund's properties will be rented under triple net leases which generally provide that the tenant is responsible for all real estate taxes, insurance, maintenance, repairs and operating expenses of the properties. The General Partners expect that the Fund's leases will also provide that risks such as fitness for use or purpose, design or condition, quality of material or workmanship, latent or
patent   defects,  compliance  with  specifications,  location,   use,
condition,  quality, description or durability will be  borne  by  the
lessee.    Furthermore,  it  is  customary  in   commercial   property
transactions  that  the lease provide for early termination  upon  the
occurrence   of   certain  events  (e.g.,  casualty   or   substantial
condemnation). If such provisions are required, the General Partners will endeavor to have the provisions drafted in such a manner as to protect the Fund's investment in its properties.

                                    49

Acquisition Candidates

     The General Partners intend that the Fund will acquire free-standing, single tenant properties triple net leased to commercial companies. Prior partnerships sponsored by the General Partners and their Affiliates have leased properties to businesses in the restaurant and retail industry and many of the properties acquired by the Partnership may be leased to tenants in such industries. There is, however, no prohibition on the acquisition of properties in other industries and the Managing General Partner's intend to monitor industry trends and invest in properties that serve to provide the most favorable return without an excessive risk of default.

      The Restaurant Industry. The restaurant industry is one of the largest and fastest growing industries in the United States, with annual sales at the top 100 restaurant chains alone exceeding $111 billion in 1995. Demographic trends are particularly favorable to the casual dining segment of the restaurant industry with a steady increase in the number of two-income families and a rapidly expanding senior citizen population. Because this industry is highly property dependent, the General Partners believe it offers some of the best opportunities for transactions of the type in which the Fund proposes to engage. Further, the General Partners believe that this industry includes a number of companies and franchisees with established track records that are attractive to the Fund.

     The Retail Industry. Trends in the retail industry have increased the attractiveness of retail establishments as acquisition candidates for the Fund. Consumer demand for a large selection of merchandise in a single category at discount prices has caused many retailers to turn to  large  freestanding properties with minimal  interior  partitions.
These   retail  establishments  or  "superstores"  are  often  grouped together  into  a  "power center" with few, if any,  small  retailers.
Many of the large retailers that operate these establishments are driven by operating margins to minimize investment in real estate and use lease transactions to finance the purchase and construction of their facilities. In 1995, more than $17 billion was expected to be spent on new retail construction. The General Partners believe that the rapid expansion in these establishments may present attractive candidates for acquisition by the Fund.

Acquisition Criteria

     In determining whether a property is a suitable acquisition for the Fund, the General Partners will consider the following factors, among others:
   (a) the credit-worthiness of the lessee and the lease guarantor, if any, and their ability to meet lease obligations independent of cash flow to be generated by the property;

   (b) the location, condition, use and design of the property and its suitability for a long-term triple net lease;

   (c)  the terms of the proposed lease and guaranty, if
   any   (including,   specifically,  provisions  relating   to   rent
   increases or percentage rent and provisions relating to passing on operating expenses to tenants);
                                    50

   (d)  the prospects for long-term appreciation of the property;

   (e)  the prospects for long-range liquidity of the investment; and
   (f) the stability and potential growth of the community in which a property is located.

In addition, the General Partners will apply the following standards with respect to the properties to be acquired:

   (a) Tenants must be actively involved in the daily operation of the business for which the property is leased.

   (b) Tenants must have experience and a history of successful operations in the business for which the property is leased. The Fund will not acquire properties for lease to inexperienced tenants.

   (c) Tenants will be required to provide evidence of cash flow, independent of cash flow generated by the property, or cash reserves, sufficient to allow the tenant to meet its current obligations under the lease.

Although acquisitions may vary from these standards, any variation must be justified to management of the General Partners.

     To secure performance by the lessee of its lease obligations, and when available, the Fund may require tenants to provide cash deposits, letters of credit, lease insurance, personal guarantees or some combination thereof. The foregoing forms of security are designed to minimize any interruption of rental payments from properties the Fund
purchases.   Although each of these measures should help  protect  the
Fund, in a number of instances it may be impossible to ensure that all rental payments are protected. Individual guarantees or letters of credit may be devalued by severe business setbacks of the tenant that result in the insolvency of the guarantor or bankruptcy proceedings that impair the Fund's ability to immediately evict a tenant or proceed against the security. Accordingly, despite these security measures, some funds sponsored by Affiliates of the General Partners have owned properties on which rental payments have been interrupted.
See "Prior Performance."

     During the offering period, and at such time as the General Partners believe a reasonable probability exists that any additional property will be acquired by the Fund, this Prospectus will be supplemented to disclose the pending acquisition. Based upon the experience and acquisition methods of the General Partners, this will normally occur on  the signing of a legally binding purchase agreement, but may occur
before   or   after   such  signing,  depending  on   the   particular
circumstances surrounding each potential acquisition. A supplement to this Prospectus will describe in detail the proposed terms of purchase, the property to be acquired, the financial results of the prior operation, if any, of the property, and other information
considered appropriate for an understanding of the transaction.   Upon
termination  of  this  offering,  no  further  supplements   to   this
Prospectus will be distributed, but Limited Partners will receive reports containing substantially equivalent information. See "Reports to Limited Partners."

                                    51

     IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE FUND WILL ULTIMATELY CONSUMMATE SUCH PROPOSEDACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN
THE DATE OF THIS PROSPECTUS OR SUPPLEMENT AND THE ACTUAL PURCHASE.

                        GENERAL PARTNERS

Fiduciary Responsibility

     The General Partners are accountable to the Fund as fiduciaries and consequently must exercise good faith in handling the Fund's affairs. Nevertheless, the Partnership Agreement provides that the General Partners will not be liable to the Fund or the Limited Partners for acts or omissions in the exercise of their judgment relative to the Fund if their actions were not the result of negligence or misconduct. Furthermore, the Fund will indemnify the General Partners for any claim or liability arising out of their activities on behalf of the Fund unless such claim or liability was the result of negligence or misconduct. Therefore, the Limited Partners have a more limited right of action than would otherwise be the case absent such provisions in the Partnership Agreement.

      In the opinion of the Securities and Exchange Commission (the "Commission") and the securities administrators of most states, indemnification for liabilities arising under the Securities Act of 1933 (the "Act") and arising under state securities laws is against public policy and therefore unenforceable. In the event that a claim for indemnification for liabilities arising under the Act or under state securities laws (other than the payment by the Fund of expenses incurred or paid by the General Partners in the successful defense of any such action, suit or proceeding) is asserted by the General Partners in connection with the securities being registered, the Fund will submit to a court of appropriate jurisdiction, after apprising such court of the position of the Commission and state securities administrators, including without limitation the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission and the California Commissioner of Corporations, the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    52

Management

     The General Partners will have the sole and exclusive right, power and responsibility to manage the Fund's business, including, under certain limited circumstances, the right and power to have the Fund obtain loans secured by its property. The General Partners will make all of the investment decisions of the Fund, including decisions relating  to the  properties to be acquired, the method and timing of financing (if any) of such properties, the selection of tenants, the terms of leases on  such  properties,  and  the method  and  timing  of  the  sale  of
properties.   The General Partners will coordinate and manage  all  of
the activities of the Fund, maintain the Fund records and accounts, and arrange for the preparation and filing of all Fund tax returns. Certain of the administrative and management functions to be performed by the General Partners may be delegated to their Affiliates, provided that any compensation to Affiliates of the General Partners will be at Cost. See "Compensation to General Partners and Affiliates."

     The General Partners expect that all of the lease agreements with respect to the properties of the Fund will provide that the tenant is responsible for all real estate taxes, insurance and maintenance, and the General Partners expect to have little day-to-day on-site property management obligations.

Background and Experience

     AEI Fund Management XXI, Inc. ("AFM"),the Managing General Partner, is a Minnesota corporation formed in August 1994 to serve as a General Partner of AEI Income & Growth Fund XXI Limited Partnership, an affiliated limited partnership ("Fund XXI"). AFM does not have any significant net worth and is subject to general liability for the obligations of Fund XXI. The sole shareholder and director of AFM is
Robert  P.  Johnson, who also serves as its President.   Most  of  the
management services for the Fund will be performed by AEI Fund Management, Inc., a Minnesota corporation having substantially the
same  officers as AFM, and will be billed directly to the Fund.   Each
of the officers of AFM also holds a position as an officer in the corporations formed to serve as General Partners of prior funds sponsored by the General Partners.

     The officers and sole director of AFM are as follows:

       Name                   Age                  Position

Robert P. Johnson             52        Sole Director, Chief Executive
                                        Officer and President

Mark E. Larson, CPA           43        Chief Financial Officer, Treasurer
                                        and Secretary

                                    53

    Robert P. Johnson will also serve as Individual General Partner of the
Fund.   Mr.  Johnson is the President, Chief Executive  Officer,  sole shareholder and sole director of AFM. From 1970 to the present he has been employed exclusively in the investment industry, specializing in limited partnership investments. In that capacity, he has been involved in the development, analysis, marketing and management of
public  and  private  investment  programs  investing  in  net   lease
properties as well as public and private investment programs investing
in   energy  development.   Since  1971,  Mr.  Johnson  has  been  the
President, a director and a registered principal of AEI Incorporated, which is registered with the Securities and Exchange Commission as a securities broker-dealer, is a member of the National Association of Securities Dealers, Inc. (NASD) and is a member of the Security
Investors  Protection  Corporation  (SIPC).   Mr.  Johnson  has   been
President, a director and the principal shareholder of AEI Fund Management, Inc., a real estate management company founded by him, since 1978. Mr. Johnson is currently a general partner or principal of the general partner of each of the limited partnerships set forth under "Prior Performance." Although not currently subject to any material contingent liabilities, Mr. Johnson could become subject to the claims of creditors as a general partner of such limited partnerships or other Funds he manages.

     Mark E. Larson, a Certified Public Accountant, is Chief Financial Officer, Secretary and Treasurer of AFM, and has been employed by AEI Fund Management, Inc. and affiliated entities since 1985. From 1979 to 1985, Mr. Larson was with Apache Corporation as Manager of Program Accounting responsible for the accounting and reports for approximately 45 public partnerships. Mr. Larson will be primarily responsible for supervising the accounting functions of AFM and the Fund, including coordination of reports to the Commission and Limited Partners.

                                    54

                        PRIOR PERFORMANCE

    During the past twenty-two years, Mr. Johnson and his affiliates have syndicated eleven public and eleven private net lease commercial property investment partnerships throughout the United States.

    Since 1984, Mr. Johnson and affiliates have formed, syndicated and now manage eleven public real estate partnerships that have purchased, for cash, single tenant properties under long-term triple net leases. With the exception of size, all of such partnerships are similar to
the  Fund.   The offering of interests in the first such  partnership,
Net Lease Income & Growth Fund 84-A Limited partnership, terminated in
December  1984  with  the maximum $5,000,000  of  subscriptions.   The
offering of interests in the next four partnerships, AEI Real Estate Fund 85-A Limited Partnership, AEI Real Estate Fund 85-B Limited Partnership, AEI Real Estate Fund 86-A Limited Partnership, and AEI Real Estate Fund XV Limited Partnership terminated in June 1985, February 1986, July 1986 and December 1986, respectively, each with the maximum $7,500,000 of subscriptions.  The offering of interests in
AEI Real Estate Fund XVI Limited Partnership terminated in November 1987, with the maximum $15,000,000 of subscriptions. The offerings of interests in AEI Real Estate Fund XVII Limited Partnership, AEI Real Estate Fund XVIII Limited Partnership, AEI Net Lease Income & Growth Fund XIX Limited Partnership and AEI Net Lease Income & Growth Fund XX Limited Partnership terminated on November 1, 1988, December 4, 1990, February 5, 1993, and January 19, 1995, respectively with $23,388,700,
$22,783,050,  $21,157,928  and  $24,000,000  of  subscriptions.    The
offering of interests in AEI Income & Growth Fund XXI Limited Partnership is expected to terminated on or before February 1, 1997.
An aggregate of approximately 13,000 limited partners purchased interests in such partnerships.

     The properties purchased by all of such partnerships were new, or recently constructed, triple net leased commercial properties. At July 31, 1996, approximately $148,000,000 of properties had been purchased or were under contractual commitment for purchase by the public partnerships. The following table sets forth the geographic distribution of the 130 properties purchased, or under commitment to purchase, by prior public partnerships:

                            Number                               Number
    State                of Properties          State        of Properties

    Alabama                   1
    Arizona                   5                Missouri             5
    Arkansas                  1                Montana              1
    California                4                Nebraska             4
    Colorado                  4                Nevada               2
    Florida                   6                New Hampshire        1
    Georgia                   2                New Mexico           1
    Illinois                  2                North Carolina       3
    Indiana                   3                Ohio                11
    Iowa                      2                Oregon               1
    Kansas                    1                South Carolina       3
    Kentucky                  1                Tennessee            3
    Louisiana                 4                Texas               36
    Michigan                  4                Virginia             5
    Minnesota                11                Wisconsin            3
                                    55

     By dollar amount invested, approximately 68% of such properties were restaurants, 14% were retail facilities, 10% were childcare centers, 6% were auto service centers and the remaining 2% were convenience centers, a motel and an office building. The General Partners will provide to any potential investor upon request, and upon payment of a fee to cover costs of reproduction and mailing, a copy of the Annual Report on Form 10-K for any of such Funds as filed with the Securities and Exchange Commission.

      All but two of the private partnerships were specified property syndications. Of the remaining private partnerships, one acquired four properties on a "blind pool" basis and one is a private partnership currently being offered to institutional investors on a blind pool basis. The private partnerships purchased thirteen properties for $6,371,894, ten of which were restaurants, two supermarkets and one an automotive center. Six of those properties were in Minnesota, three in Florida and one each in Nebraska, Iowa, Michigan and Ohio. As with this offering, the primary objective of the earlier private partnerships was production of income (not tax shelter) by investment in single-tenant properties that were located in various areas of the United States and that were leased on a "triple net" basis. Unlike this offering, however, all but three of the private partnerships acquired properties with indebtedness of up to 75% of the purchase price.

     Like most entities engaged in real estate operations, the partnerships sponsored by the General Partners and their Affiliates have invested in some properties that were leased to tenants that failed to fully perform under the terms of the leases, including timely performance of rental payments. Upon nonperformance, the Affiliates managing such properties take such action, which may include termination of leases in  the  case  of continued recalcitrance or an apparent inability  to
meet   lease   obligations,  as  is  prudent   in   commercial   lease
transactions. In the case of terminations, the property may be leased to a new tenant under renegotiated terms.

     When lessees default on lease obligations, rental payments may be interrupted for a period of time. Although such rental interruption may cause a decrease in distributions of cash flow for a period of time, because all of the public partnerships invest in a number of properties and the General Partners attempt to diversify the types of property held for investment, no default or series of defaults has caused a public partnership sponsored by the General Partners to miss a quarterly distribution of cash flow or to have inadequate cash to fund operations. It is the continuing objective of the General
Partners to minimize the number of such properties through careful property evaluation and investigation of the credit-worthiness of lessees prior to purchase and by renegotiating leases or locating new tenants in a manner designed to minimize any interruption of cash flow.

                                    56

         COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

     The General Partners and their Affiliates will provide most of the services the Fund requires and will be compensated for such services. AEI Incorporated, an Affiliate, will serve as Dealer-Manager in the sale of the Units and will receive commissions and expense allowances, most of which will be paid or "reallowed" to Participating Dealers. See "Plan of Distribution." AEI Fund Management, Inc. ("FMI"), an
Affiliate   of  the  General  Partners,  will  provide  administrative services in connection with the organization of the Fund and the sale of Units, the acquisition of properties, the administration of the Fund, the management of properties, the sale of properties, and the liquidation of the Fund. Such Affiliate will be reimbursed for all of its expenses in furnishing such services at its "Cost," which includes a portion of the general expenses directly related to the furnishing of such services. In addition, the General Partners will receive an interest in Net Cash Flow and Net Proceeds on Sale of Properties. Robert P. Johnson, the Individual General Partner, is the sole shareholder and director, and the chief executive officer, of each of the Managing General Partner, the Dealer-Manager, and principal shareholder of FMI.

     Under applicable state securities regulation, a general partner may receive fees for the services it provides, a 10% interest in Net Cash Flow, and a 15% interest in Net Proceeds on Sale (after return of a 6% cumulative, noncompounded return to limited partners). The aggregate amount of fees for organization and offering services and for services in connection with the acquisition of properties is limited by such regulation to 20% of the limited partner capital contributions
(assuming  no  leverage).   In  addition,  such  regulations  allow  a
property management fee equal to 6% (for commercial properties) of the net cash flow from properties, sales commissions of up to 3% of the sales price for properties, and reimbursement for all administrative expense, except certain items of overhead and the salaries of controlling persons.

     Rather than receiving the 10% interest in Net Cash Flow allowed, the
General  Partners of the Fund are paid only 3% of Net Cash  Flow.   In
addition, the General Partners of the Fund have increased their subordination in Net Proceeds on Sale to an 9% return to Limited
Partners  rather  than  the 6% subordination required.   Finally,  the
General Partners do not receive any of the fixed fees allowed under applicable regulation for services, including fees for the real estate acquisition and sales services they provide to the Fund.

                                    57

     Rather than being paid a fee based on a fixed percentage of revenue, assets or sales proceeds for services, the General Partners and their Affiliates are reimbursed at their Cost for the services they perform on behalf of the Fund. As defined in the Partnership Agreement, Cost includes salaries of controlling persons and certain items of overhead attributable to the furnishing of services. This salary and expense
reimbursement    would    not   be   allowed   under    administrative
interpretations of some state "blue sky" laws in a traditional real estate program. Instead, these state interpretations provide for the payment of fixed fees and a 10% interest in Net Cash Flow to cover these administrative costs. Reimbursement to the General Partners and Affiliates of other Administrative Expenses that would not be allowed if the Fund paid the increased interest in Net Cash Flow and the fixed fees are limited to the extent they would exceed the aggregate of the fixed fees and the Net Cash Flow interest the General Partners are
allowed  under  applicable regulation but not paid in  the  Fund.   In
addition, Organization and Offering Expenses and Acquisition Expenses reimbursed to the General Partners and Affiliates remain subject to the limitation that, when added to such expenses paid to third parties, they will not exceed 20% of the subscription proceeds from sales of Units to Limited Partners. Further, all reimbursements must be provided at a cost that is less than or equal to the price that would be paid to an unaffiliated party rendering comparable services in the same geographic area. Although the General Partners expect that such reimbursements will be less than the fees they would otherwise be allowed to be paid, pursuant to Section 6.2 of the Partnership Agreement the aggregate Cost of such reimbursements could approach an amount equal to the fees the General Partners are allowed to be paid under applicable state regulation.

     The following table sets forth the forms of compensation, Fund distributions and cost reimbursements that will or may be paid by the Fund to the General Partners or their Affiliates in connection with the operation of the Fund and its properties, assuming the minimum 1,500 Units and the maximum 24,000 Units are sold. The following arrangements were formulated by the General Partners and are not the result of arm's-length negotiations with the Fund.

 Person or              Form and Method                   Estimated
  Entity                of Compensation                 Dollar Amount
 Receiving
Compensation

                        Offering Stage
   AEI
Incorporated       Selling commissions and         $2,520,000 (maximum) and
                   nonaccountable expense          $157,500 (minimum), all
                   allowance equal to 10%          but approximately $480,000
                   of proceeds, all or a           (maximum) and $30,000
                   portion of which may be         (minimum) of which is
                   reallowed to Participating      expected to be reallowed.
                   Dealers, and a 1/2% due
                   diligence allowance, all
                   of which will be reallowed
                   to Participating Dealers.

                                    58

General Partners   Reimbursement at Cost for       Estimated $840,000 (maximum)
     and           other Organization and          and $67,500 (minimum), but
  Affiliates       Offering Expenses <F1>          subject to the limitation
                                                   that all Organization and
                                                   Offering Expenses(including
                                                   payments to the Dealer
                                                   Manager and third parties)
                                                   not exceed 15% of gross
                                                   offering proceeds (F2).
                                                   Most of such expenses are
                                                   are paid or repaid to
                                                   nonaffiliates.


                        Property Acquisition Stage

General Partners   Reimbursement at Cost for       Estimated $700,000 (maximum)
and Affiliates     all Acquisition Expenses<F3>    and $60,000 (minimum), but
                                                   not more than the difference
                                                   between 20% of offering
                                                   proceeds and all
                                                   Organization and Offering
                                                   Expenses.


                        Operating Stage

General Partners   3% of Net Cash Flow in each     Not Presently Determinable
                   fiscal year.

General Partners   Reimbursement at Cost for all   Estimated $75,000 to
                   Administrative Expenses         $250,000 for the first 12
                   attributable to the Fund,       months of operations.  The
                   including all expenses related  cumulative amount of such
                   to management and disposition   expense reimbursements for
                   of the Fund's properties and    general overhead of the
                   all other transfer agency,      General Partners and
                   reporting, partner relations    Affiliates, and for
                   and other administrative        controlling person expenses,
                   functions. <F4>                 together with Front-End Fees
                                                   and sales expenses, may not
                                                   exceed the sum of (i) Front-
                                                   End Fees of 20% of gross
                                                   offering proceeds, (ii) 5%
                                                   of revenues from properties,
                                                   (iii) a 3% sales commission,
                                                   and (iv)10% of Net Cash Flow
                                                   (after such reimbursements)
                                                   less amounts paid to the
                                                   General Partner as its
                                                   shares of cash flow.

                                    59

                        Liquidation Stage

General Partners   1% of distributions of Net      Not Presently Determinable
                   Proceeds of Sale until
                   Limited Partners have
                   received an amount equal to
                   (a) their Adjusted Capital
                   Contributions, plus (b) an
                   amount equal to 9% of their
                   Adjusted Capital Contributions
                   per annum, cumulative but not
                   compounded, to the extent not
                   previously distributed.  10%
                   of distributions of Net Proceeds
                   of Sale thereafter.


<F1>   Includes federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid to non-affiliates.

<F2>   To the extent Organization and Offering Expenses exceed 15% of gross offering proceeds, they will be borne by the General Partners.

<F3>   See Section 2.1 of the Limited Partnership Agreement for  the
       definition of Acquisition Expenses. All such expenses will be paid at Cost (as defined in the Limited Partnership Agreement).

<F4>   Subject to the limitations   set forth in Section 6.2(b) of the
       Limited Partnership Agreement, the Fund will reimburse the General Partners and their Affiliates at Cost for their Administrative Expenses incurred in managing all operations of the Fund, including such Expenses incurred in connection with providing services for the acquisition, leasing, and operation of properties. Such expenses include the salaries, fees and expenses paid to employees and consultants of the General
       Partners and such Affiliates for work performed relative to the Fund including office rent, telephone, travel, employee benefit expenses and other expenses attributable to the performance of such services.The majority of these expenses are allocated based on the number of hours devoted by employees to the affairs of the Fund, as recorded on daily time records of such employees and the remainder are allocated at the end of each month based upon the number of limited partners and the capitalization of the Fund.

   No real estate commissions will be paid to the General Partners or Affiliates in connection with the purchase or sale of any of the Fund's properties. The General Partners and Affiliates are, however, compensated at their Cost, subject to the limitations set forth in the preceding table and in Section 6.2 of the Partnership Agreement, for all expenses they incur in connection with the purchase and sale of properties. No Acquisition Fees will be paid to the General Partners. The General Partners and their Affiliates will not be compensated for services not set forth in the table above.

                                    60

                      CONFLICTS OF INTEREST

  The Fund will be subject to actual and potential conflicts of interest arising out of relationships with the General Partners and their
Affiliates.   These  conflicts include, but are not  limited  to,  the
following:

Lack of Arm's-Length Negotiations

   Both during the operation of the Fund and upon its liquidation, the General Partners may realize income from the Fund. The agreements and arrangements, including those relating to compensation, between the Fund and the General Partners are not the result of arm's-length negotiations. Moreover, because a significant portion of the General Partners' compensation will not be payable until the sale of Fund properties, the interests of the General Partners and the Limited Partners with respect to the timing and price of such sale may conflict.

Other Real Estate Activities of General Partners

  Robert P. Johnson, AFM and their Affiliates are actively engaged in the net lease commercial property real estate business as general partners in other limited partnerships. Mr. Johnson also intends to offer additional real estate limited partnership interests in the future. The Fund will not have independent management and it will rely on the General Partners and their Affiliates for its operations. The General Partners will devote only so much of their time to the business of the Fund, as in their judgment, is reasonably required. It is anticipated that, although Mr. Johnson may personally devote approximately 60% of his time to the business of the Fund during its offering and property acquisition stages, the amount of time he spends on Fund activities will probably be less than 10% of his overall work time thereafter. The allocation of management time, services and functions among various existing partnerships and any future partnerships that the General Partners and their Affiliates may organize, as well as other business ventures in which they are involved, may create conflicts of interest. The General Partners and their Affiliates believe that they either have, or can retain, sufficient staff to be fully capable of discharging their responsibilities to all partnerships with which they are affiliated.

Competition With General Partners and Other Affiliated Partnerships For Purchase and Sale of Real Property

  The General Partners and their Affiliates may engage in other business ventures, including forming and sponsoring other public or private limited partnerships, and neither the Fund nor any investor will be entitled to any interest therein.

                                    61

   It is possible from time to time that the Fund will have proceeds available to acquire additional properties at the same time as other partnerships sponsored by the General Partners or their Affiliates. In the event that both the Fund and another partnership managed by the General Partners and their Affiliates have capital available for investment in the same or similar properties, conflicts of interest will arise as to which of the partnerships should proceed to acquire the property or properties involved. In such situations, the General Partners and their Affiliates will review the investment portfolio of each partnership and will make the decision as to which partnership will acquire the property on the basis of several factors, including
(i) the cash flow requirements of each partnership, (ii) the degree of diversification of each partnership, (iii) the estimated income tax effects of the purchase on each partnership, (iv) the amount of funds available to each partnership and (v) the length of time such funds have been available for investment. If funds should be available in two or more partnerships to purchase a given property or properties and the factors enumerated above have been evaluated and deemed equally applicable to each partnership, the property will be acquired by the partnership that first reached its minimum investment level, and any other conflicts that arise will be resolved by the General Partners in their discretion.

   In addition, conflicts of interest may arise between the Fund, the General Partners and other limited partnerships with which the General Partners are affiliated under other circumstances, such as when the Fund attempts to sell or rent real property. The General Partners may sell less than 100% of the interest in a property and the Fund may own a fractional interest in the real estate being sold. The General Partners may be forced to choose between selling the interest in the property that is held by the Fund and the interest that is held by the General Partner or another affiliated partnership. Such conflicts will be generally be resolved by the General Partners, in their discretion, after consideration of the investment objectives of the partnerships holding interests in the property and the length of time until the planned final disposition of properties by such partnerships. The General Partners may allow the sale of the fractional interest held by the General Partners or another affiliated partnership prior to the sale of the interest held by the Fund. There can be no assurances that the terms of sale of all fractional interest in a property that are sold at different times will be the same.

Possible Joint Investment with Affiliated Partnerships

   The Fund may invest in a property jointly with another partnership sponsored by the General Partners or their Affiliates under the conditions described in "Investment Objectives and Policies--Joint Venture Investments." In the event of such a joint venture, conflicts of interest could arise between the joint venture partners.

General Partner's Representation of Fund in Audit Proceedings

                                    62

   The Managing General Partner will act as the "tax matters partner" pursuant to Section 6231 of the Internal Revenue Code. This grants the Managing General Partner certain discretion and authority regarding extensions of time for assessment of additional tax against the Limited Partners related to Fund income, deductions or credits and settlement or litigation of controversies involving such items. The positions taken by the Managing General Partner on tax matters may have differing effects on the General Partners and the Limited Partners. Any decisions made by the Managing General Partner with respect to such matters will be made in good faith consistent with its fiduciary duties to the Fund and the Limited Partners. The Managing General Partner, to the extent its actions as tax matters partner are in good faith and reasonably intended to be in the best interests of the Fund and subject to the indemnification and exculpation language contained in the Partnership Agreement, may be entitled to indemnity for liability incurred as a result of such actions. See Exhibit A,
Section 6.5 at Page A-12.

Lack of Separate Representation

   The Fund, the Limited Partners and the General Partners are not represented by separate counsel. The attorneys and accountants who will perform services for the Fund also perform services for
Affiliates of the Fund, including the General Partners, AEI Incorporated (the Dealer-Manager) and other Affiliates of the General Partners. Without independent legal representation, investors may not receive legal advice regarding certain matters that might be in their interest but contrary to the interest of the General Partners and their Affiliates. Should a dispute arise between the Fund and the General Partners or their Affiliates or should negotiations or agreements between the Fund and the General Partners, other than those existing or contemplated on the effective date of this Prospectus, be necessary, the General Partners will cause the Fund to retain separate counsel for such matters. Any future agreement between the Fund and the General Partners or their Affiliates will provide that such agreement may be terminated at the option of the Fund upon 60 days' notice without penalty to the Fund.

Affiliation of Selling Agent

  AEI, which is wholly owned by Robert P. Johnson, is serving as Dealer-Manager for the offering of Units. Accordingly, the "due diligence"
investigation  customarily  performed  by  an  underwriter  is   being
performed  by  an  Affiliate of the General Partners.   AEI  believes,
however, that such due diligence has, in fact, been exercised. Moreover, under Section 34 of Article III of the NASD Rules of Fair
Practice, each Participating Dealer has an obligation to make an appropriate independent inquiry about the offering.

                                    63

Expense Reimbursements

  The General Partners and their Affiliates are reimbursed at their Cost for the services they perform on behalf of the Fund. As defined in the Partnership Agreement, Cost includes salaries of controlling persons and certain items of overhead attributable to the furnishing of services. This salary and expense reimbursement would not be allowed under administrative interpretations of some state "blue sky" laws, known as the "NASAA Guidelines," in a traditional real estate program. Instead, these state interpretations provide for the payment of fees based on a percentage of revenue or sales proceeds and a 10% interest in Net Cash Flow to cover these administrative costs. Reimbursement to the General Partners and Affiliates of other Administrative Expenses that would not be allowed if the Fund paid the increased interest in Net Cash Flow and the fixed fees are limited to the extent they would exceed the aggregate of the fixed fees and the Net Cash Flow interest the General Partners are allowed under applicable regulation but not paid in the Fund. In addition, Organization and Offering Expenses and Acquisition Expenses reimbursed to the General Partners and Affiliates remain subject to the limitation that, when added to such expenses paid to third parties, they will not exceed 20% of the subscription proceeds from sales of Units to Limited Partners. Further, all reimbursements must be provided at a cost that is less than or equal to the price that would be paid to an unaffiliated party rendering comparable services in the same geographic area. Although the General Partners expect that such reimbursements will be less than the fees and increased interest in Net Cash Flow they would otherwise be allowed to be paid under state securities laws, pursuant to Section 6.2 of the Partnership Agreement the aggregate Cost of such reimbursements be as mucg as the fees and increased interest in Net Cash Flow interest the General Partners are allowed to be paid under applicable state regulation.


             CASH DISTRIBUTIONS AND TAX ALLOCATIONS

Cash Distributions

  The General Partners intend to make distributions of available Net Cash Flow, if any, within 30 days after the end of each fiscal quarter. The Fund's objective is to acquire net leased properties which will generate partially "tax deferred" cash distributions to Limited Partners. Net Cash Flow from operations, if any, with respect to each fiscal year will be distributed 97% to the Limited Partners and 3% to the General Partners.

  Upon sale or other disposition of any of the properties, Net Proceeds of Sale may be reinvested in additional properties. Net Proceeds of Sale that are not reinvested in additional properties will be distributed as follows:

  (a) First, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received an amount from Net Proceeds of Sale equal to the sum of (i) their Adjusted Capital Contributions, plus (ii) an amount equal to a 9% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 9% return has not been previously distributed to them.

                                    64

  (b) Any remaining balance will be distributed 90% to the Limited Partners and 10% to the General Partners.

  The 1% unsubordinated interest in Net Proceeds of Sale received by the
General   Partners   for  a  $1,000  capital   contribution   is   not
proportionate to the interest that would be received by a Limited Partner with the same capital contribution.

Tax Allocations

  For income tax purposes, all income, profits, gains and losses of the Fund for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of the Fund's properties, shall be allocated as follows: (a) net loss shall be allocated 99% to the Limited Partners, .6% to the Managing General Partner and .4% to the Individual General Partner so long as the Limited Partners have positive balances in their capital accounts (if their capital accounts are reduced to zero, all losses are allocated to the General Partners; and (b) net income will be allocated first in the ratio, and to the extent, Net Cash Flow is distributed to the Partners for such year and any additional income for such year will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed.

  For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

   (i) first, to and among the Partners in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances),

  (ii) then, 99% to the Limited Partners and 1% to the General Partners until the balance in each Limited Partner's capital account equals the sum of such Limited Partner's Adjusted Capital Contribution plus an amount equal to a 9% per annum return on such Limited Partner's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed,

 (iii) the balance of any remaining gain will then be allocated to the Limited Partners and the General Partners in the same manner as the last dollar distributed.

  For income tax purposes, any loss on the sale, exchange or other disposition of any property shall be allocated 98% to the Limited
Partners and 2% to the General Partners.

                                    65

                       INCOME TAX ASPECTS

  The complexity of the applicable federal income tax laws and regulations prevents a detailed explanation of the federal income tax treatment of the Fund or the tax treatment of investors in the Fund; and, except as specifically stated below, no representations can be made as to state income tax consequences or that any federal income tax consequence described below will be realized. A prospective investor is urged to consult with and must rely upon his or her counsel and accountant (and be responsible for their fees for advice) concerning the state and federal income tax consequences of ownership of Units that are
attributable  to the investor's personal tax situation.   Furthermore,
investors must realize that periodic consultations with respect to their individual tax situations may be necessary because of future changes in the applicable statutes and regulations or in their interpretations by the courts or the state or federal tax authorities.

Opinion of Counsel

  Dorsey & Whitney LLP, counsel to the Fund, has rendered an opinion on all material federal tax issues relating to an investment in the Fund which involves a reasonable possibility of challenge by the Internal Revenue Service or, where such an opinion cannot be rendered with respect to a material tax issue, has described the reasons for the inability to so opine. As set forth below, counsel has not rendered an opinion on certain federal tax issues whose outcome depends to a
large   extent  upon  facts  and  circumstances  that  will  only   be
determinable or will arise in the future. In particular, for the foregoing reasons and as more fully described below, no opinion is given with respect to the probable outcome as to certain tax issues that could be considered material to an investment in the Fund, such as (i) the allocation of basis among buildings (the cost of which is depreciable), personal property (the cost of which is depreciable over a shorter period), and the underlying land (the cost of which is not depreciable), (ii) whether the Fund will be characterized as a "dealer" in real estate at the time of sale or disposition of the Fund's properties, (iii) whether the Properties will be considered to be "held for investment," (iv) whether the leases to be entered into by the Fund will be "true leases"or will be "stepped payment leases" for purposes of determining whether the Fund will be considered an
"owner"  of  properties  entitled  to  take  depreciation  and   other
deductions thereon and for purposes of the timing of recognition of rental income thereon, and (v) whether the Fund's allocation of start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses will be upheld. Where counsel has not issued an opinion because the factors relevant to the issue involved cannot be determined at this time, depend on an investor's tax situation, or turn on aspects of law that are at present uncertain, no inferences should be drawn as to any possible legal outcome.

                                    66

  Subject to the information contained herein, counsel has advised the Fund that in the aggregate the significant tax benefits, as described herein, potentially available to an investor will probably be realized. Counsel has reviewed the material set forth under "Income Tax Aspects" and "Risk and Other Important Factors--Tax Aspects" and believes that such material constitutes a full and fair general disclosure of the material tax risks associated with an investment in the Units.

  An opinion of counsel represents only such counsel's best legal judgment
and  has  no  binding  effect or official  status  of  any  kind.   No
assurance  can  be given that the conclusions reached  in  an  opinion
would   be  sustained  by  a  court  if  challenged  by  the  Service.
Therefore, investors will assume the risks of a Service challenge of the tax interpretations set forth herein or otherwise made by the Fund or the General Partners and the risks of changes in tax laws, rules, regulations and interpretations.

  Counsel's opinion, which is summarized herein, has been filed with the Securities and Exchange Commission as Exhibit 8 to the Fund's registration statement, of which this Prospectus is a part.

General

  The partnership form has been employed in an effort to allow investors in the Fund to obtain a direct pass-through of their pro rata share of the operating results of the Fund. Under the Internal Revenue Code of 1986, as amended (the "Code"), no federal income tax is payable by a partnership that is not a "publicly traded partnership." Each Partner is required to report on his or her federal income tax return his or
her   distributive  share  of  the  profits,  losses,  gains,  income, deductions and credits of the Fund. Subject to certain limitations, including limitations on passive activity losses (See "Personal Tax Consequences--Losses and Credits from Passive Activities"), each Partner may deduct his or her share of the Fund's losses, if any, for any Fund fiscal year on his or her individual return to the extent of the adjusted basis of his or her interest in the Fund as of the end of
such   year.   Likewise,  each  Partner  must  include  his   or   her
distributive share of any Fund taxable income for each year with his or her other taxable income whether or not he or she has received cash distributions from the Fund during such year.

                                    67

Partnership Status

  The Fund has received an opinion from its legal counsel to the effect
that   under   currently   applicable  Treasury   Regulations,   which
Regulations they believe to be controlling, the Fund will be treated as a partnership for federal income tax purposes and, subject to the
discussion   below   under   "Income  Tax   Aspects--Publicly   Traded
Partnership",  will  not  constitute an  "association"  taxable  as  a
corporation.   In  rendering this opinion, legal  counsel  is  relying
principally on the existing Treasury Regulations under Section 7701 of
the  Code.   In two significant cases regarding the classification  of
limited partnerships for tax purposes, the opinions of the Court of Claims and the United States Tax Court closely followed the tests set forth in these regulations. See Zuckman v. United States, 524 F.2d 79 (Ct. Cl. 1975); Phillip G. Larson, 66 T.C. 159 (1976), acq., 1979-l
C.B. l. See also Rev. Rul. 79-106, 1979-l C.B. 448. Even though the Service has agreed to follow the Tax Court's decision in Larson in applying the currently existing Regulations under Section 7701, new Regulations could be proposed that might be adverse to the Fund and persons owning Units.

  Section 301.7701-2(a)(2) of the Treasury Regulations provides that since two factors--associates and an objective to carry on business and divide the gains therefrom--are generally common to both corporations and  partnerships,  the determination of whether an organization  that has such characteristics is to be treated for tax purposes as a partnership or as an association taxable as a corporation depends on a
determination  of  the  presence  or  absence  of  such   factors   as
centralization of management, continuity of life, free transferability
of   interests   and   limited  liability.   Section  301.7701-2(a)(3)
specifies  that an unincorporated organization shall not be classified as  an  association taxable as a corporation unless such  organization has more corporate characteristics than non-corporate characteristics.
In Larson, the majority opinion of the Tax Court was premised on a conclusion by the Court that under these Treasury Regulations each of
the  four  above-described  characteristics  bears  equal  weight   in
determining whether an organization has more corporate characteristics than non-corporate characteristics.

   The Fund's legal counsel has concluded that, under the Regulations' tests, the Fund lacks continuity of life and limited liability and that the Fund should therefore be treated as a partnership for federal income tax purposes. The basis for this conclusion is discussed in more detail below.

   1. Continuity of Life. Section 301.7701-2(b)(1) of the Treasury Regulations provides that if the death, legal incapacity, bankruptcy, withdrawal or removal of a general partner ("an event of dissolution") will dissolve the Fund, continuity of life will not exist. Article XII of the Partnership Agreement provides that upon an event of dissolution (other than the withdrawal of all the General Partners when no substitute General Partner has been admitted to the Fund), the Fund shall continue and the business of the Fund shall be vested in the new Fund consisting of the remaining members of the former Fund. If, however, no General Partner remains and no successor General Partner is elected, the Fund will automatically terminate.

                                    68

   Section 301.7701-2(b)(3) of the Treasury Regulations provides that, notwithstanding the provisions of the limited partnership agreement, if any member has the power under local law to dissolve the organization, the organization lacks continuity of life. The Regulations specifically provide that a limited partnership subject to a statute corresponding to the 1916 Uniform Limited Partnership Act ("ULPA") lacks continuity of life. The Fund will be formed pursuant to the Revised Uniform Limited Partnership Act, as codified in Chapter 322A of the Minnesota Statutes, which the Service has determined corresponds to the ULPA.

   The Service has stated in Rev. Proc. 89-12, 1989-1 C.B. 798, 4.05, that for a limited partnership formed in a state with a statute corresponding to the ULPA, the Service will not rule that the partnership  lacks continuity of life unless, in connection  with  the removal of a general partner, the partnership agreement does not permit less than a majority in interest of limited partners to elect a new general partner to continue the partnership. The Limited Partnership Agreement of the Fund satisfies this requirement.
Furthermore, in Rev. Proc. 92-88, 1992-2 C.B. 496, the Service recently stated that, if the Service has determined in a revenue ruling that a state's limited partnership act corresponds to ULPA, a limited partnership formed under that act will be treated as lacking the corporate characteristics of continuity of life.

  In view of the above, the Fund's counsel is of the opinion that the Fund lacks the corporate characteristic of continuity of life.

  2. Limited Liability. The Regulations provide that an organization has the corporate characteristic of limited liability if there is no member who is personally liable for the debts of the organization. The Regulations further provide that if general partners who are
personally  liable  for  the  debts  of  a  partnership  either   have
"substantial assets" in addition to their interest in the partnership or are not "dummies" acting as the agents for the limited partners, limited liability does not exist.

   In Rev. Proc. 92-88, the Service stated that a limited partnership having at least one corporate general partner and one individual general partner will be treated as lacking limited liability where the net worth of the individual general partner or partners is expected to equal, on a continuing basis, the lesser of 10% of the total contributions to the partnership or $1,000,000. Rev. Proc. 92-88 at 4.03(2) and (3). Robert P. Johnson, the individual general partner of the Fund has represented that he has, and expects to have throughout the life of the Fund, a net worth of at least $2,400,000 (determined without regard to the value of his Units), which is equal to 10% of the maximum contributions that may be made to the Fund. Thus the net worth of the sole Individual General Partner will satisfy the net worth required by Rev. Proc. 92-88 to avoid the characteristic of limited liability. Therefore, based on the net worth representation of Robert P. Johnson, counsel to the Fund is of the opinion that the General Partners currently, in the aggregate, satisfy the "substantial assets" requirement of the Regulations and the safe harbor test of Rev. Proc. 92-88.

                                    69

  Even if the General Partners are not deemed to have substantial assets, the corporate characteristic of limited liability will not be present if  the  General  Partners are not acting merely  as  agents  for  the
Limited  Partners.   The  Tax Court has held  that,  in  the  case  of
corporate general partners, if (1) the persons controlling the general partners are independent from, and unrelated to, the limited partners, and (2) the general partners are not being used by the limited partners "as a screen to conceal their own active involvement in the conduct of the business" of the partnership, the general partner or partners will not be considered "dummies." The General Partners have represented that the persons who become Limited Partners will not control or use the General Partners to conceal their own active involvement in the conduct of the business of the Fund. In addition, the fact that the Fund has an individual general partner should support the position that the General Partners are not acting as mere agents for the Limited Partners.

  Counsel to the Fund has concluded, therefore, that under the tests of
the   applicable  Treasury  Regulations,  the  Fund  lacks  at   least
continuity of life and limited liability. Because the absence of any two of the four principal characteristics is sufficient to establish that the Fund will be treated as a partnership for federal income tax purposes, counsel to the Fund has concluded that the Fund will be treated as a partnership for federal income tax purposes and not as an "association" taxable as a corporation.

  The Partnership Agreement complies with the requirements of Rev. Proc. 89-12, which provides that, for the purpose of obtaining an advance ruling that a limited partnership will be classified as a partnership, the partnership agreement must require the general partners to contribute to the partnership, upon dissolution and termination of the partnership, an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) the excess of 1.01% of the total
capital  contributions  of  the  limited  partners  over  the   amount
previously contributed by the general partners.

                                    70

  If for any reason the Fund is treated for federal income tax purposes as a corporation, income and deductions of the Fund will be reflected only on its income tax return rather than being passed through to the Partners, and the Partners will be treated as corporate shareholders for tax purposes. The Fund would be required to pay income tax at corporate tax rates on any net income, thereby reducing the amount of cash available for distribution to the Partners. Distributions by the Fund to the Partners then would be taxable to them as dividends to the extent of current and accumulated earnings and profits of the Fund or treated as gain from the sale of their partnership interests to the extent such distributions exceeded both the current and accumulated earnings and profits of the Fund and the Partner's tax basis for his or her interest. In addition, in the event of sale or redemption of a Limited Partner's entire interest in the Fund, a Limited Partner would recognize gain or loss to the extent of the amount by which the proceeds recognized exceeded or were less than the Limited Partner's adjusted basis in his or her interest. Moreover, if the loss of partnership status were to occur at a time when the Fund's total liabilities exceeded the aggregate tax basis of all assets, the Service might take the position that a constructive incorporation had occurred and that the Fund and, therefore, the Partners realized gain under Section 357(c) of the Internal Revenue Code equal to the difference between such liabilities and the aggregate tax basis of such assets.

Publicly Traded Partnerships

  The Code contains several provisions that significantly change the tax treatment of "publicly traded partnerships" and the income and loss
they  generate.   Under  the Code, unless 90%  of  a  publicly  traded
partnership's income is from passive-type investments, a publicly traded partnership will be taxed as if it were a corporation.

  Generally, income from a publicly traded partnership will be treated as
portfolio  income.   Such  income from a publicly  traded  partnership
cannot be offset by passive losses from other sources and losses from the publicly traded partnership cannot be used to offset passive income from other sources.

                                    71

  The Code defines a partnership as a "publicly traded partnership" if
(i) interests in the partnership are traded on an established securities market, or (ii) interests in such partnership are readily tradeable on a secondary market (or the substantial equivalent thereof). Treasury Regulations issued in August 1995 under Section 7704 of the Code provide that an established securities market includes an national exchange registered under the Securities Exchange Act of 1934, or exempted  therefrom because of limited volume, any regional  or  local
exchange   or   any  inter-dealer  quotation  system  that   regularly
disseminates firm buy or sell quotations. The Regulations provides that a "secondary market," or its "substantial equivalent," exists if interests in the partnership are regularly quoted by any person making a market in the interests, any person regularly makes available bid or offer quotes and stands ready to effect buy or sell transactions at the quoted prices, the holder of a partnership interests has a readily available regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to by, sell or exchange the partnership interest, or there is any other opportunity to buy, sell or exchange interests in the partnership in a manner that is comparable to the foregoing.

  The Treasury Regulations provide for several "safe harbors" from the definition of a "publicly traded limited partnership." Interests in a partnership will not be considered readily tradeable on a secondary market or a substantial equivalent if the interests traded during the partnership tax year represent two percent or less of partnership capital or profits if transfers executed through a matching service or pursuant to certain redemption and repurchase agreements are excluded from the calculation. Generally, transfers of partnership interests by gift, at death, between family members, as a distribution from a retirement plan, as a large block, and at original issue, regardless of volume, will be disregarded for purposes of the safe harbor test above.

  The General Partners will not list the Units for trading on an exchange, in the over the counter market, or in any inter-dealer quotation
system.   Although  it  is  likely  that  some  transfers  of  limited partnership units will occur, such transfers will be on an individual basis and will not be negotiated in a time frame comparable to that
which  would  be  available on a secondary  market.   The  Partnership
Agreement provides that the General Partners may refuse to recognize any transfer or refuse to repurchase any Units, if such transfer or repurchase, together with all other transfers or repurchases of Units in the same calendar year other than the exempt transfers noted above, would exceed five percent of the Units outstanding at the beginning of such calendar year. The Partnership Agreement also provides that, if the General Partners permit a non-exempt transfer in excess of the test described above, such transfer, together with all other transfers for such calendar year, but excluding transfers made through the repurchase provisions or Qualified Matching Services, cannot exceed two percent (2%) of the Units outstanding.

  Based upon existing interpretations of the Service and the foregoing provisions of the Partnership Agreement, and provided that any transfers are made in accordance with such interpretations and provisions, counsel to the Fund is of the opinion that the Fund will not be considered a publicly traded partnership as contemplated by the Code.
                                    72

Partnership Allocations

   The Partnership Agreement allocates to each Partner his or her distributive share of income, gain, loss, deduction, or credit. The Partnership Agreement also provides for a specific allocation of partnership proceeds among the Partners upon dissolution and termination of the Fund, upon the refinancing, sale, or other disposition of the Fund properties, and a specific allocation of cash flow. Section 704(b) of the Internal Revenue Code provides that the allocations under the Partnership Agreement shall govern unless those allocations do not have substantial economic effect. In the event the allocations in the Partnership Agreement do not have substantial economic effect, each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined in accordance with the Partner's interest in the Fund.

   Regulations under Section 704(b) impose three requirements for an allocation to be deemed to have economic effect: (1) capital accounts must be maintained in accordance with the rules established in the final Regulations; (2) upon liquidation of the partnership, liquidating distributions are required in all cases to be made in accordance with positive capital account balances; and (3) if a partner has a deficit balance in his or her capital account at the time of liquidation of the Partner's interest in the partnership he or she must be unconditionally obligated to restore such negative balance to the partnership. The Regulations further provide an alternate test for economic effect. If requirements (1) and (2) above are met and the partnership contains a "qualified income offset," an allocation that does not cause or increase a deficit balance in a partner's capital account will be deemed to have economic effect.

  The Partnership Agreement appears to comply with requirements (1) and
(2) above and contains, a "qualified income offset" provision. Moreover, it appears that the economic effect of the allocations in the Partnership Agreement is substantial as interpreted in the final Regulations under Section 704(b). There is no unlimited obligation in the Partnership Agreement for any Partner to restore a deficit balance in his or her capital account on liquidation.

  The Service has published final regulations under Sections 752 and 704 of the Code relating, respectively, to the treatment of partnership
liabilities   and   the  allocation  of  deductions  attributable   to
nonrecourse debt.   Because it is not currently expected that the Fund
will incur nonrecourse indebtedness, Counsel does not believe that the issuance of these regulations will affect the analysis of the partnership allocations set forth above.

                                    73

  It is the opinion of counsel for the Fund, therefore, as of the date of this Prospectus, that it is more likely than not that the allocations to a Partner, if properly made in accordance with the Partnership Agreement, will be recognized for federal income tax purposes under
Section 704(b) of the Code to the extent that such allocations do not cause or increase a deficit balance in a Partner's capital account.
It is assumed for purposes of this opinion that the allocations in the Partnership Agreement do not, by design or in practice, provide for allocations to Partners based on their individual tax situation or
status.   Because  the  interpretation  of  certain  aspects  of   the
Regulations under Section 704(b) is still uncertain, no assurance can be given that the allocations contained in the Partnership Agreement will not be challenged by the Service.

Tax-Exempt Use Property

  Units will be purchased by both tax-exempt entities and investors not exempt from taxation. Section 168(h)(6) of the Code provides that in certain instances where a partnership has as partners both tax-exempt entities and persons or entities not exempt from taxation, a portion of the property owned by the partnership will be deemed tax-exempt use property that must be depreciated over the greater of 40 years or 125%
of   any  long-term  lease.   Under  Section  168(h)(6),  unless   the
allocation of partnership tax items under the Partnership Agreement is determined to be a qualified allocation, any property owned by the Fund will be deemed to be tax-exempt use property to the extent of the
tax-exempt  entities' proportionate share of the  Fund.   A  qualified
allocation is an allocation to a tax-exempt entity that is consistent with the entity's being allocated the same distributive share of income, gain, loss, deduction, credit and basis during the entire period the entity is a partner, and which allocation has substantial
economic   effect   as  determined  under  Section   704(b)(2).    The
partnership Agreement provides for varying allocations of profits, losses and items of income of the Fund.

  Although the issue is somewhat uncertain because of the lack of clear guidelines in applicable Temporary and Proposed Regulations, counsel for the Fund has reviewed the allocation provisions contained in the
Partnership   Agreement  and  believes  that,  pursuant  to   existing
authority,  such  allocations  are  not  qualified  allocations  under
Section 168(h)(6). Although Limited Partners that are tax-exempt entities will be allocated distributive shares of income, gain, loss, deduction, credit and basis in the same manner and in the same proportion that such items are allocated to Limited Partners who are not tax-exempt entities, such allocations are not the same during the
entire  period  that  such entities are partners.   Therefore,  it  is
likely that, to the extent of the interests of tax-exempt Limited Partners in the Fund, a portion of the Fund's property will be depreciated over 40 years and that depreciation deductions to all Limited Partners will be decreased in early years of operation as a result of this adjustment.

                                    74

Status of the Fund as Owner and Lessor of the Improvements

  Although it is anticipated that the Fund will be treated as the owner of the properties, the Service has taken the position in certain situations that certain lease transactions should be treated as financing transactions with the result that, for federal income tax purposes, the lessor of the property is not treated as the owner and is not entitled to take depreciation and other deductions with respect to his or her investment. In several cases the Service has been sustained in court on this issue. In this regard, the Service has promulgated guidelines in Revenue Procedure 75-21, 1975-1 C.B. 715, indicating the conditions that must be satisfied in order to obtain an advance ruling that the lessor is the owner of property for federal income tax purposes. Some of these conditions may not be met by the Fund in its anticipated net leasing of the properties. Nevertheless, Revenue Procedure 75-21 expressly states that the guidelines do not define, as a matter of law, whether a transaction is or is not a lease and are not intended to be used for audit purposes.

  In recent cases in which the ownership status of the lessor has been upheld for tax purposes, the courts have given significant weight to such factors as (1) the presence of a third-party lender; (2) the possibility that the lessor will obtain material non-tax benefits from its ownership of the property; and (3) the structuring of purchase options granted to the lessee in such a fashion that the purchase price is "fair" and there is no "economic compulsion" on the part of the lessee to purchase the property pursuant to such options. Moreover, in several recent cases, the courts rejected arguments by the Service that such factors as the net nature of the lease, the nonrecourse nature of the mortgage loan or the equivalence of rental payments due under the lease to debt service payments due under the mortgage loan evidence a lack of ownership by the lessor for tax purposes. See, e.g., Dunlap v. Commissioner, 74 T.C. 1377 (1980); Sanderson v. Commissioner, 50 T.C. 1033 (1985); Hilton v. Commissioner, 671 F.2d 316 (9th Cir. 1982).

   Leases entered into by prior partnerships sponsored by the General Partners and their Affiliates have, in general, contained terms indicative of ownership in accordance with the factors enumerated above. The General Partners will continue to attempt to enter into leases that will result in the Fund being treated as the owner of the leased property. Nevertheless, the characterization of transactions as leases involves analysis of complex factual situations under evolving judicial doctrines and, because the Fund has not yet entered into any leases and no analysis thereof is possible, counsel for the Fund has not expressed an opinion on the status of the Fund as owner and lessor of properties.

Stepped Payment Leases

  Under Section 467 of the Code, a lessor may be required to accrue rental income for income tax purposes during a taxable period in amounts that differ from the actual rental payments received during such period if
(i) rental payments are made after the close of the calendar year following the calendar year in which the use of the property occurs, or (ii) rental payments increase over the term of the lease ("Section
467 Lease").

                                    75

  If a lease is a Section 467 Lease but is not a disqualified leaseback or long-term agreement described below, the lessor must include in current income for any period rentals allocated by the lease to that period plus the present value of rentals allocated to such period but not paid until future periods. Accordingly, unless such a Section 467 Lease allocates rent to periods earlier than the payment date of such rent, Section 467 should not have any effect on the taxable income from such lease.

   If a lease that is a Section 467 Lease does not allocate rent to specific periods or, subject to certain exceptions, (i) is entered into in a leaseback transaction, or (ii) is for a term of in excess of 75% of the statutory recovery period for the property subject to the lease, and (iii) provides for increasing rents to avoid income taxation (a "disqualified leaseback or long-term agreement"), the lessor may be required to disregard actual rental payments and accrue and recognize as income in each lease period a constant amount which, if paid as of the close of each lease period under the rental agreement, would result in an aggregate present value equal to the present value of the aggregate payments required under the agreement. Although no regulations have been issued, Section 467 instructs the Service to exclude from "disqualified leaseback or long-term agreements" leases providing for increases determined by reference to price indices and leases providing for increases based upon percentage of lessee receipts.

  Lessors under leaseback or long-term agreements who are not required to accrue a constant amount must, upon disposition of the property subject to the lease, recapture as ordinary income the lesser of (i) the difference between the amount which would have been taken into account had the lessor been required to accrue a constant amount and the amount actually taken into account for the periods prior to the disposition or (ii) the gain realized.

  Prior partnerships have entered into leases which may qualify as Section 467 Leases. In certain instances, such agreements may require accrual of  a  constant amount or may require recapture on the disposition  of the  property  subject to the lease.  Because the  Fund  has  not  yet entered into any lease agreements, it is not possible to determine what treatment of the Fund's leases may be required under Section 467.
If the Fund enters into agreements that require accrual of a constant amount, such an accrual could result in the Fund's recognition in certain years of a greater amount of income than is actually received.
If, on the other hand, the Fund is required to recapture ordinary income on the disposition of property subject to its leases, the Fund will recognize ordinary income rather than capital gain to the extent
of  the  recapture.   For individuals, estates,  and  trust,  ordinary
income is currently subject to a top marginal rate of 39.6% while capital gains are subject to a top marginal rate of 28%.

                                    76

Organization and Syndication Costs and Other Payments to  the  General
Partners

  The General Partners and their Affiliates will be reimbursed for all costs incurred by the General Partners or such Affiliates that are attributable to the Fund. Such reimbursements will include costs incurred in syndicating, organizing and managing the Fund, as well as an allocation of related general and administrative costs of the General Partners and their Affiliates. The General Partners will categorize reimbursements as start-up, syndication, organization, management or acquisition costs.

  Section 709 of the Code denies the Fund a deduction for amounts paid or incurred in connection with the issuance or marketing of Units ("syndication expenses"). However, under Sections 709 and 195 of the Code, amounts paid or incurred to organize the Fund ("organization expenses"), or to create an active trade or business conducted by the Fund ("start-up expenses") may be amortized over a period of not less than 60 months. The General Partners will allocate certain expenses between syndication, organization and start-up and may amortize certain organization and start-up expenses. There can be no assurance that the Service will accept the General Partners' determination of the classification of the costs with respect to syndicating and organizing the Fund, and because the issue is factual in nature,
counsel  to  the  Fund has not issued an opinion on this  issue.   The
General Partners, however, will attempt to follow the applicable Treasury Regulations relating to which costs qualify as organizational costs and which costs are deemed syndication costs.

  Acquisition Expenses incurred in connection with acquired properties will generally be added to the purchase price and amortized. All other reimbursements will be deducted as management expenses. The Service has successfully challenged the deductibility of such payments to general partners in other cases and may allege that such expenses reimbursed to the General Partners or an Affiliate are not currently deductible by the Fund. The General Partners believe that the management expenses to be reimbursed to the General Partners or an Affiliate by the Fund will be deductible either under Code Section 707(a) (transactions between a partnership and a partner acting in a capacity other than as a member of the partnership) or under Section 707(c) ("guaranteed payments" that are determined without regard to the income of the partnership), and such expenses will be paid for necessary and ordinary services rendered to the Fund. Upon audit, the Service may challenge the General Partners' allocation of expenses, either on the basis of the nature of the reimbursements paid or on the basis that the reimbursements were paid to the General Partners or an Affiliate for performing services within the normal scope of their duty as General Partners and, therefore, may not be deducted. The deductibility of such reimbursements to be paid to the General Partners or an Affiliate ultimately will depend upon, among other things, a factual determination of the nature of the services performed and cannot be predicted with certainty. The Fund's legal counsel has not issued an opinion on the deductibility of these expenses because their deductibility is inherently a factual issue that depends upon their amount or the appropriateness of the relevant items for reimbursement.

                                    77

Depreciation Deductions

   1. General. The Code permits a taxpayer to claim depreciation deductions with respect to property used in a trade or business or held for the production of income. As a general rule the cost of acquiring or constructing an asset, including all costs incident to such acquisition or construction, may be included in the tax basis thereof for the purposes of computing cost recovery deductions.

   The Fund will claim depreciation, cost recovery and amortization deductions with respect to the properties it acquires to the extent permitted by the applicable Code provisions. Although such deductions will reduce the Fund's taxable income, they will also reduce the Fund's adjusted basis in the properties, thereby increasing the potential gain (or decreasing the potential loss) to the Fund upon the ultimate disposition of the properties. See "Sales of Fund Property and Foreclosure."

   2. MACRS. Under the Modified Accelerated Cost Recovery System ("MACRS"), tangible real or personal property (other than land) that qualifies as "recovery property" is eligible for MACRS deductions over specific statutory recovery periods. The applicable recovery period for nonresidential real property with a class life exceeding 27.5 years (which includes most commercial real property) is 39 years. The Fund intends to purchase only commercial properties. Accordingly, the Fund will depreciate most of its real properties over 39 years using the straight-line method. But see "Income Tax Aspects--Tax-Exempt Use Property." Under Rev. Proc. 87-56, certain real properties, including automotive service station buildings and car wash buildings, in which prior partnerships sponsored by the General Partners have invested, have class lives of less than 27.5 years and are not nonresidential real property subject to the 39 years recovery period. Automotive service stations and car washes are depreciated over a recovery period of 15 years. The MACRS deduction with respect to a property in the year of acquisition will be based on the number of months in which the property has been placed in service by the Fund, and each property will be deemed placed in service for MACRS purposes in the middle of the month in which it is placed in service by the Fund.

  A small portion of the property to be purchased by the Fund is expected to be five-year recovery property. Five-year recovery property is subject to a table delineating the amount deductible in each year. The table is based on the double declining balance method but converts to the straight line method to maximize depreciation in later years. During the first year the table incorporates a half-year convention.
A new entity such as the Fund is subject to a short taxable year, thus reducing the first year cost recovery deduction to the amount specified in the aforementioned table multiplied by a fraction, the numerator of which is the number of months the Fund is involved in activity and the denominator of which is twelve. No investment tax credit will be available on the personal property of the Fund.

                                    78

  3. Allocation of Purchase Price. Allocation of the purchase price of a property among the various depreciable and nondepreciable assets is a factual question, and there can be no assurance that the allocations made by the Managing General Partner will be accepted by the Service.
In   determining  the  allocation  of  the  purchase   price   between
depreciable and nondepreciable assets, the Managing General Partner relies on its own experience and on reports of independent appraisal firms on similar properties acquired by affiliated partnerships. Because none of the Fund's properties have been acquired and the issue depends on facts that are not yet determined, counsel to the Fund has not rendered an opinion on this issue. Adjustment of the allocation of the purchase price of a property could decrease Fund depreciation deductions thereby increasing Fund taxable income or decreasing Fund losses.

Basis of Fund Interest

  Subject to the at risk rules and the passive activity loss limitations (see "Personal Tax Consequences--Losses and Credits from Passive Activities"), a Partner is generally allowed to deduct his or her allocable share of partnership losses to the extent of the adjusted basis in the Partner's Units. Each Limited Partner's adjusted basis of the Partner's Units initially will include his or her contribution to the capital of the Fund and the Partner's pro rata share of indebtedness as to which neither the Fund nor any Partner is personally liable ("nonrecourse liabilities"). Under the "at risk" rules, a taxpayer cannot deduct losses arising from an activity, including the activity of holding real property, to the extent such losses exceed the aggregate amount with respect to which the taxpayer is financially "at risk" in such activity. Generally, a taxpayer is "at risk" in the amount of his or her capital contribution plus his or
her   share   of  recourse  liabilities  and  "qualified"  nonrecourse
liabilities within the meaning of Section465(b)(6) of the Code. Although the General Partners will attempt to ensure that financing, if any, that may be placed on properties in the future will be qualified nonrecourse financing, because that determination depends on facts not yet in existence, no assurances can be given that any loans actually obtained by the Fund will qualify as amounts at risk under
Section 465.

  A Limited Partner's adjusted basis of his or her Units will increase by the Partner's distributive share of Fund income for each year and decrease by his or her distributive share of Fund losses and by distributions of cash and other property made by the Fund to him or her (and for this purpose the Partner's share of any reduction in principal of the Fund's indebtedness will be treated as a distribution of cash to the Partner); provided, however, that the adjusted basis may not be reduced below zero. In the event that the amount of Fund losses allocated to a Limited Partner for any fiscal year exceeds the Partner's available basis of his or her Units, such excess losses may be carried forward to such time, if ever, such basis is sufficient to absorb such excess losses.

                                    79

Nonliquidating Distributions

   Nonliquidating distributions of cash to a Partner generally will be regarded as a return of capital for tax purposes to the extent of a Partner's adjusted basis of his Units and serve to reduce such basis by an amount equal to the cash distributed. To the extent that the amount of cash distributed exceeds the Limited Partner's adjusted basis of his Units prior to distribution, the Limited Partner will recognize taxable gain. Nonliquidating distributions of property other than cash to a Limited Partner will reduce the Limited Partner's basis in his Units by an amount equal to the adjusted basis of the property in the hands of the Fund; provided, however, that the adjusted basis of his Units may not be reduced below zero. The distributed property will have a basis in the hands of the distributee Limited Partner equal to its adjusted basis in the hands of the Fund, except that the basis of such property shall not exceed the adjusted basis of such Limited Partner's Units reduced by the amount of any cash distributed in the same transaction.

Sales of Fund Property and Foreclosure

  In the event the Fund sells a property, gain will be recognized to the extent that the amount realized from such sale exceeds the Fund's adjusted basis of such property and loss will be recognized to the extent that the adjusted basis of such property exceeds the amount realized. The amount realized from the sale or other disposition of a property includes all cash received, all liabilities assumed and the
fair  market  value of all property received other than  cash.   If  a
purchaser of such property assumes or takes subject to liabilities encumbering the transferred property, the amount of such liabilities represents consideration to be included in the amount realized by the Fund as though there had been a payment in a like amount.

  The federal income tax consequences of the foreclosure of a mortgage, deed of trust or other financing instrument with respect to a property depend on a number of factors. In general, however, the Partners will recognize taxable gain to the extent the foreclosed liability exceeds the adjusted basis of the property. If the property is sold in foreclosure for an amount greater than the applicable liability, the rules described in the preceding paragraph will apply.

   In the event of the disposition (including a sale as a result of foreclosure) of any depreciable real property within one year after acquisition (even if straight-line depreciation has been taken) or of any depreciable personal property, gain, if any, will be recaptured as ordinary income to the extent that depreciation has been previously allowed on the property. Further, in the case of an installment sale all depreciation to be recaptured as ordinary income will be recaptured in the year of sale without regard to the actual payment received in such year.

                                    80

  If the Fund is considered a dealer in real estate at the time of any sale of a property, installment sale reporting of the amount of recognized gain will not be available. Therefore, an installment sale of property by the Fund could result in a recognition of income in an amount exceeding cash distributions from the Fund in the year of sale. If the Fund is not a dealer, deferral of recognition of income from an installment sale will be available, although under certain circumstances the amount of tax deferred may be subject to an interest charge denominated as additional tax.

  Under certain circumstances, the sale of property may not generate for the Partners net cash proceeds in amounts sufficient to cover the tax
liabilities  thereby  created  for the Partners.   Such  circumstances
might include (i) the sale of a property on adverse terms, i.e., for gross proceeds that exceed the depreciated book value of the property by an amount significantly greater than the net proceeds after payment of the remaining principal amount of the related mortgage or deed of trust, (ii) the sale or transfer of a property pursuant to foreclosure of a mortgage, deed of trust or other financing instrument or (iii) the sale of a property for proceeds that include illiquid assets, such as promissory notes of the purchaser.

  Any gain or loss on the sale or other disposition of (a) property that is held by the Fund as a "dealer" or (b) property that is neither a capital asset nor a Section 1231 asset will be taxed as ordinary income or loss, as the case may be. A taxpayer is required to hold a capital asset for more than one year to be entitled to long-term capital gain treatment.

  Losses from the Fund that Partners have been unable to deduct due to application of the passive loss limitation rules (see "Personal Tax Consequences--Losses and Credits from Passive Activities.") may be applied against gains subsequently realized from sales of the properties of the Fund or Units. Any losses remaining after such application in the event of a complete liquidation of a Partner's interest in the Fund may be applied against other income of the Partner, whatever the source.

Sale of Units

                                    81

   LIMITED PARTNERS MUST RECOGNIZE THAT NO PUBLIC MARKET FOR UNITS MAY EXIST AT SUCH TIME AS A LIMITED PARTNER WISHES TO SELL HIS UNITS.

  Any gain or loss realized by a Limited Partner who is not a "dealer" upon the sale, exchange or assignment of Units (including contribution to a charitable organization) generally will be treated as capital gain or loss. However, under present law, the portion of the sales proceeds attributable to the Limited Partner's share of the Fund's unrealized receivables and inventory items that have appreciated substantially in value will give rise to ordinary income. For this purpose, unrealized receivables of the Fund include depreciation recapture property to the extent that any gain realized if the Fund had sold such property at its fair market value would have been taxed as ordinary income (as described above, with respect to depreciation recapture) and inventory items include all items of the Fund that, if sold by the Fund or if held by the selling Limited Partner and sold by him, would have been taxed as ordinary income either because the property was neither a capital asset nor a "Section 1231 asset" or because the Fund or the selling Limited Partner would be a "dealer" in such property. Furthermore, in determining the amount received upon the sale or exchange of a Unit, a Limited Partner must take into account his share of any reduction of the nonrecourse partnership liabilities. Accordingly, a Limited Partner's gain on the sale or exchange of Units may substantially exceed the cash proceeds therefrom, and the income taxes payable with respect to such gain also may exceed such cash proceeds.

  A gift of Units by a Limited Partner may result in the imposition of income tax on such Limited Partner if the gift is made at a time when his share of the Fund's nonrecourse liabilities exceeds the basis of the Units that are the subject of the gift. The taxable income resulting from a gift of Units would be equal to the amount by which the Limited Partner's share of nonrecourse partnership liabilities exceeds his basis in the Units given. Such a gift also may result in a federal gift tax being imposed upon the donor.

  In the event of a transfer of all or part of the Units of any Partner, the Fund may elect pursuant to Section 754 of the Code to adjust the
transferee's  share of the basis of the assets of the Fund.   Pursuant
to the Partnership Agreement, the Managing General Partner has sole discretion to determine whether such adjustment to the basis of the assets of the Fund shall be made. Because of the complexities and added expense of the tax accounting required to implement such an election, the Managing General Partner does not intend to cause the Fund to make the Section 754 election. Therefore, any benefit that might be available to the Limited Partners by reason of such an election probably will not be available. Moreover, a Limited Partner may have greater difficulty in selling his Units or may realize a lower sales price since the purchaser will obtain no current tax benefits from his investment to the extent that his cost of such investment exceeds his allocable share of the Fund's basis in its assets.

                                    82

Liquidation of the Fund

   Upon the liquidation of the Fund, a Limited Partner will recognize taxable gain to the extent that any money distributed to the Limited Partner exceeds the adjusted basis of such Limited Partner's interest in the Fund. A Limited Partner will recognize a loss upon liquidation of his partnership interest only if he or she receives liquidation distributions from the Fund consisting solely of money, unrealized receivables or inventory items and then only to the extent that the adjusted basis of his or her interest in the Fund exceeds the basis of the items distributed to him. In the event other property is distributed to a Partner as a liquidation distribution, the basis of such other property in the hands of the Partner shall be equal to the adjusted basis of such Partner's interest in the Fund reduced by any money distributed to such Limited Partner in the same transaction.

Tax Shelter Registration

  Section 6111 of the Code requires tax shelters, as defined therein, to
register   with  the  Service.   The  Managing  General  Partner   has
determined, however, that the Fund does not fall within the Code's definition of a tax shelter, and, therefore, the Managing General Partner does not intend to register the Fund as such.

Partnership Tax Audit, Returns and Penalties

  The Managing General Partner will arrange for the preparation and filing of all necessary tax returns for the Fund. The Managing General
Partner  also  will  serve as the "tax matters  partner"  pursuant  to
Section 6231 of the Code. This Section of the Code grants the Managing General Partner certain discretion and authority regarding extensions of time for assessment of additional tax against Limited Partners related to Fund income, deductions or credits and settlement
or   litigation  of  controversies  involving  such  items.   This  is
significant   because   controversies   regarding   determination   of
partnership  taxable  income  will  be  resolved,  under  regulations,
through  settlement or litigation at the partnership  level.   Limited
Partners are required to report any item of income, gain or loss consistently with the reporting of such item by the Fund, unless a specific explanation of the inconsistency is included with the affected income tax return.

   Each Limited Partner whose interest in revenues of the Fund is one percent or more will receive notice of any tax controversy from the Service. Each Limited Partner will have the right to participate in settlement or litigation of any tax controversy if such right is exercised timely. Limited Partners who do not reserve their right to reject settlements accepted by the Managing General Partner will be bound by the settlement. All Limited Partners will be bound by the outcome of any litigation that may result.

                                    83

   A penalty is imposed under Section 6662 of the Code for substantial understatement of tax liabilities in certain cases. Provided the principal purpose of the investment is not evasion or avoidance of tax, the penalty does not apply if either there was "substantial authority" for treatment of the item that is later adjusted or the relevant facts regarding such item were disclosed in the return. In the case of a partnership item, the disclosure is to be made in the partnership return, but may also be made in the individual Partner's return after satisfaction of additional procedural requirements. Should it be determined that the Fund constitutes a "tax shelter," a penalty for substantial understatement of tax, if otherwise appropriate, would not be avoided by disclosure. In such case, the tax treatment of the item in question would require support of substantial authority and, in addition, the individual Partner's belief that his or her treatment was "more likely than not" the proper treatment. There is little guidance available on the interpretation of the term "tax shelter" for purposes of Section 6662 and it is unclear whether the Fund constitutes a tax shelter. Should an adjustment be sustained to the partnership returns where proper disclosures were not made and there was not "substantial authority" supporting the position taken, a penalty could be assessed against each Limited Partner for 20% of any underpayment of taxes by such Limited Partner exceeding the greater of 10% of such Partner's correct tax or $5,000 for individuals and $10,000 for corporations.

   With respect to Limited Partners who are individuals, closely held corporations or personal service corporations, Section 6662 of the Code imposes a penalty of 20% on all underpayments of tax attributable to a "valuation overstatement." A valuation overstatement results when the value or basis of property or a depreciable component thereof is represented for income tax purposes to be 200% or more of its actual value or basis. Furthermore, the penalty increases to 40% of the underpayment in the case where the value or basis of property is represented to be 400% or more of its actual value or basis.

  Generally, the period during which the Service can assess an income tax deficiency is three years. The statute of limitations for adjusting partnership items of partnerships registered under federal securities laws (such as the Fund) extends until the later of three years after the partnership's return is filed or one year after the name and address of a partner against whom the deficiency is assessed is provided to the Service if such name and address does not appear on the partnership's return. In the case of fraud by others or a substantial omission of gross income from a partnership's return, the period for assessment for a limited partner can be extended to six
years.   The running of the applicable assessment period is  suspended
during  the  pendency  of  an  audit  proceeding  and  for  one   year
thereafter.

Personal Tax Consequences

  The provisions of the Code discussed below may have tax consequences to investors beyond their investment in the Fund, and the applicability of such provisions to an investment in the Fund must be considered with regard to the total individual tax situation of the investor, which is beyond the scope of the tax discussion contained in this Prospectus.

                                    84

  1. Investment by Qualified Plans. Qualified Plans, although generally exempt from federal income taxation under Section 501(a) of the Internal Revenue Code, nevertheless are subject to tax to the extent that their unrelated business taxable income ("UBTI") exceeds $1,000 during any tax year. An allocable portion of income from property that is "debt financed property" will constitute UBTI. Debt financed property is generally defined to mean any property as to which there
is  "acquisition  indebtedness."   Acquisition  indebtedness  includes
indebtedness   incurred   in  acquiring  or  improving   a   property,
indebtedness  incurred  before  acquisition  or  improvement  if  such indebtedness  would  not  have occurred but  for  the  acquisition  or
improvement,   and   indebtedness  incurred   after   acquisition   or
improvement if reasonably foreseeable at the time of acquisition or improvement. The General Partners anticipate that all properties will
be  acquired  with  cash.   There are no current  plans  to  refinance
properties   or  to  finance  properties  after  they  are   acquired.
Therefore, the General Partners believe that Qualified Plans will not be subject to UBTI under the Code because of investment in the Fund.

  In considering an investment in the Fund of a portion of the assets of a Qualified Plan, a fiduciary should consider (i) whether the investment is  in  accordance  with the documents and instruments  governing  the
Qualified   Plan,   (ii)   whether  the   investment   satisfies   the
diversification requirements of Section404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA") and (iii) whether the investment is prudent, since there will not be a market in which to sell or otherwise dispose of the Units.

  ERISA requires that the assets of a Qualified Plan be valued at their fair market value at least annually. As of the close of each fiscal year of the Fund, each Qualified Plan that is a Limited Partner will be provided with an annual statement of estimated value of each Unit based on the estimated value of the properties and other Fund assets.

  2. Limitation on Investment Interest Deductions. The Code imposes limitations with respect to the deduction of interest on investment indebtedness. For individuals, the amount of investment interest (as defined below) otherwise allowable as a deduction in any taxable year will be limited to the amount of net investment income. Investment interest is interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment. However, interest on liabilities on Fund properties and on debt incurred to acquire Units will not be considered "investment interest" under the Code with respect to Limited Partners, but will be considered a deduction attributable to a passive investment activity subject to the passive loss limitations discussed below.

  3.   Deductibility of Interest Incurred to Purchase or Carry Tax-Exempt
Obligations.   In  the case of a Limited Partner who holds  tax-exempt
securities and plans to borrow money to purchase his Units, it is possible that the Service may seek to disallow the deductibility of all or a portion of such investor's expenses incurred in connection with such borrowing, claiming that the indebtedness was incurred to "purchase or carry" tax-exempt securities under Section 265(2) of the
Code.   Such  risk would substantially increase for an investor  whose tax-exempt obligations were used as security for the debt incurred to purchase Units.

                                    85

  4. Losses and Credits from Passive Activities. Under Section 469 of the Code, losses from a "passive activity" are deductible only to the extent of the income from such activity and other passive activities. Passive activity losses that are not deductible because of inadequate passive activity income are carried forward and become deductible against future passive activity income or upon complete liquidation of
the  taxpayer's  interest  in  the  activity.   Credits  from  passive
activities are, in general, limited to the tax attributable to income from passive activities. Passive activities include trade or business activities in which the taxpayer does not materially participate and presumptively include holders of a limited partnership interest such as Units in the Fund. Accordingly, to the extent losses or deductions from passive activities of the Fund, when combined with deductions from all other passive activities of such Partner, exceed the Partner's income from passive activities, the excess losses or deductions will be suspended and carried forward to future years until applied.

  On final disposition of all of the Units held by a Limited Partner or liquidation of the Fund, any losses attributable to the Fund not previously deducted by the Limited Partner due to application of
Section 469 of the Code, together with any losses recognized as a result of such final disposition or liquidation, will be allowed as a deduction against income in the following order: (i) passive income or gain from the Fund, (ii) net income or gain from all passive activities and (iii) any other income or gain (subject to limitations on the deductibility of capital items). But see "Income Tax Aspects-- Publicly Traded Partnerships."

   Gross income from interest, dividends, annuities or royalties not derived in the ordinary course of a trade or business, expenses allocable to such gross income, and gain or loss attributable to the disposition of property producing such gross income or property (other than an interest in a passive activity) held for investment, are not taken into account in computing income or loss from passive activity but, instead, are considered "portfolio income items." If a limited partnership holds assets producing portfolio income items in addition to the assets used in its trade or business, the gross income (and gain or loss) from and expenses allocable to such portfolio assets are considered to arise from an activity which is separate from any passive activity engaged in by the limited partnership. Also, that portion of any gain from the sale of a partnership interest in such a limited partnership will be considered a portfolio income item to the extent the underlying partnership assets determined on an applicable date generate portfolio income items. Income, gain or loss attributable to an investment of working capital is treated as a portfolio income item.

  The taxpayer's net aggregate loss and net aggregate credit from passive activities are to be allocated to activities, and within activities, on a pro rata basis as prescribed by Treasury Regulations. Whether a particular property constitutes a single activity or part of a larger activity is relevant in determining the amount of suspended passive losses (if any) for the activity and whether suspended passive losses (if any) are deductible upon disposition of such property.

                                    86

  Under IRS regulations, the Fund will have some discretion as to whether to treat each of the properties that it acquires and leases as a separate "activity" for purposes of the passive activity loss rules, or  to aggregate some or all of its properties as a single "activity."
If the Fund chose to treat the operation of different properties as a single activity, the Partners would be required to adopt the same treatment on their own tax returns. The aggregation or separation of the Fund's operations with respect to different properties as a single
"activity"   or as multiple "activities" can have tax consequences  to
the  Partners  when  the Fund finally disposes of  a  property.   Upon
complete disposition of an interest in a passive activity, previously suspended passive losses attributable to that activity, as well as any losses sustained from the operation of the activity during the year of disposition and any loss realized on the disposition, can be used to offset income from other sources, including non-passive income.
Because  it  is  likely  that  the  administrative  burdens   at   the
partnership  level  and to Partners of accounting  for  each  property separately for tax purposes would be more costly than any tax advantages, and because it is anticipated that the Fund will generate net income against which losses can be offset, the General Partners do
not currently intend to treat each property as a separate entity.   If
it appears more favorable in the future to account separately for properties, the General Partners will take all steps possible to obtain such treatment.

  The Managing General Partner intends to conduct the Fund's affairs in a manner so that a Limited Partner's distributive share of Fund income derived from the Fund's real estate rental activities will constitute passive activity income which may be utilized by such Limited Partner as an offset against passive activity losses. In the opinion of counsel for the Fund, and subject to Treasury Regulations which may be adopted in the future, it is more likely than not that the real estate rental activities of the Fund, from which the Fund does not derive the equivalent of a guaranteed return or portfolio income or other item not allocable thereto, will constitute passive activities with respect
to   a  Limited  Partner,  and  therefore  that  a  Limited  Partner's distributive share of Fund income or loss (computed without taking into account portfolio income items and other non-passive activity items, if any) will constitute income or loss from passive activities. Interest income earned on the proceeds of the offering of Units prior to the investment of such proceeds in real property and income (or loss) attributable to working capital investments will be treated as portfolio income items, and losses from passive activities will not offset a Limited Partner's share of income derived from such portfolio income items.

                                    87

   Investors should note that any passive activity income derived from investment in the Fund may reduce a passive activity loss of an investor which is an individual (or under certain circumstances an estate) attributable to a rental real estate activity with respect to which the individual actively participated that might otherwise be deducted against non-passive activity income under a special rule permitting qualified individuals (with adjusted gross income below a specified level) to deduct up to $25,000 of losses from such rental real estate activities. Furthermore, Section 469 of the Code provides the Service with broad authority to prescribe regulations to carry out the provisions of Section469 in addition to those regulations discussed above, and there can be no assurance as to the content of any such regulations.

  5. Individual and Corporate Tax Rates. For individuals, long-term capital gains are subject to a maximum tax rate of 28% while ordinary income is subject to a maximum effective rate of 39.6% (resulting from a combination of a top marginal rate of 36% (applicable to taxable income in excess of $147,700 for joint returns) and a 10% surtax (applicable to taxable income in excess of $263,750 for joint returns)). Effective tax rates may be slightly higher after phase-out of personal exemptions and disallowance of itemized deductions for higher-income taxpayers. The maximum rate on the taxable income of corporations (including net capital gains) is 35%.

  6. Minimum Tax. Taxpayers are subject to an "alternative minimum tax" in addition to the regular income tax. The alternative minimum tax for noncorporate taxpayers is the excess of (i) 26% of the first $175,000 of the amount by which the alternative minimum taxable income exceeds the applicable exemption amount ($45,000 for surviving spouses and married persons filing joint returns, $33,750 in the case of single taxpayers, and $22,500 in the case of estates, trusts, and married taxpayers filing separate returns) plus 28% of the taxable excess that is greater than $175,000, over (ii) the taxpayer's regular federal income tax. For corporate taxpayers, the alternative minimum tax is the excess of (i) 20% of the amount by which the alternative minimum taxable income exceeds the exemption amount of $40,000, over
(ii)  the  corporation's regular federal income tax.   Such  exemption
amount is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000 (for corporations, surviving spouses and married persons filing jointly), $112,500 (for single taxpayers) and $75,000 (for estates, trusts and married taxpayers filing separate returns).

   Alternative minimum taxable income, generally, is the taxpayer's adjusted gross income increased by the amount of tax preference items and decreased by deductions for certain charitable contributions, medical expenses, casualty losses, certain home mortgage interest, and other interest expense to the extent of qualified net investment income. Minimum tax paid with respect to certain preferences may be carried forward indefinitely as a credit against regular tax liability. Each Partner must include his allocable share of the Fund's income and tax preference items in computing his alternative minimum tax liability.

                                    88

  Passive losses, such as operating losses from the Fund, if any, are not allowed in determining alternative minimum taxable income to the extent they exceed alternative minimum taxable income from passive activities. In applying these limitations, minimum tax rules apply to the measurement and allowability of all relevant items of income, deduction and credit. The amount of any passive loss that is subject to disallowance is determined after computing all preferences and making all other adjustments to income that apply for minimum tax
purposes.   Thus,  the  amount  of suspended  losses  attributable  to passive activities may differ for minimum and regular tax purposes. Prospective investors are urged to consult their tax advisors with respect to the effect of the alternative minimum tax on their specific situations.

   7. Activities Not Engaged in for Profit. Section 183 of the Code provides that certain deductions attributable to any activity not engaged in for profit will be disallowed to the extent that such claimed deductions exceed the gross income from the activity. This section does not limit the deductibility of expenses that would be allowable without regard to whether the activity is engaged in for profit, such as real estate taxes and certain amounts of interest. If the gross income from an activity for two or more of five consecutive years exceeds the deductions attributable to such activity, then such activity shall be presumed to be an activity engaged in for profit unless the Service establishes otherwise. Where the deductions claimed exceed the gross income (which may be the case in the Fund's first several years) for more than two of five taxable years, there is a possibility that the Service will claim that the activity was not engaged in for profit and, therefore, will limit the amount of the deduction allowed. The provisions of Section 183 may be applied by the Service to Limited Partners individually, even though the Fund may be considered to have the requisite profit objective. If such a position was asserted successfully against either the Fund or an individual Limited Partner, a significant advantage of investing in the Fund would be lost.

  In determining whether an activity is engaged in for profit, Treas. Reg. 1.183-2 provides that the Service will consider objective standards, taking into account all the facts and circumstances of each case. Included among the factors that are normally taken into account in making such determination are an indication that the taxpayer carried on the activity as a business, the expectation that assets used in the activity may appreciate in value, the financial status of the taxpayer, and the absence of elements of personal pleasure or recreation. In the past the Service has applied Section 183 primarily to investment in activities that have elements of personal benefit or recreation, such as hobby farms or vacation homes, and tax shelters
that   have  very  substantial  tax  benefits  combined  with   little
likelihood of any economic return other than those benefits. The Fund does not appear to fall within any of those categories. Counsel for the Fund has expressed no opinion with respect to this issue because of the inherently factual nature of the issues involved in proposed operations of the Fund, and because the individual circumstances and judgment of each Limited Partner are essential determinants.

                                    89

  8. Foreign Investors. Although this discussion is not intended to describe foreign or federal tax consequences of an investment in the Fund by foreign investors, it should be noted that the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") taxes nonresident aliens and foreign corporations on gains from the disposition of United States real property interests as if such taxpayers were engaged in a trade or business in the United States. If the Fund disposes of properties or if a foreign Limited Partner disposes of an interest in the Fund, the foreign Limited Partner may be subject to tax and withholding as a result of the disposition.

   The Technical and Miscellaneous Revenue Act of 1988 amended the provision of the Code dealing with a partnership's withholding requirements with respect to foreign partners. The required withholding is now based on amounts of income allocable to foreign partners, rather than amounts actually distributed to them. Furthermore, the rates of withholding are now 35% of the amount of income allocable to a foreign partner that is a corporation and 39.6% of the amount of income allocable to any other foreign partner. The Fund is obliged to make estimated quarterly withholding payments based on annualized taxable income.

  9. Carryover Basis and Estate Planning Considerations. The tax basis of inherited property is its fair market value at the date of death (or the date of alternate valuation if that date is elected for estate tax return purposes). The fair market value of a Limited Partner's Units will be includable in his gross estate for federal estate tax purposes and could cause estate tax to be paid even though the Units are illiquid assets that may not be able to be sold to generate cash to pay such estate tax. Each prospective investor should consult with his personal tax advisers concerning the impact of an investment in a Unit on his personal estate planning.

State Income Taxes

  This Prospectus does not summarize the state income tax consequences of owning a Unit in the various states in which investors may reside or of owning property in the various states in which the Fund may acquire
properties.   An  investor  is advised to consult  with  his  own  tax
counsel as to the state income tax consequences in his particular state of residence.

   The foregoing discussion is general in nature and by no means is intended to cover all of the tax issues that might affect any investment in the Fund. IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF CHANGES IN THE LAW AND THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE FUND.

                                    90

                    RESTRICTIONS ON TRANSFER

  It is anticipated that there will never be a public market for the Units and, therefore, a Limited Partner should not expect to readily liquidate his investment or to use the Units as collateral for a loan.
If a Limited Partner wishes to transfer his Units, or any portion thereof, he or she might not be able to find a buyer for such Units due to market conditions or the general illiquidity of the Units. Moreover, if a Limited Partner was able to sell his Units, depending upon the price he or she negotiated, he or she might receive less than the amount of his original investment. No representation is made that the Units could be resold for their original purchase price.

   The Partnership Agreement allows transfers, other than Permitted Transfers, only to the extent that they comply with certain safe harbors created by the Service from treatment as a "publicly traded partnership" for tax purposes. See "Income Tax Aspects--Publicly Traded Partnerships." Counsel for the Fund has advised the General Partners that such limitations are necessary to fall within the safe harbor provisions from treatment as a publicly traded partnership for tax purposes.

  Under presently applicable "Blue Sky" guidelines, except in the case of a transfer by gift, inheritance, intra-family transfer, or marital dissolution, each transferee of Units must generally satisfy minimum investment and investor suitability standards similar to those that were applicable to the original offering of Units, and following a transfer of less than all his Units, each transferor must retain a sufficient number of Units to satisfy the minimum investment standards applicable to his initial purchase of Units. Pursuant to the Limited Partnership Agreement, any substituted Limited Partner must, as a condition of receiving any interest in the Fund, agree in the
instrument  of  assignment  to  become  a  Limited  Partner  and   pay
reasonable  legal  fees  and  filing  costs  in  connection  with  his
substitution  as  a  Limited  Partner.   Transfer  of  Units  will  be
recognized by the Fund only as of the last day of the month in which written evidence respecting the assignment is received by the Fund in form satisfactory to the General Partners.


            SUMMARY OF RESTATED PARTNERSHIP AGREEMENT

  The Partnership Agreement to be executed by each investor pursuant to a power of attorney is included as Exhibit A hereto and it is recommended that each prospective investor and his advisors carefully
review   the  entire  document.   The  following  summarizes   certain
provisions of the Partnership Agreement. All statements made below and elsewhere in this Prospectus relating to the Partnership Agreement are qualified in their entirety by reference to the Partnership Agreement.

                                    91

  Certain provisions of the Partnership Agreement are described in other sections of this Prospectus. For a discussion of compensation and
payments   to   the   General  Partners  and  their  Affiliates,   see
"Compensation to General Partners and Affiliates"; for a discussion of the distribution of cash by the Fund and the allocation of profits and losses for tax purposes, see "Cash Distributions and Tax Allocations"; for a discussion of the Fund's investment objectives and policies, see
"Investment  Objectives  and  Policies";  for  a  discussion  of   the
liability of the General Partners to the Fund for their acts or omissions and of the indemnification of the General Partners by the
Fund,   see  "General  Partners--Fiduciary  Responsibility";   for   a
discussion of the reports to be received by the Limited Partners from the Fund, see "Reports to Limited Partners."

Term and Dissolution

  The Partnership Agreement provides that the Fund will be dissolved and liquidated on December 31, 2046, or upon the election of Limited Partners holding a majority of the Units, the sale or disposition of the final partnership asset, the final decree of a court that such dissolution is required under law, or in the event that the General Partners withdraw without a successor either being appointed by the withdrawing General Partners or being elected by Limited Partners holding a majority of the Units.

Return of Capital

   Prior to the dissolution and subsequent liquidation of the Fund, no Limited Partner will have the right to demand the return of his capital contribution except in the event the Fund is unable to fully utilize the offering proceeds, either by purchasing properties or through joint ventures with other similar Funds, or in the event the Fund agrees to repurchase such Partner's Units.

Repurchase of Units

  Commencing in 1998, and subject to certain conditions discussed in the Partnership Agreement, the Fund will repurchase a Limited Partner's Unit(s) upon the written request of the Limited Partner. During 1998 and 1999 the repurchase price will be equal to 80% of the tendering Limited Partner's Adjusted Capital Contribution. Starting in 2000 and in each year thereafter the repurchase price will be equal to the 90% of the net value of the Fund's assets, as estimated by the General
Partner,  divided  by  the  number of  Units  outstanding.   For  such
purposes, the General Partner will base the net value of the Fund's assets on the discounted present value of the rental income from Fund properties, on the most recent price at which Units have been purchased by third parties, or such other method as it believes is
reasonable.   Commencing in the year 2000, the General  Partners  will
calculate and make available to Limited Partners on the first business day of January and July of each year the price at which Units may be presented for repurchase. The Fund's obligation to repurchase Unit(s) is limited in any year to five percent of the number of Units outstanding at the beginning of the year of repurchase.

                                    92

  Limited Partners will be allowed to present their Units for repurchase during two different periods in each year. Limited Partners desiring to have their Units repurchased will be required to submit to the
Managing  General  Partner notification on  a  form  supplied  by  the
Managing General Partner of the number of Units for which they are requesting repurchase. The notification must be postmarked after January 1 but before January 31, or after July 1 but before July 31 of the year of repurchase. If Units totaling more than five percent are tendered, repurchase requests with the earliest postmarks will be honored first. Units will be repurchased on March 31 and September 30 of each year and any Limited Partner who tenders Units that are not repurchased must retender the Units in succeeding periods if he or she
wants  the  request  reconsidered.   The  Fund  is  not  obligated  to
repurchase any Unit(s) if doing so would, in the discretion of the General Partners, impair the Fund's ability to continue operations. Repurchases will be funded out of either (i) Fund revenues otherwise
distributable  to  Limited  Partners  or  (ii)  Fund  borrowings.   No
assurances can be given that such revenues or borrowings will be available or that the Fund will be able to repurchase any or all of the Units tendered. A repurchase will result in less Net Cash Flow or Net Proceeds of Sale being distributed to remaining Limited Partners in the year of repurchase, but will not result in a reduction of
taxable  income  or gains to such Limited Partners.   In  addition,  a
repurchase may result in certain adverse tax consequences to the tendering Limited Partner. See "Income Tax Aspects--Sale of Units."

Distribution Reinvestment Plan

  The General Partners have established a Distribution Reinvestment Plan (the "Plan") to enable Limited Partners who so elect in writing
("Participants")  to  have  their  distributions  of  Net  Cash   Flow
("Distributions") from the Fund reinvested in additional Units of the Fund during the period of the offering pursuant to this Prospectus. The General Partners, in their discretion, may determine not to provide such a reinvestment plan or to terminate the Plan at any time. The Plan provides for the direct purchase by the reinvesting Limited Partner of Units at the public offering price per Unit ($1,000).

  No Distributions accrued to a Participant prior to release of funds from escrow and execution of the Restated Limited Partnership Agreement will be reinvested in the Plan. Instead, such Distributions will be distributed in cash to Participants.

  All other Distributions to Participants will be reinvested promptly, but in any event within 30 days after the date of the Distribution, in additional Units or fractional Units at the public offering price per Unit ($1,000), provided that:

  (1) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws;

  (2) each continuing Participant has received a current prospectus relating to the Fund, including any supplements thereto, and executed a confirmation within one year of such reinvestment indicating such Participant's intention to purchase units in the Fund and confirming that the Participant continues to satisfy the investor suitability requirements; and

                                    93

  (3) there has been no distribution of Net Proceeds of Sale or Refinancing.

The Plan will terminate upon completion of the public offering of the Units pursuant to this Prospectus. If at any time one of the requirements set forth above is not satisfied, Distributions will be paid in cash to Participants as of the Distribution date.

EACH LIMITED PARTNER PARTICIPATING IN THE PLAN AGREES THAT, IF AT ANY TIME SUCH LIMITED PARTNER FAILS TO MEET THE FUND's INVESTMENT SUITABILITY STANDARDS OR CANNOT MAKE THE OTHER INVESTOR REPRESENTATIONS OR WARRANTIES SET FORTH IN THE THEN CURRENT FUND PROSPECTUS, THE SUBSCRIPTION AGREEMENT, OR THE PARTNERSHIP AGREEMENT RELATING THERETO,
HE OR SHE WILL PROMPTLY NOTIFY THE GENERAL PARTNERS IN WRITING.

  Investors should note that affirmative action is required to change or withdraw from participation in the Plan. Change in or withdrawal from participation in the Plan shall be effective only with respect to distributions made 30 days following receipt by the General Partners
of  written  notice  of such change or withdrawal.   In  the  event  a
Limited Partner transfers his or her Units, such transfer will terminate such Limited Partner's participation in the Plan as of the first day of the quarter in which such transfer is effective.

  Selling commissions may be paid by the Fund in amounts not to exceed eight percent with respect to any Units purchased with reinvested
Distributions. Each Participant is permitted to identify, change or eliminate the name of his or her account executive at a participating dealer. Identification of such account executive may be changed or eliminated for subsequent Distributions. In the event no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a dealer agreement with the Fund or a subsequent partnership, no selling commission will be paid with respect to Distributions which are then reinvested, and the Fund will retain for additional investment in real estate any amounts otherwise payable as commissions. All holders of Units, based on the number of Units outstanding, will receive the benefit of the savings realized by the Fund from investors who do not identify account executives.

   No reinvestment fee or charge will be offset against any reinvested distributions pursuant to the Plan. The cost of administering the Plan will be considered an organization and offering cost of the Fund and the actual cost of administering such Plan may be reimbursed to the General Partners in accordance with the limitations on reimbursements for Organization and Offering Expenses.

  Following each reinvestment pursuant to the Plan, each Participant will be sent a statement showing the distributions received and the number and price of Units issued to such Participant. TAXABLE PARTICIPANTS WILL INCUR TAX LIABILITY FOR FUND INCOME ALLOCATED TO THEM EVEN THOUGH THEY HAVE ELECTED NOT TO RECEIVE THEIR DISTRIBUTIONS IN CASH BUT RATHER TO HAVE THEIR DISTRIBUTIONS REINVESTED IN UNITS OR IN INTERESTS
IN A SUBSEQUENT PARTNERSHIP.

                                    94

   The Fund reserves the right to amend any aspect of the Plan, or to terminate the Plan, with respect to any Distribution subsequent to notice of such amendment or termination, provided that notice is sent to all Participants at least 10 days prior to the record date for the Distribution. The General Partners also reserve the right to assign the administrative duties of the Plan to a reinvestment agent who may hold Units on behalf of participants, provide reports to Participants, and satisfy other record keeping requirements.

   Limited Partners may also be given the opportunity to reinvest distributions from the Fund in interests of a limited partnership having substantially identical investment objectives as the Fund, if affiliates of the General Partners publicly offer such limited partnership interests after the termination of the offering of Units pursuant to this Prospectus. Limited Partners would be allowed to reinvest distributions from the Fund in a subsequent limited partnership only if (i) the subsequent program is registered under federal and applicable state securities laws, (ii) the subsequent program has substantially identical investment objectives, (iii) reinvesting limited partners are afforded the revocation rights described above with respect to such reinvestments and the payment of commissions on such reinvestments, and (iv) each participating Limited Partner receives the prospectus relating to such subsequent program and satisfies the investment qualifications, including minimum investment requirements, for such subsequent offering.

  Nothing herein shall be construed as obligating the General Partners or any Affiliate to continue the offering of Units or to offer units in any subsequent real estate limited partnerships or permit reinvestment therein.

Liabilities of Limited Partners

  Unless he or she takes part in the management or control of the Fund, no Limited Partner will be liable for any obligations of the Fund in excess of the capital contribution he has agreed in the Partnership Agreement to make by signing a Subscription Agreement plus his share of undistributed net income; except that a Limited Partner receiving a return of his capital contribution will be liable to the Fund, for a period of one year if such capital contribution was returned in accordance with the Limited Partnership Agreement and for a period of six  years if it was not, for any sum, not in excess of such  returned
capital  contribution  with  interest,  necessary  to  discharge   the
liabilities  to  all creditors who extended credit,  or  whose  claims
arose,   before  such  capital  contribution  was  returned.   Limited
Partners  will  not  have  the right to  a  return  of  their  capital
contributions   except  in  accordance  with  the   distribution   and
repurchase provisions of the Partnership Agreement.

Rights, Power and Duties of the General Partners

   The General Partners will have the exclusive right to manage the business of the Fund. The General Partners will be responsible for the selection, acquisition, sale, financing, refinancing and leasing of the properties. The rights, powers and duties of the General Partners may be delegated or contracted to an Affiliate of the General Partners at Cost. AEI Fund Management XXI, Inc. will initially serve as Managing General Partner.
                                    95

Withdrawal or Removal of a General Partner

   Neither of the General Partners may withdraw from the Fund without providing a substitute General Partner to the Fund. Any substitute General Partner must be accepted by the vote of a majority, by interest, of the Limited Partners at a special meeting called by the Managing General Partner for such purpose. A General Partner shall be expelled or replaced upon its bankruptcy or insolvency or upon a finding of fraud or breach of its management duties or upon the vote of a majority, by interest, of the Limited Partners at a special meeting called for the purpose of replacing such General Partner.

Substituted Limited Partners; Assignees

  No Limited Partner will have the right to substitute a Limited Partner in his place unless such substituted Limited Partner has agreed in the instrument of assignment to become a Limited Partner and has paid all expenses in connection with admission as a substituted Limited Partner. An assignee who does not become a substitute Limited Partner
as   provided   above  will  only  have  the  right  to  receive   the
distributions of the Fund to which the assigning Limited Partner would have been entitled if no such assignment had been made. Such assignee will have no right to require any information or account of the Fund's transactions or to inspect the Fund's books.

Appointment of General Partners as Attorneys-in-Fact

  Each Limited Partner will irrevocably constitute and appoint the General Partners, and each of them individually, to be his true and lawful attorney-in-fact, with full power to execute such documents as may be
necessary  or  appropriate  to  carry  out  the  provisions   of   the
Partnership Agreement.

Amendments

   Partners holding a majority of the Units may amend the Partnership Agreement. Any amendment will not, without the consent of the General Partners, alter the allocation of economic interests to the Partners or alter the allocation of management responsibilities and control.

Meetings

  No regular or periodic meeting of the Fund is required or contemplated. Upon delivery of proper notification, the General Partners may at any time call a meeting of the Limited Partners. In addition, Limited Partners holding at least 10% of the Units may cause the General Partners to call a meeting.

                                    96

Roll-ups

  The Partnership Agreement prohibits certain transactions in which Units are required to be exchanged for securities of another entity (as defined in the Partnership Agreement as a "Roll-Up") unless certain rights of the limited partners are maintained in the Roll-Up Entity and unless a vote of the majority of the Limited Partners is obtained. The Partnership Agreement defines a Roll-Up to include certain
transactions   involving  the  acquisition,  merger,  conversion,   or
consolidation, either directly or indirectly, of the Fund and the issuance of securities from another entity. This definition comports with requirements under certain state securities laws but differs
slightly   from  definitions  used  by  the  Securities  and  Exchange
Commission ("SEC") and may differ from definitions contained in  rules
or  legislation  promulgated  in the  future.   The  determination  of
whether a transaction constitutes a Roll-Up will, in the first instance, be made by the General Partners.

  The Partnership Agreement provides, in material part, that the Fund may not participate in any Roll-Up which would reduce the democracy rights of Limited Partners, which would impede the ability of the equity owners of the resulting entity to purchase the securities of that entity, which would limit the voting rights of the Limited Partners as equity owners of the resulting entity, which would limit rights to access to records of the resulting entity, or which would provide, without the consent of Limited Partners, that the costs of the Roll-Up are to be borne by the Fund. Further, the Partnership Agreement requires the Fund to obtain an appraisal by a competent independent expert of its assets, based on all available information and assuming an orderly liquidation of the Fund's assets, in connection with any Roll-Up and to provide a summary of that appraisal to Limited
Partners.   If  the  appraisal is included in a  prospectus  to  offer securities  of  the Roll-Up Entity, it must be filed  with  applicable
securities   authorities  and  the  Fund  will  have   liability   for
misrepresentations or omissions therein.

  Any Roll-Up requires the vote of holders of not less than a majority of the Units. The Partnership Agreement provides that a Limited Partner who votes against the amendments must be given the option of (a) accepting securities in the Roll-Up Entity or (b) one of (i) cash for such Limited Partner's Units at the pro rata appraised value of the assets or (ii) retention of such Limited Partner's interest in the Fund on the same terms and conditions as existed previously.


                   REPORTS TO LIMITED PARTNERS

  The books and records of the Fund will be maintained at the principal offices of the Fund and will be open for examination and inspection by the Partners or by their duly authorized representatives during reasonable business hours. The Fund will furnish a list of names and addresses of, and number of Units held by, all Partners to any
Partners   who  request  such  a  list  in  writing,  with  costs   of
photocopying and postage to be borne by the requesting Partners.   The
assignee of a Partner does not have a right to receive any reports unless such assignee is admitted to the Fund as a substitute partner in accordance with the Limited Partnership Agreement.
                                    97

  The General Partners will distribute to each Partner, within 75 days after the close of each taxable year of the Fund, all partnership information necessary for the preparation of Partners' federal income tax returns. A separate report will be issued, solely for purposes of asset evaluation by certain Qualified Plans, that will contain the General Partners' estimate of the fair market value of the Units.

  The General Partners will also distribute to the Partners, within 120 days after the end of each fiscal year, an annual report containing a balance sheet and statements of operations, changes in partners' equity and cash flows (which will be prepared on a GAAP basis of accounting and will be examined and reported upon by an independent public accountant) and a report of the Fund's activities during the
period   reported  upon.   Such  annual  report  will   describe   all
reimbursements to the General Partners and their Affiliates and all distributions to Partners, including the source of such payments.

  The General Partners will also distribute to the Partners, within 60 days after the end of each quarter, a report containing a condensed balance sheet, condensed statements of operation, and a related cash flow statement, together with a detailed statement describing all real properties acquired (including the geographic locale and the plan of operation, the appraised value and purchase price and all other material information), setting forth all fees, if any, received by the General Partners or their Affiliates and describing the services rendered for such fees.

  Finally, when and if required by applicable SEC rules, the Fund will make available to Limited Partners, upon request, the information set forth in SEC Form 10-Q within 45 days after the close of each quarter and SEC Form 10-K within 90 days after the close of each fiscal year. The General Partners are permitted to combine such reports so long as they are distributed in a timely manner.

                      PLAN OF DISTRIBUTION

   The Fund is offering, through AEI Incorporated, as Dealer-Manager, $24,000,000 of its limited partnership interests in the form of 24,000 Units of $1,000 each (the "Units"). The minimum investment required of each investor is two and one-half Units ($2,500), except that an Individual Retirement Account, Keogh Plan or other Qualified Plan will be permitted (subject to the requirements of certain states--see Exhibit C) to purchase two Units ($2,000). The offering period will commence on the date hereof. No Units will be sold unless the Fund receives subscriptions for at least 1,500 Units by the date one year after the date of this Prospectus.

  Each investor purchasing Units will be required to accept and adopt the provisions of the Partnership Agreement attached to this Prospectus as Exhibit A and to complete and execute a Subscription Agreement, which includes a power of attorney (Exhibit D). At the time the prospective investor submits such Subscription Agreement, he or she must tender a check to the Fund in the amount of $1,000 for each Unit being purchased. Checks should be made payable to "Fidelity Bank--AEI Real Estate Escrow." Units will only be sold to an investor who represents in writing that, at the time the investor executes the Subscription Agreement, he or she meets the applicable suitability requirements. See "Who May Invest."
                                    98

   All funds received from subscribers will be deposited in an escrow account with the Fidelity Bank, Edina, Minnesota until $1,500,000 has been deposited therein. In the event the required $1,500,000 has not been deposited by the date one year after the date of this Prospectus, all subscriptions will be canceled and all funds will be promptly returned to investors with interest actually earned thereon and without  any  deduction  therefrom.  Under the  terms  of  the  escrow agreement, a subscriber may not withdraw his funds from the escrow account. When subscriptions for the minimum number of Units have been received, the General Partners may remove funds from escrow and instruct the escrow agent to pay accrued selling commissions. Upon admission to the Fund, each investor will receive his pro rata share of any interest earned on escrowed funds based on the date of deposit of his subscription payment. Escrow funds will be invested in insured deposits with a financial institution and will earn interest at short-term deposit rates. Following first admission, the Fund will admit additional investors as Limited Partners on or before the first business day of each month until the termination of the offering. Only subscribers whose subscriptions have been received and accepted at least three days prior to each admittance date will be admitted as Limited Partners on such date.

  The General Partners have complete discretion to reject any subscription
agreement  executed  by  any  investor  within  thirty  days  of   its
submission and funds from a rejected subscriber will be returned within 10 days thereafter. It is anticipated that subscriptions would be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of the Fund.

   The Units are being offered on a "best efforts" basis by AEI Incorporated (an Affiliate of the General Partners) as Dealer-Manager and by other selected broker-dealers that are members of the National Association of Securities Dealers, Inc. and that enter into Participating Dealer Agreements. Participating Dealers in the offering will offer and sell Units in the Fund on the same terms and conditions as the Dealer-Manager. Subject to the volume discounts described below, the Dealer-Manager will receive selling commissions and a nonaccountable expense allowance totalling to 10% of the gross proceeds from the sale of Units, all or a portion of which will be reallowed to Participating Dealers. The Dealer-Manager may also receive up to 1/2 of 1% of the gross offering proceeds for the reimbursement of bona fide due diligence expenses of the Participating Dealers, all of which will be paid by the Dealer-Manager to such Participating Dealers.

                                    99

  A registered principal or representative of the Dealer-Manager, or a Participating Dealer, may purchase Units net of commissions at $920 per Unit. In addition, the selling commission and accountable expense allowance payable to the Dealer-Manager, any portion of which may reallowed to Participating Dealers, will be reduced on sales of 250 or more Units in accordance with the following schedule:

                                 Investor's           Commissions and Expense
                               Purchase Price            Allowance Per Unit
  Dollar  Amount Purchased       Per Unit      Percent      Dollar Amount
    $1,000 - $250,000            $1,000         10.0%          $100.00
    $250,001 - $500,000          $  990          9.0%          $ 90.00
    $500,001 - $750,000          $  980          8.0%          $ 80.00
    $750,001 - $1,000,000        $  970          7.0%          $ 70.00
    $1,000,001 and above         $  960          6.0%          $ 60.00

The purchaser of such Units will be credited with such reduced commission and the net proceeds to the Fund will not be affected by the discount. Subscriptions may be combined for the purpose of determining the volume discount applicable to subscriptions from a "purchaser." "Purchaser" for purposes of these discounts is defined in section 6.12 of the Partnership Agreement. Units may be purchased by the General Partner or its Affiliates. Any such purchases will be for investment and not for distribution and no such purchases will be included in subscriptions received for purposes of calculating the minimum number of Units which must be sold.

     The Participating Dealers and their controlling persons, will be indemnified by the General Partners against certain liabilities, including liabilities under the Securities Act of 1933. As of the date hereof, no broker-dealers have entered into a Participating Dealer Agreement. The General Partners will receive reimbursement of certain expenses incurred by them in connection with the supervision and monitoring of the organizational and pre-sale activities of the Fund.

                         SALES MATERIALS

    Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this Prospectus. The only written sales material that may be disseminated to prospective investors is a brochure prepared by the General Partners describing the Fund and its proposed activities and a brochure attached to a folder in which this Prospectus will be placed. In certain states such sales material may not be available. In addition, audio-visual materials may be used in connection with this offering in certain states. With the aforementioned exceptions, sales materials have not been authorized for use by the General Partners and should be disregarded.

    The offering is made only by means of this Prospectus. Although the information contained in the supplemental sales material does not conflict with the information contained in this Prospectus, such sales material does not purport to be complete and should not be considered part of this Prospectus or as forming the basis of the offering of the Units.

                                    100

                        LEGAL PROCEEDINGS

    Neither the Fund nor the General Partners are parties to any pending
legal  proceedings that are material to the Fund.   Neither  AEI  Fund
Management XXI, Inc. nor Robert P. Johnson, who is the general partner of other investment programs (see "General Partners"), is an adverse party in any legal proceedings with limited partners in such other limited partnerships.

                             EXPERTS

     The balance sheets of AEI Income & Growth Fund XXII Limited Partnership and AEI Fund Management XXI, Inc. as of July 31, 1996 and December 31, 1995, respectively, included in this Prospectus have been examined by Boulay, Heutmaker, Zibell & Co., P.L.L.P., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in giving such report.

    The statements concerning federal taxes under the headings "Income Tax Aspects" and "Risks and Other Important Factors" have been reviewed by Dorsey & Whitney LLP, counsel for the Fund, and have been included herein, to the extent they constitute matters of law, in reliance upon the authority of said firm as experts thereon. Counsel for the Fund believes that such material constitutes a full and fair general disclosure of the material tax risks associated with an investment in the Units.

                          LEGAL OPINION

    The legality of the Units being offered hereby will be passed upon for the Fund by its counsel, Dorsey & Whitney LLP.
NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM
IT  IS  UNLAWFUL  TO  MAKE  SUCH OFFER OR SOLICITATION.   NEITHER  THE
DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FUND'S AFFAIRS SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE IN THE FUND'S AFFAIRS OCCURS AT ANY TIME WHEN THIS PROSPECTUS IS REQUIRED TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                    101

                        TABLE OF CONTENTS

SUMMARY OF THE OFFERING
WHO MAY INVEST
RISK FACTORS
CAPITALIZATION
ESTIMATED USE OF PROCEEDS
INVESTMENT OBJECTIVES AND POLICIES
PROPERTIES
GENERAL PARTNERS
PRIOR PERFORMANCE
COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
CONFLICTS OF INTEREST
CASH DISTRIBUTIONS AND TAX ALLOCATIONS
INCOME TAX ASPECTS
RESTRICTIONS ON TRANSFER
SUMMARY OF RESTATED PARTNERSHIP AGREEMENT
REPORTS TO LIMITED PARTNERS
PLAN OF DISTRIBUTION
SALES MATERIALS
LEGAL PROCEEDINGS
EXPERTS
LEGAL OPINION
FINANCIAL STATEMENTS

Limited Partnership Agreement               Exhibit A
Prior Performance Tables                    Exhibit B
Certain State Suitability Requirements      Exhibit C
Subscription Agreement                      Exhibit D

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS
OR HER OWN COUNSEL, ACCOUNTANT AND OTHER FINANCIAL ADVISORS (AND BE RESPONSIBLE FOR THEIR FEES) REGARDING THE LEGAL, TAX AND INVESTMENT ASPECTS OF THIS OFFERING.


                                    102

                          24,000 Units




                       AEI INCOME & GROWTH

                            FUND XXII

                       Limited Partnership








                           PROSPECTUS







                        AEI Incorporated

                                    103

                                                         EXHIBIT A

                            RESTATED
                  LIMITED PARTNERSHIP AGREEMENT
                               OF
        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP


                        TABLE OF CONTENTS

    Article

       I.  Formation of Partnership

      II.  Definitions

     III.  Purpose and Character of Business

      IV.  Capital

       V.  Allocation of Profits, Gains and Losses; Distributions to Partners

      VI.  Rights, Powers and Duties of General Partners

     VII.  Provisions Applicable to Limited Partners

    VIII.  Books of Account; Reports and Fiscal Matters

      IX.  Assignment of Limited Partner's Interest

       X.  Death Withdrawal, Expulsion and Replacement of the General Partners

      XI.  Amendment of Agreement and Meetings

     XII.  Dissolution and Liquidation

    XIII.  Miscellaneous Provisions

                                    104

                            RESTATED
                  LIMITED PARTNERSHIP AGREEMENT
                               OF
        AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP


       THIS RESTATED LIMITED PARTNERSHIP AGREEMENT is entered into
as  of  this        day  of       , 1996, by and among  AEI  Fund
Management XXI, Inc. (the "Managing General Partner"), a Minnesota corporation, RobertP. Johnson (the "Individual General Partner"), and all other parties comprising the Limited Partners, who shall execute this agreement and whose addresses appear at the end of this agreement.

                I.  Formation of the Partnership

       The parties hereto do hereby confirm the formation of a limited partnership (the "Partnership") pursuant to the provisions of the Minnesota Revised Uniform Limited Partnership Act, as codified in Chapter 322A, Minnesota Statutes (the "Limited
Partnership Act") by the filing of a Certificate of Limited Partnership on July 31, 1996 and agree that such Partnership shall be governed by the terms of this Agreement. The parties agree that they shall promptly file any additional or supplemental amended certificates of limited partnership that may be required in the appropriate office in the State of Minnesota and in such other offices as may be required, and that the parties shall comply with the other provisions and requirements of the Limited Partnership Act as in effect in Minnesota, which Act shall govern the rights and liabilities of the Partners, except as herein or otherwise expressly stated.

       1.1   Name.   The business of the Partnership is  conducted
under the firm name and style of: AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP.

       1.2 Principal Place of Business/Agent for Service. The agent for service of process is the Individual General Partner. The location of the principal place of business, principal office and agent for service of process of the Partnership shall be at the offices of the Managing General Partner, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The Partnership may also maintain offices at such other place of business as the Managing General Partner may from time to time determine.

       1.3 Names and Addresses. The name and address of the Managing General Partner is AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The name and address of the Individual General Partner is Robert P. Johnson, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The names and addresses of the Limited Partners are set forth on Schedule A at the end of this agreement.

                                    105

       1.4 Term. The Partnership shall commence business on the date hereof, and shall continue until December31, 2046, unless dissolved, terminated and liquidated prior thereto under the provisions of Article XIII.

                        II.  Definitions

      As used in this agreement, the following terms shall have the following meanings:

      2.1 "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

       2.2 "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of Properties, whether designated as a real estate commission relating to the purchase of Properties, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points paid by borrowers to the General Partner if the Partnership invests in mortgage loans, or any fee of a similar nature, however designated or however treated for tax or accounting purposes. Acquisition Fees shall not include Development Fees and Construction Fees paid to any person or entity not Affiliates of the General Partners in connection with the actual development and construction of a project.

       2.3 "Adjusted Capital Contributions" means the aggregate original capital contribution of a Limited Partner reduced, from time to time, by (i) any return of capital contributions pursuant to Section 4.5, and (ii) to the extent the Partnership has paid a cumulative (but not compounded) 6% per annum return on Adjusted Capital Contributions, by total cash distributed from Net Proceeds of Sale with respect to the Units; and increased from time to time by the product of (i) the Adjusted Capital Contribution of any Limited Partner whose Units are repurchased and (ii) the ratio of each remaining Limited Partner's Units to the total Units outstanding after such repurchase. Adjusted Capital Contributions shall not be reduced by distributions of Net Cash Flow.
                                    106

      2.4 "Administrative Expenses" means expenses incurred by the General Partners and their Affiliates during the operation of the Partnership directly attributable to rendering the following services to the Partnership: (i) administering the Partnership (including agency type services, partner relations and communications, financial and tax reporting , accounting and payment of accounts, payment of distributions, payment of unit redemptions, staffing and processing other investor requests);
(ii) property management (including collecting, depositing and monitoring rental payments and penalties, monitoring compliance with leases, monitoring the maintenance of property and liability insurance and the payment of taxes, maintenance of lease insurance (if applicable), monitoring and negotiating other forms of tenant security and financial condition, ongoing site inspections and property reviews and reviewing tenant reports); (iii) property and lease workout (including enforcing lease provisions in default, filing lease insurance claims, enforcing guarantees, collecting letters of credit or foreclosing other collateral, if applicable, eviction of tenants in default, re-leasing of properties, and monitoring tenant disputes and foreclosures); and
(iv) partnership dissolution and liquidation (accounting, final payment to creditors, administrative filings and other costs).

      2.5 "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any such company for which such person acts in such capacity.

      2.6 "Competitive Real Estate Commissions" means real estate or brokerage commissions paid for the purchase or sale of a Property that are reasonable, customary and competitive in light of the size, type and location of such Property and which do not, in any event, exceed 6% of the contract price for the sale of such Property.

       2.7 "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation of Partnership Property.

                                    106

       2.8 "Cost" means, when used with respect to services furnished by the General Partners or their Affiliates to, or on behalf of, the Partnership, the lesser of (i) the actual expenses incurred by such General Partners and Affiliates in providing services necessary to the prudent operation of the Partnership, including salaries and expenses paid to officers, directors, employees and consultants, depreciation and amortization, office rent, travel and communication expenses, employee benefit expenses, supplies and other overhead expenses directly attributable to the furnishing of such services; or (ii) the price that would be charged by unaffiliated parties rendering similar services in the same geographic location. Overhead expenses shall be charged only if directly attributable to such services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Partnership's independent public accountant.

       2.9 "Development Fee" means a fee for packaging the Partnership's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

       2.10 "Front-End Fees" means fees and expenses paid by any party for services rendered during the Partnership's Organizational or acquisition phase, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and other similar fees, however designated by the Managing General Partner.

      2.11 "General Partners" means the Managing General Partner, the Individual General Partner and any substitute General Partner as provided in Article X.

       2.12 "Individual General Partner" means Robert P. Johnson, and any substitute as provided in Article X.

      2.13 "Investment in Properties" means the amount of capital contributions actually paid or allocated to the purchase of Properties, including working capital reserves allocable thereto (except that working capital reserves in excess of 5% will not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

      2.14 "Limited Partners" means all parties who shall execute, either personally or by an authorized attorney-in-fact, this agreement as Limited Partners and comply with the conditions in
Section 4.2, and any and all assignees of the Limited Partners, whether or not such assignees are admitted to the Partnership as substitute Limited Partners; provided, however, that an assignee of the interest of any Limited Partner shall not be considered a "Limited Partner" for purposes of Articles X and XI hereof unless such assignee is admitted as a substitute Limited Partner as provided in Article IX.

                                    108

       2.15 "Limited Partnership Act" means the Minnesota Revised Uniform Limited Partnership Act, as codified in Chapter 322A, Minnesota Statutes.

       2.16 "Limited Partnership Unit" or "Unit" means the Partnership interest and appurtenant rights, powers and privileges of a Limited Partner and represents the stated capital contributions with respect thereto, all as set forth elsewhere in this agreement.

       2.17 "Major Repairs or Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs exceed 10% of the fair market value of the Property at the time of such services.

       2.18 "Managing General Partner" means AEI Fund Management XXI, Inc., and any substitute as provided in Article X.

       2.19 "Net Value" means the aggregate value of the Partnership's assets less the Partnership's liabilities, as determined by the Managing General Partner, after taking into account (i) the present value of future net cash flow from rental income on the Fund's properties, (ii) the price at which Units of the Partnership have last been purchased, and (ii) such other factors as the General Partners deem relevant.

       2.20 "Net Cash Flow" means Partnership cash funds provided from operations, including lease payments on net leases from builders and sellers without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements and less the amount set aside for restoration or creation of reserves.

       2.21 "Net Proceeds of Sale" means the excess of gross proceeds from any sale, refinancing (including the financing of a Property that was initially purchased debt-free) or other disposition of a Property over all costs and expenses related to the transaction, including fees payable in connection therewith, and over the payments made or required to be made on any prior encumbrances against such Property in connection with such transaction.

       2.22 "Partners" means the Managing General Partner, the Individual General Partner and the Limited Partners.

       2.23 "Organization and Offering Expenses" means those expenses incurred in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including any sales commissions, nonaccountable expense allowances or reimbursement of due diligence expenses paid to broker-dealers in connection with the distribution of the Partnership and all advertising expenses.

       2.24 "Partnership" means the limited partnership formed by this agreement.

                                    109

       2.25 "Permitted Transfer" means, with respect to the transfer of Units in any fiscal year of the Partnership (i) transfers in which the basis of the Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor, or is determined under
Section 732 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) transfers of Units upon the death of a Limited Partner, (iii) transfers of Units between members of a family (as defined in Section 267(c)(4) of the Code), (iv) transfers of Units at original issuance and sale, (v) transfers of Units pursuant to distribution under a Qualified Plan, and (vi) block transfers of Units by a single partner in one or more transactions during any thirty calendar day period representing in the aggregate more than five percent (5%) of the total interest of all Partners in partnership capital and profits.

      2.26  "Properties" or "Property" means real properties or any
interest   therein   acquired  directly  or  indirectly   by   the
Partnership   and  all  improvements  thereon  and  all   repairs,
replacements or renewals thereof, together with all personal property acquired by the Partnership that from time to time is located thereon or specifically used in connection therewith.

      2.27  "Prospectus" means that certain  prospectus  of  the
Partnership dated                          , 1996.

      2.28 "Qualified Matching Service" means a listing system operation, provided either through the General Partners or through any unrelated third party (including any dealer in the Units), in which Limited Partners contact the operator to list Units they desire to transfer and through which the operator attempts to match the listing Limited Partner with a customer desiring to buy Units without (i) regularly quoting prices at which the operator stands ready to buy or sell interests, (ii) making such quotes available to the public, or (iii) buying or selling interests for its own account.

                                    110

      2.29 "Qualified Matching Service Transfer" means a transfer of Units through a Qualified Matching Service in which (i) at least a fifteen (15) calendar day delay occurs between the day (the "Contact Date") a Limited Partner provides written confirmation to the Qualified Matching Service that his or her Units are available for sale and the earlier of (A) the day information is made available to potential buyers that such Units are available for sale, or (B) the day information is made available to the selling Limited Partner regarding the existence of outstanding bids to purchase Units, (ii) the closing of the transfer does not occur until at least forty five (45) days after the Contact Date, (iii) the Limited Partner's offer to sell is removed from the Qualified Matching Service within one hundred and twenty (120) days of the Contact Date, and (iv) no Units of such Limited Partner are entered for listing by the Qualified Matching Service for at least sixty (60) days after the removal of the Limited Partner's information from such Qualified Matching Service; provided, however, that no transfer shall be a Qualified Matching Service Transfer if, after giving effect to such transfer, the aggregate of (a) Qualified Matching Service
Transfers, (b) transfers pursuant to the repurchase provisions contained in section 7.7 of this Agreement of Limited Partner interests and (c) all other transfers of Limited Partner interests except Permitted Transfers since the beginning of the fiscal year in which such transfer is made would exceed ten percent (10%) of the Partnership interests outstanding.

      2.30 "Qualified Plans" means Keogh Plans and pension/profit-sharing plans that are qualified under Section 401 of the Internal Revenue Code.

      2.31 "Roll-Up" means a transaction involving the acquisition,
merger,   conversion,  or  consolidation,   either   directly   or
indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity; provided, however, that a Roll-Up shall not include a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of such transaction, there will be no significant adverse change in any of the following:

      (i) voting rights of Limited Partners;

     (ii) the term of existence of the surviving entity beyond that of the Partnership;

    (iii) compensation to the General Partners or their Affiliates;

     (iv) the investment objectives of the Partnership or the surviving entity.


       2.32 "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after successful completion of a proposed Roll-Up Transaction.

                                    111

       2.33 "Sponsor" means any person, partnership, corporation, association or other entity which is directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any person, partnership, corporation, association or other entity which will manage or participate in the management of the Partnership, and any Affiliate of such person, partnership, corporation, association or other entity, but does not include a person, partnership, corporation, association or other entity whose only relation with the Partnership is as that of an independent property manager, whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Partnership interests. A person, partnership, corporation, association or other entity may also be a Sponsor of the Partnership by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more other persons, partnerships, corporations, associations or other entities; (ii) receiving a material participation in the
Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control Partnership Properties; (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry; (vi) providing goods or services to the Partnership on a basis which was not negotiated at arm's length with the Partnership.

           III.  Purpose and Character of the Business

      The purpose and character of the business of the Partnership shall be to acquire an interest in the Properties upon such terms and conditions as the Managing General Partner, in its absolute discretion, shall determine, including, without limitation, taking title to the Properties; to own, lease, operate and manage the Properties for income-producing purposes; to furnish services and goods in connection with the operation and management of the Properties; to enter into agreements pertaining to the operation and management of the Properties; to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Partnership's assets or Properties to secure such borrowings; to sell or otherwise dispose of the Properties and the assets of the Partnership; and to undertake and carry on all activities necessary or advisable in connection with the acquisition, ownership, leasing, operation, management and sale of the Properties.

                                    112

                          IV.  Capital

      4.1 General Partners. The Managing General Partner and the Individual General Partner shall be obligated to make capital contributions to the Partnership, to the extent not previously made, in the amounts of $600 and $400, respectively. The General Partners shall not be obligated to make any other contributions to the capital of the Partnership, except that, in the event that the General Partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the
Partnership, the General Partners will contribute to the Partnership an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) 1.01% of the total capital contributions of the Limited Partners' over the amount previously contributed by the General Partners hereunder.

      4.2  Limited Partner Capital Contributions.

      (a) Initial Contribution. There shall initially be available for subscription by prospective Limited Partners an aggregate of 24,000 Limited Partnership Units. The purchase price of each Unit shall be $1,000, provided that a subscriber may be credited for reduced commissions on volume purchases in accordance with Section 6.12. Except as provided in section 4.10, each subscriber must subscribe for a minimum purchase of two and one-half Units, with the exception of Qualified Plans and Individual Retirement Accounts, which must subscribe for a minimum purchase of two Units and subscribers may purchase fractional Units above such minimums.

     (b) Requirements for Limited Partner Status. Upon the initial closing of the sale of Units, the purchasers will be admitted as Limited Partners not later than 15 days after the release from impound of the purchasers' funds. Thereafter, an investor will be admitted to the Partnership not later than the first day of each month provided that his or her subscription for Units has been received at least three days prior to such date. The Partners shall not be obligated to make any additional contributions to the capital of the Partnership.

                                    113

       4.3 Capital Accounts. A separate capital account shall be maintained by the Partnership for each Partner. It is intended that the capital account of each Partner will be maintained in accordance with the capital accounting rules of Treas. Reg.
Section 1.704-1(b)(2)(iv). In general this will mean that the capital account of each Partner shall be initially credited with the amount of his or her cash contribution to the capital of the Partnership. The capital account of each Partner shall further be credited by the amount of any additional contributions to the capital of the Partnership made by such Partner from time to time, shall be debited by the amount of any cash distributions made by the Partnership to such Partner and shall be credited with the amount of income and gains and debited with the amount of losses of the Partnership allocated to such Partner. In all instances the capital accounting rules in Treas. Reg. Section 1.704-1(b)(2)(iv) will determine the proper debits or credits to each Partner's capital account. The Managing General Partner may, at its option, increase or decrease the capital accounts of the
Partners to reflect a revaluation of Partnership Property on the Partnership's books at the times when, pursuant to Treas. Reg.
Section 1.704-1(b)(2)(iv), such adjustments may occur. The adjustments, if made, will be made in accordance with such Regulation, including allocating taxable items, as computed for book purposes, to the capital accounts as prescribed in such Regulation. In the case of the transfer of all or a part of an interest in the Partnership, the capital account of the transferor Partner attributable to the transferred interest will carry over to the transferee Partner. In the case of termination of the Partnership pursuant to Section 708 of the Code, the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) shall govern adjustments to the capital accounts. If there are any adjustments to Partnership property as a result of Sections 732, 734, or 743, the capital accounts of the Partners shall be adjusted as provided in Treas. Reg. Section 1.701-1(b)(2)(iv)(m). Except as provided in Section
4.1 of this Agreement, in the event that any Partner has a negative capital account balance after dissolution and winding up of the Partnership, such Partner will not be obligated to contribute capital in the amount of such deficit.

       4.4 No Right to Return of Contribution. The Limited Partners shall have no right to withdraw or to receive a return of their contributions to the capital of the Partnership, as reflected in their respective capital accounts from time to time, except upon presentment of Units in accordance with Section 7.7 or upon the dissolution and liquidation of the Partnership pursuant to Article XII.

                                    114

       4.5 Return of Unused Net Offering Proceeds. In the event that any portion of the Limited Partners' capital contributions is not invested or committed for investment in real property before the later of two years after the date of the Prospectus or six months after the date of the offer and sale of Units pursuant to the Prospectus is terminated (except for amounts utilized to pay operating expenses of the Partnership and to establish reasonable working capital reserves as determined by the Managing General Partner), such portion of the capital contributions shall be distributed, without interest but with any Front-End Fees, including without limitation commissions or other Organization and Offering Costs, paid thereon, by the Partnership to the Limited Partners as a return of capital. All of such capital contributions will be available for the general use of the Partnership during such period and may be expended in operating the Properties that have been acquired. For the purpose of the foregoing, funds will be deemed to have been committed to investment, and will not be returned to the Limited Partners to the extent written contractual agreements have been executed prior to the expiration of the preceding period, regardless of whether any such investment is ultimately consummated pursuant to the written contractual agreement. To the extent any funds have been reserved to make contingent payments in connection with any Property pursuant to a written contractual agreement in connection with such Property or pursuant to a reasonable decision of the General Partners that additional reserves are necessary in connection with any Property, regardless of whether any such payment is ultimately made, subscription funds will not be returned to the Limited Partners.

       4.6 Loans to Partnership; No Interest on Capital. The Partners may make loans to the Partnership from time to time, as authorized by the Managing General Partner, in excess of their contributions to the capital of the Partnership, and any such loans shall not be treated as a contribution to the capital of the Partnership for any purpose hereunder, nor shall any such loans entitle such Partner to any increase in his or her share of the profits and losses and cash distributions of the Partnership, nor shall any such loans constitute a lien against the Properties. The amount of any such loans with interest thereon at a rate determined by the Managing General Partner, in its absolute discretion, but not to exceed the rate that otherwise would be charged by unaffiliated lending institutions on comparable loans for the same purpose, shall be an obligation of the Partnership to such Partner. The General Partners or their Affiliates may loan funds to the Partnership during the offering period for the purpose of acquiring a Property. Interest on such loans shall not be in excess of the rate that either would be charged by an unrelated lending institution on comparable loans for the same purpose in the same locality of the Properties or represents the cost of funds of the General Partners or their Affiliates. No interest shall be paid by the Partnership on the contributions to the capital of the Partnership by the Partners.

                                    115

       4.7 Purchase of Limited Partnership Units by General Partners. The General Partners and their Affiliates may subscribe for and acquire Units for their own account; provided, however, that any Units acquired by the General Partners or their Affiliates will be acquired for investment and not with a view to the distribution thereof and that the aggregate amount of Units so purchased by the General Partners will not exceed five percent (5%) of the Units offered. With respect to such Units, the General Partners and their Affiliates shall have all the rights afforded to Limited Partners under this agreement, except as may be expressly provided in this agreement.

       4.8 Nonrecourse Loans. A creditor who makes a nonrecourse loan to the Partnership will not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

      4.9 Working Capital Reserve. The General Partners shall use their best efforts to maintain a working capital reserve of one percent (1%) of the aggregate Adjusted Capital Contributions and to restore such reserve if depleted.

      4.10 Distribution Reinvestment Plan.

     (a) A limited partner may elect to participate in a program for the reinvestment of his or her distributions of Net Cash Flow (the "Distribution Reinvestment Plan") and have his or her distributions of Net Cash Flow from operations reinvested in Units of the Partnership. Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and there shall be no minimum purchase amount with respect to such participants. Each Limited Partner electing to participate in the Distribution Reinvestment Plan shall receive, at the time of each distribution of Net Cash Flow, a notice advising such Limited Partner of the number of additional Units purchased with such distribution and advising such Limited Partner of his or her ability to change his or her election to participate in the Distribution Reinvestment Plan.

     (b) If a Limited Partner withdraws from the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the Partnership of written notice of such withdrawal. In the event of a transfer by a Limited Partner of Units, such transfer shall terminate the Limited Partner's participation in the plan as of the first day of the quarter in which the transfer is effective.

                                    116

     (c) Distributions may be reinvested only if (i) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws; (ii) each continuing Participant has received a current prospectus relating to the Partnership, including any supplements thereto, and executed a confirmation within one year of such reinvestment indicating such Participant's intention to purchase units in the Fund through the Plan and confirming that the Participant continues to satisfy the investor suitability requirements; (iii) there has been no distribution of Net Proceeds of Sale or Refinancing. If (A) any of the foregoing conditions are not satisfied at the time of any distribution, or (B) no interests are available to be purchased, such distributions shall be paid in cash.

     (d) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his or her investment in this Partnership constitute his or her agreement to be a limited partner of the Partnership and to be bound by the terms and conditions of this Agreement and, if at any time he or she fails to meet applicable investor suitability guidelines or cannot make the other investor representations required or set forth in the then current partnership agreement prospectus or subscription agreement, he or she will promptly notify the General Partners in writing.

     (e) The Partnership shall pay a commission in connection with any reinvestment pursuant to the plan to any broker-dealer designated by the Participant in the plan. If no broker-dealer is designated or the limited partner has advised the Partnership that he or she desires that such commissions not be paid, or if the designated broker-dealer has not signed a dealer agreement with respect to the Partnership, or if the broker-dealer is no longer qualified under applicable law to engage in the solicitation of the sale of such Partnership interests, then no commission shall be paid and all limited partners in the Partnership shall be credited with a pro rata portion of the commission not so paid. No fees shall be paid to the Partnership or the General Partners at the time of any such reinvestment, but the General Partners of the Partnership may be reimbursed for the Cost incurred in making such reinvestment, in accordance with the provisions of this Agreement.

     (f) The General Partners may, at their option, elect to terminate the Distribution Reinvestment Plan at any time without notice to Limited Partners.

  V.  Allocation of Profits, Gains and Losses; Distributions to
      Partners

      The Partners agree that the income, profits, gains and losses of the Partnership shall be allocated and that cash distributions of the Partnership shall be made as follows:

                                    117

       5.1 Allocation of Income, Profits, Gains and Losses. For income tax purposes, income, profits, gains and losses of the Partnership for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, using such methods of accounting for depreciation and other items as the Managing General Partner determines to use for federal income tax purposes, shall be allocated as of the end of each fiscal year to each Partner based on his or her varying interest in the Partnership during such fiscal year. The Partnership shall determine, in the discretion of the Managing General Partner and as recommended by the Partnership auditors, whether to prorate items of income and deduction according to the portion of the year for which a Partner was a member of the Partnership or whether to close the books on an interim basis and divide such fiscal year into segments. Subject to Section 5.6, for income tax purposes, income, profits, gains and losses, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, shall be allocated as follows:

     (a) Net loss shall be allocated 99% to the Limited Partners, .6% to the Managing General Partner and .4% to the Individual General Partner; and

     (b) Net income, profits and gains shall be allocated first in the ratio in which, and to the extent, Net Cash Flow is distributed to the Partners for such year, and any additional income, profits and gains for such year will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed.

       5.2 Distributions of Net Cash Flow. Net Cash Flow from operations, if any, with respect to a fiscal year will first be distributed 97% to the Limited Partners and 3% to the General Partners. Any amounts distributed to the Limited Partners in accordance with this Section 5.2 shall be allocated among the Limited Partners pro rata based on the number of Units held by each Limited Partner and the number of days such Units were held during such fiscal year.

      5.3 Allocation of Gain or Loss Upon Sale, Exchange or Other Disposition of a Property.

     (a) Subject to Section 5.6, for income tax purposes, the gain realized upon the sale, exchange or other disposition of any Property shall be allocated as follows:

          (i) First, to and among the Partners in an amount equal to the negative balances in their respective capital accounts (pro rata based on the respective amounts of such negative balances).

                                    118

         (ii) Next, 99% to the Limited Partners and 1% to the General Partners until the balance in each Limited Partner's capital account equals the sum of such Limited Partner's Adjusted Capital Contribution plus an amount equal to a 9% per annum return on such Limited Partner's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed pursuant to Section 5.2 and
     Section 5.4(a).

        (iii) The balance of any remaining gain will then be allocated 90% to the Limited Partners and 10% to the General Partners.

     (b) Subject to Section 5.6, any loss on the sale, exchange or other disposition of any Property will be allocated 98% to the Limited Partners and 2% to the General Partners.

       5.4 Distribution of Net Proceeds of Sale. Upon financing, refinancing, sale or other disposition of any of the Properties, Net Proceeds of Sale may be reinvested in additional properties; provided, however, that sufficient cash is distributed to the Limited Partners to pay state and federal income taxes (assuming Limited Partners are taxable at a marginal rate of 7% above the federal capital gains rate applicable to individuals) created as a result of such transaction. Except for distributions upon liquidation of the Partnership (which are governed by Section 12.3 of this agreement), Net Proceeds of Sale that are not reinvested in additional properties will be distributed as follows:

     (a) First, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received an amount from Net Proceeds of Sale equal to the sum of (i) an amount equal to a 9% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 9% return has not been previously distributed to them pursuant to Section 5.2 and this Section 5.4(a), plus (ii) their Adjusted Capital Contributions.

     (b) Any remaining balance will be distributed 90% to the Limited Partners and 10% to the General Partners.

In no event will the General Partners receive more than 10% of Net Proceeds of Sale.

       5.5 Cumulative Return. The Partnership shall pay a cumulative, but not compounded, 6% per annum return on Adjusted Capital Contributions before applying Net Proceeds of Sale to a reduction of Adjusted Capital Contributions. The cumulative (but not compounded) return on Adjusted Capital Contributions with respect to each Unit shall commence on the first day of the calendar quarter following the date on which such Unit is initially held by a Limited Partner.

      5.6 Special Allocations. The following special allocations shall be made in the following order:

                                    119

     (a) In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance in such Limited Partner's capital account as of the end of the relevant fiscal year; provided that an allocation pursuant to this Section 5.6(a) shall be made only if and to the extent that such Limited Partner would have a deficit balance in such capital account after all other allocations provided in this Section 5.6 have been tentatively made as if this Section 5.6(a) were not in this
 Agreement.   This Section 5.6(a) is intended,  and  shall  be  so
 construed, to provide a "qualified income offset" as defined in Treas. Reg. 1.704-1(b)(2)(ii)(d).

     (b) Any losses of the Partnership (whether from operations or arising in connection with the sale, exchange or other disposition of any Property) shall not be allocated to a Limited Partner if such allocation would cause such Limited Partner to have a negative balance in its capital account. All losses in excess of the limitation set forth in this Section 5.6(b) shall be allocated to the General Partners.

       5.7   Qualified  Income Offset.  It is intended  that  this
Section 5.7 shall meet the requirement that this Agreement contain a "qualified income offset" as defined in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. Notwithstanding anything in this Article V, if a Partner unexpectedly receives an adjustment, allocation, or distribution described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such unexpected adjustment, allocation, or distribution puts such Partner's capital account into a deficit balance, such Partner will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

       5.8 Allocation Among General Partners. Any allocations or distributions to the General Partners shall be made in the following ratio: 60% to the Managing General Partner and 40% to the Individual General Partner.

       VI.  Rights, Powers and Duties of General Partners

      The Partners agree that the General Partners, acting through the Managing General Partner, shall have the following rights, powers and, where provided, duties in connection with the conduct of the business of the Partnership.

      The Managing General Partner shall manage the affairs of the Partnership in a prudent and business-like fashion and shall use its best efforts to carry out the purposes and character of the business of the Partnership. The Managing General Partner shall devote such of its time as it deems necessary to the management of the business of the Partnership and may enter into agreements with an Affiliate to provide services for the Partnership, provided that such services are furnished at Cost.

                                    120

      6.1 Appointment of Managing General Partner. Subject to the limitations herein, and to the express rights afforded Limited Partners herein, including, without limitation, the rights set forth in Articles VII and XI herein, the Individual General Partner and the Limited Partners delegate to the Managing General Partner the sole and exclusive authority for all aspects of the
conduct,  operation  and  management  of  the  business   of   the
Partnership, including making any decision regarding the sale, exchange, lease or other disposition of the Properties; provided, however, that the Managing General Partner shall be required to obtain the prior consent of the Individual General Partner and a majority of the Limited Partners, by interest, to the sale of all
or  substantially  all of the assets of the Partnership.   In  the
event   the  Managing  General  Partner  proposes  to  cause   the
Partnership to enter into a transaction requiring the consent of the Individual General Partner, the Managing General Partner shall forthwith notify the Individual General Partner of its intentions in writing. The Individual General Partner shall be considered to have consented to such proposal if he fails to notify the Managing General Partner of his objection thereto within 20 days of the date of notice of such proposal, such notification to include a
brief   statement  of  each  reason  for  the  Individual  General
Partner's opposition to such proposal. With the exceptions stated above, the Managing General Partner shall have the exclusive authority to make all decisions affecting the Partnership and to exercise all rights and powers granted to the General Partners.
Nothing  in  this  section  shall  limit  the  liability  of   the
Individual General Partner.

      6.2  Reimbursement of Expenses.

     (a) Subject to the limitations set forth in Section 6.2(b), the Partnership shall reimburse the General Partners and their affiliates at their Cost: (i) for any expenditures of their own funds for purposes of organizing the Partnership and arranging for the offer and sale of Units (including commissions); (ii) for all Acquisition Expenses incurred by them, (iii) for the services they provide in the sales effort of the Properties, and (iv) for the expenses of controlling persons and overhead expenses directly attributable to the forgoing services or attributable to Administrative Services (which overhead expenses shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Partnership's independent public accountant). In addition, the Partnership shall reimburse the General Partners and their affiliates at their Cost for Administrative Expenses necessary for the prudent operation of the Partnership, provided that any expenses of controlling persons and overhead expenses included in such Administrative Expense reimbursements shall be subject to the limitations set forth in Section 6.2(b).

                                    121

     (b)   The  aggregate  cumulative reimbursements  pursuant  to
 Section 6.2(a)(i) to (iv) to the General Partners and their Affiliates, will not exceed, at the end of any fiscal year, the sum of (i) the Front-End Fees of up to 20% of gross offering proceeds, (ii) property management fees of up to 5% of Net Cash Flow, (iii) real estate commission of 3% of Net Proceeds of Sale of properties on which the General Partners or Affiliates furnish a substantial amount of sales efforts, and (iv) 10% of Net Cash Flow less the Net Cash Flow actually distributed to the General Partners. The General Partners will review the reimbursements that they and their Affiliates receive at the end of each fiscal year of the Partnership. If the General Partners and their Affiliates receive reimbursement for items set forth in Section 6.2(a)(i) to (iv) in excess of the limitations set forth in this section, they will refund the difference to the Partnership within 30 days of discovery of such excess. Such review shall not take into account any of the fees that might be paid in years after the fiscal year for which the calculation is made.

     (c) The Partnership's annual report to Limited Partners will contain information concerning reimbursements made to the Managing General Partner and its Affiliates. Within the scope of the annual audit, an independent certified public accountant shall verify the allocation of costs to the Partnership. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures that the Managing General Partner's independent certified public accountants consider appropriate in the circumstances. Such methods of verification shall at a minimum provide: (i) a review of the time records of employees and control persons, the costs of whose services were reimbursed and
 (ii) a review of the specific nature of the work performed by each such employee and control person. The additional cost of such verification will be itemized by such accountant on a program-for-program basis, and the General Partners will be reimbursed for such additional cost only to the extent that the cost of such verification, when added to all reimbursements to the General Partners for services rendered to the Partnership, does not exceed the competitive price for such services which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location.

     (d) The General Partners and their Affiliates will not be reimbursed or otherwise paid for any services except as set forth in Section 6.2(a).

                                    122

      6.3 Net Worth of Individual General Partner. The Individual General Partner represents that he has a net worth in excess of $2,400,000 (determined without regard to the value of his Units); the Individual General Partner represents and agrees that he now and hereafter shall maintain net worth, or make available to the Partnership (subject to the approval of the Limited Partners as required by this agreement) another general partner or general partners with combined net worth, not less than the amount then required, in the opinion of counsel for the Partnership, to
satisfy  the  requirements  of  Revenue  Procedure  89-12  for   a
favorable revenue ruling as to taxability for federal income tax purposes as a partnership and not as an association taxable as a corporation; provided, however, that such obligation of the Individual General Partner shall not apply to conditions other than net worth conditions in Revenue Procedure 89-12 and shall not be construed in any way as a guaranty or assurance that the Partnership will be taxed as a partnership for federal income tax purposes and not as an association taxable as a corporation.

       6.4 Other Activities of General Partners. The General Partners, during the term of this Partnership, may engage in and possess an interest for their own account in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Partnership nor any Partner, by virtue of this agreement, shall have any right in and to said independent ventures or any income or profits derived therefrom. Nothing in this section shall be deemed to diminish the General Partner's overriding fiduciary obligation to the Partnership, or to constitute a waiver of any right or remedy the Partnership or Limited Partners may have in the event of a breach by a General Partner of such obligation.

      6.5  Indemnification and Liability of General Partners.

     (a) The Partnership shall indemnify each of the General Partners and their Affiliates (other than an Affiliate that is acting in the capacity of a Broker-Dealer selling Units) against any claim or liability incurred or imposed upon such General Partner or such Affiliates provided such General Partner or Affiliate was acting on behalf of or performing services for the Partnership and the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such conduct of the General Partner or Affiliate did not constitute misconduct or negligence. The General Partners or Affiliates shall not be liable to the Partnership or any Partner by reason of any act or omission of such General Partner or Affiliate provided the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such conduct of the General Partner or Affiliate did not constitute misconduct or negligence. Solely for purposes of this Section 6.5, but for all such purposes, the term "Affiliate" shall mean only those Affiliates, as defined in Section 2.5, that furnish services to the Partnership within the scope of the General Partners' authority.
                                    123

     (b) No General Partner or Affiliate or any Broker-Dealer selling Units shall be indemnified for any liability imposed by judgment, or costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. The General Partners and such Affiliates, and such Broker-Dealers, shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that the party seeking indemnification places before the court the position of the Massachusetts Securities Division, of the Missouri Securities Division, of the Pennsylvania Securities Commission, of the administrator of other relevant state securities laws and of the Securities and Exchange Commission on indemnification for securities law violations, and the court thereafter either:

           (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or

          (ii) approves indemnification of litigation costs if a successful defense is made.

Any indemnification pursuant to this Section 6.5, or otherwise, shall be recoverable only from the assets of the Partnership and not from any of the Limited Partners. No General Partner or Affiliate shall be entitled to advances for legal expenses and other costs incurred as a result of legal action initiated against the General Partners or Affiliate unless (1) the action relates to the performance of the duties of such General Partner or Affiliate on behalf of the Partnership, (2) the action is not initiated by a Limited Partner, and (iii) the General Partner or Affiliate undertakes to repay such advances in cases in which it is determined they are not entitled to indemnification.

     (c) The Managing General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and the Managing General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partners and the Partnership may not permit the Limited Partners to contract away the fiduciary duty owed to the Limited Partners by the General Partners under the common law.

                                    124

       6.6 Prohibited Transactions. Notwithstanding anything to the contrary contained herein, the General Partners and Affiliates of the General Partners (i) may not receive interest and other financing charges or fees on loans made to the Partnership in
excess  of  the  amounts  that  would  otherwise  be  charged   by
unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the General Partners to the Partnership, (iii) may not provide financing to the Partnership that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Partnership funds with the funds of any other person, (vii) may not sell property to,
purchase  property  from,  or  lease  property  to  or  from   the
Partnership, provided that the Partnership may purchase real property from the General Partners or their Affiliates (but not from affiliated programs unless the interest purchased by the Partnership from the affiliated program is equal to or smaller than the interest retained by the affiliated program and the joint venture so created complies with section 6.7 of this Agreement) if the General Partners or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Partnership or any other purpose related to the business of the Partnership, and the property is purchased by the Partnership for a price no greater than the price paid by the General Partners or their Affiliates plus Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Partnership, and there is no other benefit arising out of such transaction to the General Partners or their Affiliates apart from compensation otherwise permitted by this agreement (the prohibitions of this Section 6.6(vii) shall also apply to any program in which the General Partners have an interest), (viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties (ix) may not cause the Partnership to incur indebtedness directly or indirectly related to the purchase of properties, incur indebtedness from any source, aggregating in excess of 10% of the purchase price of all Partnership Properties, incur indebtedness with an initial term in excess of one year, incur indebtedness specifically to pay
distributions,  or  incur  indebtedness  secured  by   Partnership
Property except as may be necessary or desirable to finance the cash flow requirements of the Partnership, including without
limitation,  cash  flow  necessary  to  repurchase  Units  or   to
facilitate  the  sale or reletting of Partnership Properties,  (x)
                                    125
may   not  cause  the  Partnership  to  invest  in  other  limited partnerships, provided that joint venture arrangements set forth in Section 6.7 shall not be prohibited, (xi) may not cause the
Partnership to acquire property in exchange for Units, (xii) may not cause the Partnership to pay a fee to the General Partners or their Affiliates for insurance coverage or brokerage services,
(xiii) may not cause the Partnership to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Partnership's properties, (xiv) may not cause the Partnership to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xv) may not cause the Partnership to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.7 and in the Prospectus, (xvi) may not cause the Partnership to incur the cost of that portion of liability insurance that insures the General Partners or their Affiliates for any liability as to which such General Partners or their Affiliates are prohibited from being indemnified under
Section 6.5., (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission, (xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) or permit such Acquisition Fees, together with Acquisition Expenses paid to any party, by the Partnership to exceed 18% of the total capital contributions of Limited Partners pursuant to Section 4.2 of this Agreement, (xix) will not cause the Partnership to incur Front-End Fees to the extent that such fees would cause the Partnership's Investment in Properties to be less than 80% of contributions to capital pursuant to Section 4.2(a), and (xx) may not receive reimbursement for Organization and Offering Expenses (including,
without   limitation,  marketing  expenses,  commissions,  expense
allowances, incentive compensation or other expenses incurred in offering the units for sale) in excess of, or cause the aggregate of such expenses paid by the Partnership to exceed, 15% of the contributions to capital pursuant to Section 4.2 of this Agreement (any Organization and Offering Expenses in excess of such amount being the responsibility of the General Partners and not the Partnership). No General Partner shall receive any rebate or give-up nor may any General Partner participate in any reciprocal business arrangement in circumvention of the NASAA Guidelines, nor shall any General Partner participate in any reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters. No loans or advances may be made at any time by the Partnership to the General Partners or their Affiliates.

                                    126

      6.7 Investments in Other Programs. The Partnership may not invest in limited partnership interests of another program. The Partnership may, however, invest (a) in general partnerships or ventures that own and operate a particular property provided the Partnership, either alone or together with any publicly-registered Affiliate, acquires a controlling interest in such other ventures or general partnerships, and such general partnership or joint venture does not result in duplicate fees, or (b) in joint venture arrangements with another publicly-registered program sponsored by the General Partners or their Affiliates. For purposes of
Section 6.7(a), "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the partnership or joint venture, including the authority to:

     (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or property;

    (ii) cause a sale or refinancing of the property or the Partnership's interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

   (iii) approve budgets and major capital expenditures, subject to a stated minimum amount;

    (iv) veto any sale or refinancing of the property, or, alternatively, to receive a specified preference on sale or refinancing proceeds; and,

     (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the property except for transfer to an Affiliate of the joint venture partner.

      For purposes of 6.7(b), the Partnership shall be permitted to invest in joint venture arrangements with another publicly-registered program or programs sponsored by the General Partners or their Affiliates for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

     (a) The two programs have substantially identical investment objectives;

     (b)  There are no duplicate property management or other fees;

     (c) The General Partners' compensation is substantially identical in each program;

     (d) In the event of a proposed sale of property held in the joint venture by the other joint venture partner, the Partnership will have a right of first refusal to purchase the other party's interest; and

                                    127

     (e) The investment by each of the partnerships in the joint venture must be on substantially the same terms and conditions.


       6.8 Unimproved or Non-Income Producing Property/Property Under Construction.

     (a) The Partnership may not acquire unimproved or non-income producing property except in amounts and upon terms which can be financed by the Limited Partners' capital contributions or from
 funds   provided  from  operations.   In  no  event   shall   the
 Partnership acquire unimproved or non-income producing property exceeding 10% of the total capital contributions of Limited Partners pursuant to Section 4.2 of this Agreement. For purposes of this Section 6.8, properties that are expected to produce income within two years shall not be considered unimproved or non-income producing properties.

     (b) The Partnership may not acquire property which is under construction unless completion is guaranteed at the purchase price contracted for by (i) a completion bond, (ii) a written guarantee by a person who, or entity that, has provided financial statements demonstrating sufficient net worth and collateral, or
 (iii) retention of a reasonable portion of the purchase price as an offset in the event the seller does not perform.

      6.9 Investments in Junior Trust Deeds. The Partnership may not invest in junior trust deeds and other similar obligations except to the extent such investments arise upon sale of Properties. In no event shall such investments exceed 10% of the gross assets of the Partnership.

      6.10 Requirement for Real Property Appraisal. All Property acquisitions by the Partnership will be supported by an appraisal prepared by a competent, independent appraiser. The appraisal will be maintained in the Partnership's records for at least five years and will be available for inspection and duplication by any Limited Partner.

      6.11  Balloon Payments.

     (a) Indebtedness of the Partnership (which shall, in any event, be subject to the limitations contained in Section 6.6(ix) of this Agreement) shall be fully amortized in equal payments over a period of not more than 30 years; provided, however, that this Section 6.11(a) shall not limit the ability of the Partnership to finance Properties using adjustable rate mortgages.

     (b) The Partnership may not incur indebtedness of any kind, including all-inclusive and wrap-around loans and interest-only loans, in connection with the purchase of a Property.

                                    128

     (c) The provisions of this Section 6.11 shall not apply (but the provisions of section 6.6(ix) shall apply) to indebtedness representing, in the aggregate, 25% or less of the total purchase price of the Properties acquired, or to interim financing, including construction financing, with a full take-out commitment.

      6.12  Selling Commissions.

     (a) Except as otherwise provided in this Section 6.12, the Partnership shall pay any and all Selling Commissions and expense allowances in the amount of $100 per Unit sold in accordance with the Dealer Manager Agreement with AEI Incorporated. The Partnership shall also reimburse the Dealer Manager for the bona fide due diligence expenses of dealers selling Units to the extent the aggregate of such reimbursements do not exceed $5.00 per Unit sold.

     (b)   A  registered  principal  or  representative  of   AEI
 Incorporated or any other broker-dealer may purchase Units net of commissions, at a per Unit purchase price of $920. For purchases of 250 or more Units by a single "Purchaser" (as defined below in this Section 6.12), the Partnership shall pay the Dealer-Manager reduced commissions in accordance with the following schedule:

                               Investor's      Aggregate Expense Allowance and
                            Purchase Price        Selling Commission Per Unit

  Dollar Amount Purchased      Per Unit    Percent         Dollar Amount
  $1,000 - $250,000            $1,000       10.0%              $100.00
  $250,001 - $500,000          $  990        9.0%              $ 90.00
  $500,001 - $750,000          $  980        8.0%              $ 80.00
  $750,001 - $1,000,000        $  970        7.0%              $ 70.00
  $1,000,001 and above         $  960        6.0%              $ 60.00


     (c) Any such reduction in Selling Commissions will be credited to the "purchaser" (as defined in Section 6.12(f) below) by reducing the total purchase price otherwise payable by the purchaser. The net proceeds to the Partnership will not be affected by the volume discount.

     (d) Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined in Article 6.12(f) below, provided all such Units are purchased through the same soliciting dealer.

     (e) Any request to combine more than one subscription must be made in writing on a form to be supplied by the Partnership and must set forth the basis for such request. Any such request will be subject to verification by AEI Incorporated that all of such subscriptions were made by a single purchaser.

                                    129

     (f) For purposes of the volume discounts provided for in this Section 6.12, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Units for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Units and must have formed such group for a purpose other than to purchase the Units at a discount); (iii) an employee's trust, pension, profit sharing or other employee benefit plan qualified under Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the General Partners, in their sole discretion, may aggregate and combine separate subscriptions for Units received during the offering period from (i) AEI Incorporated or the same soliciting dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this Section 6.12, subscriptions will not be cumulated, combined, or aggregated.

     (g) Any reduction in commissions will reduce the effective purchase price per Unit to the investor involved, but will not alter the net proceeds payable to the Partnership as a result of such sale.


      6.13  Roll-Up Transactions

     (a) The Partnership shall not participate in any Roll-Up (i) which would result in Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided in this Partnership Agreement (provided that, if the form of the Roll-Up entity is other than a Partnership, the democracy rights shall conform to those provided in this Partnership Agreement to the greatest extent possible); (ii) which includes provisions that would act to materially impede or frustrate the accumulation of shares of any purchaser of the securities of the Roll-Up entity (except to the extent required to preserve the tax status of the Roll-Up Entity); (iii) which would limit the rights of Limited Partners to exercise voting rights in the securities of the Roll-Up entity on the basis of the number of equity interests held by such Limited Partners; (iv) which would result in a Roll-Up
 Entity which would have rights to access of records less than those of the Partnership; or (v) which provides for the costs of the Roll-Up to be borne by the Partnership and which is not approved by Limited Partners.

                                    130

     (b) No Roll-Up shall be conducted unless an appraisal of all material Partnership assets has been obtained from a competent person or entity that has no material relationship with the General Partners or their Affiliates and who is engaged to a substantial extent in rendering opinions on the value of assets held by the Partnership and is qualified to perform such appraisal. The appraisal shall be based on an evaluation of all relevant information, assuming an orderly liquidation of the Partnership's assets over a 12-month period, and shall indicate the value of the Partnership's material assets as of a date immediately preceding announcement of the proposed Roll-Up. A summary of the appraisal shall be included in a report to the Limited Partners in connection with the Proposed Roll-Up and if such report is a part of a prospectus used to offer securities in the Roll-Up Entity, the appraisal shall be filed with the SEC and the states in connection with the registration statement for the offering.

     (c) Any Limited Partner who votes against a Roll-Up that is completed, shall be given the option to (i) accept the securities in the Roll-Up Entity in the Roll-Up, or (ii) either one of (x) remaining a Limited Partner in the Partnership or (y) receiving cash in the amount of the appraised value of the assets of the Partnership.

         VII.  Provisions Applicable to Limited Partners

      The following provisions shall apply to the Limited Partners, and the Limited Partners hereby agree thereto.

       7.1 Liability. Except as otherwise provided by Minnesota Statutes 322A.26 or any amended or successor section, the Limited Partners shall be liable with respect to the Partnership only to the extent of the amount of the contribution to capital made by such Limited Partners as provided in Section 4.2. The Units are nonassessable.

       7.2 No Participation in Management. No Limited Partner shall take any part or participate in the conduct of, or have any control over, the business of the Partnership, and no Limited Partner shall have any right or authority to act for or to bind the Partnership; provided, however, that the Partnership may not sell all or substantially all of the assets of the Partnership without the prior written consent of a majority of the Limited Partners, by interest.

      7.3 No Withdrawal or Dissolution. No Limited Partner shall at any time withdraw from the Partnership except as provided in this agreement. No Limited Partner shall have the right to have the Partnership dissolved or to have his or her contribution to the capital of the Partnership returned except as provided in this agreement. The death or bankruptcy of a Limited Partner shall not dissolve or terminate the Partnership.

       7.4 Consent. To the fullest extent permitted by law, each of the Limited Partners hereby consents to the exercise by the Managing General Partner of all the rights and powers conferred on the Managing General Partner by this agreement.
                                    131

      7.5 Power of Attorney. Each of the Limited Partners and the Individual General Partner hereby irrevocably constitute and appoint the Managing General Partner his or her or its true and lawful attorney, in his or her or its name, place and stead to make, swear to, execute, acknowledge and file:

     (a)   this  Limited Partnership Agreement  and  any  and  all
 certificates of limited partnership of the Partnership, and any amendments thereto that may be required by the Limited Partnership Act, including amendments required for the reflection of return of capital to any Partner or the contribution of any additional capital, and the continuation of the business of the Partnership by a substitute and/or additional General Partner;

     (b) any certificate or other instrument and any amendments thereto that may be required to be filed by the Partnership in order to accomplish the business and the purposes of the Partnership, including any business certificate, fictitious name certificate or assumed name certificate;

      (c) any cancellation of such certificates of limited partnership, this Limited Partnership Agreement and any and all other documents and instruments that may be required upon the dissolution and liquidation of the Partnership;

     (d) new certificates of limited partnership and any and all documents and instruments that may be required to effect a continuation of the business of the Partnership as provided in this agreement; and

     (e) any amended limited partnership agreement or certificate of limited partnership that has been duly adopted hereunder or authorized hereby.

      It is expressly intended that the foregoing power of attorney is (1) coupled with an interest and shall survive the bankruptcy, death, incompetence or dissolution of any person hereby giving such power and (2) does not affect the Limited Partners' rights to approve or disapprove any amendments to this agreement or other matters as provided elsewhere herein.

       If a Limited Partner assigns his or her interest in the Partnership, as provided in Article IX, the foregoing power of attorney shall survive the delivery of the instruments effecting such assignment for the purpose of enabling the Managing General Partner to sign, swear to, execute and acknowledge and file any and all amendments to the certificates of limited partnership of the Partnership and other instruments and documents necessary to effectuate the substitution of the assignee as a Limited Partner.

       7.6 Limitation of Acquisition of Equity Securities of the General Partners. The Limited Partners (excluding the General Partners or their Affiliates who purchase Limited Partnership Units) shall not own, directly or indirectly, individually or in the aggregate, more than 20% of the outstanding equity securities of either of any General Partner or its Affiliates.

                                    132

       The phrase "own, directly or indirectly" used herein shall have the meaning set forth in Section 318 of the Internal Revenue Code of 1954, as currently in effect or as hereafter amended. As of the date hereof, such term includes ownership by a Limited Partner, his or her spouse, children, grandchildren, parents, any partnership of which the Limited Partner or any of the foregoing is a member, any estate or trust of which the Limited Partner or any of the foregoing is the beneficiary and any corporation at least 50% owned in the aggregate by said Limited Partner or any of the foregoing.

      7.7  Right to Present Units for Purchase.

     (a) Beginning in calendar year 1998, each Limited Partner shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Partnership for purchase by submitting notice on a form supplied by the Partnership to the Managing General Partner specifying the number of Units he or she wishes repurchased. Such notice must be postmarked after January 1 but before January 31, and after July 1 but before July 31 of each year. On March 31 and September 30 of each year, and subject to the limitations set forth below, the Managing General Partner shall cause the Partnership to purchase the Units of Limited Partners who have tendered their Units to the Partnership. The purchase price shall be equal to the tendering Limited Partner's Adjusted Capital Contribution on January 1 or July 1, as the case may be, of the year of purchase multiplied by eighty percent (80%) for purchases in calendar year 1998 and
 1999. For purchases in 2000 and in each year thereafter, the purchase price shall be equal to ninety percent (90%) of the Net Value of the Partnership's assets divided by the number of Units outstanding. Starting in the year 2,000, the General Partners shall publish the repurchase price offered for Units based on the Net Value of the Partnership's assets on the first business day of January and July of each year. The Partnership will not be obligated to purchase in any year any number of Units such that such Units, when aggregated with all other transfers of Units that have occurred since the beginning of the same calendar year (excluding Permitted Transfers) would exceed five percent (5%) of the total number of Units outstanding on January 1 of such year. In the event requests for purchase of Units received in any given year exceed the five percent (5%) limitation, the Units to be purchased will be determined based on the postmark date of the written notice of Limited Partners tendering Units. Any Units tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Limited Partner retenders his or her Units. In no event shall the Partnership be obligated to purchase Units if, in the sole discretion of the Managing General Partner, such purchase would impair the capital or operation of the Partnership nor shall the Partnership purchase any Units in violation of applicable legal requirements.

                                    133

     (b) For purposes of all calculations pursuant to Article V of this agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Partners pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

       7.8 Voting Rights. To the extent permitted under the Minnesota Revised Uniform Limited Partnership Act, as amended, the Limited Partners may, by vote of a majority of the outstanding Units (excluding Units held by the General Partners for their own accounts), and without the concurrence of the General Partners:

         (1)  amend   this  Limited  Partnership   Agreement   in
              accordance with the provisions of Article XI;

         (2) remove the Managing General Partner and elect a new Managing General Partner in accordance with Section 10.4 of this Agreement;

         (3)  approve   or  disapprove  the  sale   of   all   or
              substantially all of the assets of the Partnership;

         (4)  dissolve the Partnership in accordance with  Section
              12.1(g).

       VIII.  Books of Account; Reports and Fiscal Matters

       8.1 Books; Place; Access. The Managing General Partner shall maintain accurate books of account and each and every transaction shall be entered therein. The Partnership records shall contain the names and addresses of all Partners. The books of account and the records shall be kept at the office of the Partnership in St. Paul, Minnesota, and any Partner or his or her legal counsel may inspect and copy the Partnership books and records at any time during ordinary business hours. The Managing
General Partner shall have no obligation to deliver or mail to Limited Partners copies of certificates of limited partnership or amendments thereto.

       8.2  Method.   The  books  of account  shall  be  kept  in
accordance with generally accepted accounting principles.

       8.3 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each year.

       8.4 Annual Report. At the Partnership's expense, the books of account shall be audited at the close of each fiscal year by a firm of independent public accountants selected by the Managing General Partner, and a copy of its report shall be transmitted within 120 days after the close of such fiscal year to the Partners and to such state securities commissioners as may be required by the rules and regulations of the various states.

                                    134

       The annual report shall contain (a) a balance sheet as of year end, a statement of operations for the year then ended, a statement of partners' equity, and statement of cash flows, all of which shall be audited with a report containing an unqualified opinion expressed thereon, or an opinion containing no material qualification of an independent public accountant, (b) a report of the activities of the Partnership during the period covered by the report and (c) the amount of any fees or other reimbursements to the General Partners or any Affiliates of the General Partners during the fiscal year to which such annual report relates, including information required by Section 6.2. Such report shall set forth distributions to Limited Partners for the period covered thereby and shall separately identify distributions from (i)cash flow from operations during the period, (ii) cash flow from operations during a prior period that had been held as reserves,
(iii) proceeds from the disposition of property and investments and (iv)reserves from the gross proceeds of the offering originally obtained from the Limited Partners. The financial information contained in the annual report will be prepared on the GAAP basis. The Managing General Partner also shall make available to each Limited Partner, upon request, a copy of any annual reports that the Partnership may be required to file with the Securities and Exchange Commission within 90 days after the close of the period to which such reports relate.

      8.5 Quarterly Reports. During the life of the Partnership, the Managing General Partner shall prepare and distribute to all Partners within 60 days after the end of each quarter and to such state securities commissioners as may be required by the rules and regulations of the various states, a quarterly summary of Partnership financial results. Such quarterly reports shall contain (a) a current condensed balance sheet, which may be unaudited, (b) a condensed operating statement for the quarter then ended, which may be unaudited, (c) a condensed cash flow statement for the quarter then ended, which may be unaudited, and
(d) other pertinent information regarding the Partnership and its activities during the quarter covered by the report. Such quarterly reports shall also contain a detailed statement setting forth the services rendered, or to be rendered, by the General Partners or their Affiliates and the amount of the fees received. The Managing General Partner also shall make available to each Limited Partner, upon request, a copy of any reports that the Partnership may be required to file with the Securities and Exchange Commission within 45 days after the close of the period to which such reports relate.

                                    135

       8.6 Special Reports. The Managing General Partner shall have prepared, as of the end of each quarter in which a Property is acquired, a special report of real property acquisitions within the quarter. Such special reports shall be distributed to the Limited Partners for each quarter in which a Property is acquired until all proceeds available from the offering of Units are invested or returned to the Limited Partners as provided in
Section  4.5.  Such special reports shall describe the  Properties acquired and shall include a description of the geographic location and the market upon which the Managing General Partner is relying. The special report shall include all facts that reasonably appear to materially influence the value of the Property, including, but not limited to, the date and amount of the appraised value, the purchase price and terms of the purchase, the amount of proceeds in the Partnership that remain unexpended or uncommitted and any Acquisition Expenses paid by the Partnership to the General Partners or their Affiliates in connection with real property acquisitions within the quarter.

      8.7 Tax Returns; Tax Information. Within 75 days after the close of each fiscal year, all necessary tax information shall be transmitted to all Partners and to such state securities commissioners as may be required by the rules and regulations of the various states.

       8.8 Bank Accounts. Except as otherwise described in the Prospectus, the Managing General Partner shall select a bank account or accounts for the funds of the Partnership, and all funds of every kind and nature received by the Partnership shall be deposited in such account or accounts. The Managing General Partner shall designate from time to time the persons authorized to withdraw funds from such accounts. The funds of the Partnership will not be commingled with funds of any other person or entity.

       8.9 Tax Elections. In the event of a transfer of all or part of the Partnership interest of any Partner, the Partnership, in the sole discretion of the Managing General Partner, may elect pursuant to Section 754 of the Internal Revenue Code of 1986 (or any successor provisions) to adjust the basis of the assets of the Partnership. The Managing General Partner shall be the "tax matters partner" for the Partnership as that term is defined in
Section 6231 of the Internal Revenue Code of 1986, as amended.

                                    136

       8.10 Investor List. In addition to the other records maintained by the Partnership, the Partnership shall maintain at all times, in alphabetical order and on white paper with printing in not less than 10 point type, a list of Limited Partners, including the names, addresses and business telephone numbers of the Limited Partners and the number of Units held by each, which shall be updated at least quarterly to reflect changes in the information contained therein. The list of Limited Partners shall be available for inspection by any Limited Partner or such Limited Partner's designated agent at the office of the Partnership upon request of such Limited Partner. In addition, a copy of the
Limited Partner list shall be mailed to any Limited Partner requesting the same within ten (10) days of the receipt of a written request. The Partnership may charge a reasonable fee to such Limited Partner to cover the costs of reproduction and postage. The purposes for which such list may be requested by the Limited Partners shall include, without limitation, matters relating to voting rights of the Limited Partners and the exercise of rights of the Limited Partners under federal proxy laws. If the Managing General Partner neglects or refuses to exhibit, produce or mail a copy of the Limited Partner list as requested, the Managing General Partner shall be liable for the costs, including attorneys' fees, incurred by the Limited Partner in compelling the production of the list and for the actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Limited Partner list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The Managing General Partner may require that the Limited Partner requesting such list to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies set forth in this section 8.10 shall be in addition to, and not by way of limitation of, remedies available to Limited Partners under federal law, or the laws of any state.

          IX.  Assignment of Limited Partner's Interest

       The Partnership interest of a Limited Partner shall be represented by a Certificate of Participation. The form and content of the Certificate of Participation shall be determined by the Managing General Partner. The Partnership interest of a Limited Partner may not be assigned, pledged, mortgaged, sold or otherwise disposed of, and no Limited Partner shall have the right to substitute an assignee in his or her place, except as provided in this Article IX.

                                    137

      9.1  Limited Partners.

     (a) Other than pursuant to a Permitted Transfer, no Limited Partner shall transfer or assign any part of his or her interest in the Partnership, and no such transfer or assignment shall be recognized by the Partnership but shall be null and void, if such transfer or assignment, when added to all other transfers or assignments made during the same fiscal year, other than (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or
 (C)  transfers pursuant to the repurchase provisions  of  section
 7.7 of this Agreement, would constitute transfers of in excess of two percent (2%) of Partnership interests outstanding. The Managing General Partner may request such information from a transferring Limited Partner as is necessary to determine whether a transfer is a Permitted Transfer or a Qualified Matching Service Transfer. The Managing General Partner may refuse to affect any transfer if the transferring Limited Partner is unable, or refuses, to demonstrate that the transfer is a Permitted Transfer or Qualified Matching Service Transfer or if the Managing General Partner is not able to verify, to its satisfaction, that the transfer will qualify for a safe harbor under Treasury Regulation 1.7704-1(e) or (g).

     (b) Except as provided in Section 9.1(a), each Limited Partner may transfer or assign all or part of his or her interest in the Partnership as provided in the Limited Partnership Act; provided, however, that no transfer or assignment shall be effective  until  written  notice  thereof  is  received  by  the
 Managing General Partner and the Managing General Partner approves such transfer or assignment. Such approval shall be granted unless the Managing General Partner determines that the transfer will cause a violation of the provisions of this Agreement, including the percentage limitations referred to in
 Section 9.1(a) above. In any case that a transfer is not permitted for any reason other than pursuant to the limitations set forth in section 9.1(a), the decision to prohibit the transfer shall be supported by an opinion of counsel. All transfers or assignments of interests in the Partnership occurring during any month shall be deemed effective (i.e., the transferee shall become a Limited Partner of record) on the last day of the calendar month in which written notice thereof is received by the Managing General Partner.

     (c) No assignee of all or part of the Partnership interests of any Limited Partner shall have the right to become a substitute Limited Partner unless (i) his or her assignor has stated such intention in the instrument of assignment, (ii) such assignee shall pay all expenses in connection with such admission as a substitute Limited Partner, as described in Section 9.2 and
 (iii) such the transfer to such assignee has been made in compliance with Section 9.1(a).

     (d) No purported sale, assignment or transfer by a Limited Partner of less than two and one-half Units (two Units for transfers by Qualified Plans and Individual Retirement Plans) will be permitted or recognized, except by gift, inheritance, intra-family transfers, family dissolutions, transfers to Affiliates or by operation of law.
                                    138

     (e) If a Limited Partner dies, his or her executor, administrator or trustee, or if he or she is adjudged incompetent or insane, his or her committee guardian or conservator, or if he or she becomes bankrupt, the receiver or trustee of his or her estate, shall have the rights of a Limited Partner for the purpose of settling or managing his or her estate and such power as the decedent or incompetent possessed to assign all or any part of his or her Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substitute Limited Partner. The death, dissolution or adjudication of incompetency or bankruptcy of a Limited Partner shall not dissolve the Partnership.

     (f) By executing and adopting this agreement, each Limited Partner hereby consents to the admission of additional or substitute Limited Partners by the Managing General Partner and to any assignee of his or her Units becoming a substitute Limited Partner.

      9.2 Documents and Expenses. As a condition to admission as a substitute Limited Partner, an assignee of all or part of the Partnership interest of any Limited Partner or the legatee or distributee of all or any part of the Partnership interest of any Limited Partner shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing General Partner, as the Managing General Partner shall deem necessary or advisable to effectuate such admission and to confirm the agreement of the person being admitted as such substitute Limited Partner to be bound by all of the terms and provisions of this agreement. Such assignee, legatee or distributee shall pay all reasonable expenses, not exceeding $100, in connection with such admission as a substitute Limited Partner.

      9.3 Acquit Partnership. In the absence of written notice to the Partnership of any assignment of a Partnership interest, any payment to the assigning Partner or his or her executors, administrators or representatives shall acquit the Partnership of liability to the extent of such payment to any other person who may have an interest in such payment by reason of an assignment by the Partner or by reason of such Partner's death or otherwise.

      9.4 Restriction on Transfer. Notwithstanding the foregoing provisions of this Article IX, no sale or exchange of a Partnership interest may be made if the interest sought to be sold or exchanged, when added to the total of all other Partnership interests sold or exchanged within the period of 12 consecutive months prior thereto, would result in the termination of the Partnership under section 708 of the Internal Revenue Code of 1986 (or any successor section).

       9.5 Endorsement on Certificate. The foregoing provisions governing the assignment of the Partnership interest of a Limited Partner shall be indicated by an endorsement on the certificate evidencing such Limited Partner's interest in the Partnership, in the form as determined from time to time by the Managing General Partner.

                                    139

  X.  Death, Withdrawal, Expulsion and Replacement of the General
      Partners

       10.1 Death. In the event of the death of the Individual General Partner, the estate of the Individual General Partner shall assume all of his obligations under this agreement and be responsible for their discharge. The estate may elect to withdraw from the Partnership only upon satisfaction of the conditions in
Section 10.2 applicable to the Individual General Partner.

       10.2 Withdrawal. The Managing General Partner may not withdraw from the Partnership without first providing 90 days' written notice to the Limited Partners of its intent to so withdraw and providing a substitute Managing General Partner to the Partnership that shall be accepted by a vote of not less than a majority, by interest, of the Limited Partners (excluding any Limited Partnership Units held by any General Partner for its own account); provided, however, that nothing in this agreement shall be deemed to prevent the merger, consolidation or reorganization of the Managing General Partner into or with a successor entity controlled by, or under common control with, a General Partner, and such successor entity shall be deemed to be the Managing General Partner of the Partnership for all purposes and effects and shall succeed to and enjoy all rights and benefits and bear all obligations and burdens conferred or imposed hereunder upon the Managing General Partner. The Limited Partners shall vote to accept or reject the proposed substitute Managing General Partner in person or by proxy at a meeting called by the Managing General Partner for such purpose in accordance with Section 11.1 of this agreement.

       The Individual General Partner may not withdraw from the Partnership prior to December 31, 1997, and thereafter may withdraw only upon providing a substitute Individual General Partner, after demonstrating to the Managing General Partner's reasonable satisfaction that such proposed substitute Individual General Partner has a satisfactory business reputation and has a net worth of not less than $1,000,000, and having such substitute Individual General Partner accepted by a vote of not less than a majority, by interest, of the Limited Partners (excluding any Limited Partnership Units held by any General Partner for its own account).

      10.3 Expulsion. A General Partner shall be expelled without further action for "cause," which means (1) final judicial determination or admission of its bankruptcy or insolvency, (2) withdrawal from the Partnership without providing a substitute
General Partner in accordance with Section 10.2 or (3) final judicial determination that it (i) was grossly negligent in its failure to perform its obligations under this agreement, (ii) committed a fraud upon the Partners or upon the Partnership, (iii) committed a felony in connection with the management of the Partnership or its business or (iv) was in material breach of its obligations under this agreement. This section does not limit the right of the Limited Partners to remove the General Partners upon a majority vote of the Limited Partners.

                                    140

       10.4 Removal and Replacement of General Partners. In the event of (i) the wrongful withdrawal of a General Partner or the expulsion of a General Partner under circumstances that the Partnership lacks a general partner or (ii) the written proposal of Limited Partners holding 10% or more of the issued and outstanding Limited Partnership Units, and upon providing not less than 10 nor more than 60 days' written notice by certified mail to all Partners, the Limited Partners may call a meeting of the Partnership for the purpose of removing or replacing any or all of the General Partners. At such meetings, any of the General Partners may be removed or replaced without cause by a vote (rendered in person or by proxy) of a majority, by interest, of the Limited Partners (excluding Units held by the General Partners for their own accounts).

      10.5 Liability of Withdrawing General Partner. Any General Partner who effectively ceases to be a General Partner, either voluntarily or involuntarily, shall be and remain liable for all obligations and liabilities incurred by it as General Partner prior to the time that such withdrawal, sale, transfer, or assignment shall become effective, but it shall be free of any obligation or liability incurred because of Partnership activities from and after the time that such withdrawal, sale, transfer or assignment shall become effective.

       10.6 Payment for Removed General Partner's Interest. Upon the expulsion, withdrawal or removal of a General Partner, the Partnership shall pay to the terminated General Partner all amounts then accrued and owing to the terminated General Partner and an amount equal to the then present fair market value of the terminated General Partner's interest in the Partnership determined by agreement of the terminated General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership. The fair market value of the terminated General Partner's interest shall be the amount the terminated General Partner would receive upon dissolution and termination of the Partnership assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Partnership were sold for their then fair market value without any compulsion on the part of the Partnership to sell such assets. In the case of a voluntary withdrawal, the withdrawing General Partner shall be paid the fair market value of its or his interest by the issuance by the Partnership of a non-interest bearing unsecured promissory note providing for payment of principal from distributions that the withdrawing General Partner otherwise would have been entitled to receive under this agreement had such General Partner not withdrawn. In the case of an involuntary termination, the terminated General Partner shall be paid the fair market value of its or his interest by the issuance by the Partnership of a promissory note with a five year maturity payable in five equal installments of principal and interest at the prevailing market rate of interest.

                                    141

       10.7 Failure to Admit Substitute General Partner. In the event that a substitute General Partner has not been appointed and admitted as provided in Section 10.4 so that there is no General Partner acting, the Partnership shall then be dissolved, terminated and liquidated.

            XI.  Amendment of Agreement and Meetings

       11.1 General. Either General Partner may, at any time, propose an amendment to this agreement and shall notify all
Partners thereof in writing, together with a statement of the purpose(s) of the amendment and such other matters as the General Partner deems material to the consideration of such amendment. If such proposal does not adversely affect the rights of the Limited Partners, such proposal shall be considered adopted and this agreement deemed amended. At any time, Limited Partners holding not less than 10% of the issued and outstanding Units may propose an amendment to this agreement, or a meeting of Limited Partners to consider any other proposal for which the Limited Partners may vote hereunder, including the sale of all or substantially all of the assets of the Partnership. Upon the request in writing to the Managing General Partner of any person entitled to call a meeting, or in the event a proposal of a General Partner adversely effects the rights of Limited Partners, or in the event of objection by 10% of Limited Partners by interest to such a proposal, the Managing General Partner shall call a special meeting of all Partners, in each case at a location convenient to Limited
Partners, to consider the proposal at the time requested by the person requesting the meeting which shall be not less than 15 nor more than 60 days after receipt of such request. Written notice of the meeting shall be given to all Partners either personally or by certified mail not less than 10 nor more than 60 days before the meeting, but in any case where a meeting is duly called by request of Limited Partners, not more than 10 days after receipt of such request. Included in the notice shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution or amendment proposed. The notice shall provide that Limited Partners may vote in person or by proxy. The affirmative vote of a majority, by interest, of the Limited Partners (excluding any Units held by the General Partners for their own accounts) shall decide the matter, without the consent of the General Partners. In any event, however, no such amendment shall affect the allocation of economic interests to the Partners or alter the allocation of Partnership management responsibilities and control without the approval of each General Partner and a majority by interest, of the Limited Partners, except as otherwise provided in Article X.

       11.2 Alternative to Meetings. As an alternative to voting at meetings of the Partnership pursuant to this and other Articles of this agreement, the Limited Partners may consent to and approve by written action any matter that the Limited Partners may consent to and approve by vote at a meeting. In order to consent to and approve the matter, the same percentage of Limited Partners, by interest, must sign the written action as is required by vote at a meeting; provided, however, that written notice is given to all Partners at least 15 days before solicitation of signatures is begun.
                                    142

                XII.  Dissolution and Liquidation

       12.1 Events Causing Dissolution. The Partnership shall be dissolved only upon the occurrence of one or more of the following events:

         (a) the expiration of the term set forth in Section 1.4;

         (b) the occurrence of any event that, under the laws of the jurisdictions governing the Partnership shall dissolve the Partnership;

         (c) the bankruptcy of the Partnership or any of the General
             Partners;

         (d) the withdrawal or the expulsion of a General Partner if a substitute General Partner has not been timely admitted as provided in Article X, with the result that there is no General Partner acting;

         (e) the decree of court that other circumstances render a dissolution of the Partnership equitable or required by law;

         (f) the sale or other disposition of all or substantially all of the assets of the Partnership; and

         (g) at any time by the affirmative vote of a majority, by interest, of the Limited Partners (excluding Units held by the General Partners for their own accounts) at a meeting called in accordance with Section 11.1 of this agreement.

       12.2   Continuation  of Business.  Except  as  provided  in
Section 12.3, upon the dissolution of the Partnership for any reason, the business of the Partnership and title to the property of the Partnership shall be vested in the Partnership continuing the business. Upon any such dissolution no Partner, nor his or her legal representatives, shall have the right to an account of his or her interest as against the Partnership continuing the business, and no Partner, nor his or her legal representatives, as against the Partnership continuing the business, shall have the right to have the value of his or her interest as of the date of dissolution ascertained nor have any right as a creditor or otherwise with respect to the value of his or her interest.

                                    143

       12.3 Liquidation and Winding Up. If dissolution of the Partnership should be caused by reason of (a) an event that makes it unlawful for the business of the Partnership to be carried on or for the Partners to carry it on in the Partnership, (b) the bankruptcy of the Partnership, (c) the withdrawal or expulsion of a General Partner and no substitute General Partner has been timely admitted as provided in Article X, with the result that there is no General Partner acting, (d) a decree of court that other circumstances render a dissolution and winding up of the affairs of the Partnership equitable or required by law, (e) the sale of all or substantially all of the assets of the Partnership,
(f) the express will of Limited Partners as provided in Section 12.1(g) above, the Partnership shall be liquidated and the Managing General Partner (or the person or persons selected by a decree of court to carry out the winding up of the affairs of the Partnership) shall wind up the affairs of the Partnership.

       The Managing General Partner or the person winding up the affairs of the Partnership shall promptly proceed to liquidate the Partnership. No distribution upon liquidation in kind of property and assets shall be made to Limited Partners. In settling the accounts of the Partnership, the assets and the property of the Partnership shall be distributed in the following order of priority:

     (a) To the payment of all debts and liabilities of the Partnership, including loans by Partners that are secured by mortgages, but excluding any other loans or advances that may have been made by the Partners to the Partnership, in the order of priority as provided by law;

     (b) To the establishment of any reserves deemed necessary by the Managing General Partner or the person winding up the affairs of the Partnership for any contingent liabilities or obligations of the Partnership;

     (c) To the repayment of any unsecured loans or advances that may have been made by any Partners to the Partnership in the order of priority as provided by law;

     (d) Any remaining balance will be distributed to the Partners pro rata based on each Partner's positive capital account balance, after giving effect to allocations pursuant to Sections 5.1 and 5.3 and after taking into account all capital account adjustments for the Partnership taxable year during which liquidation occurs (other than those made pursuant to this Section 12.3(d)).

                 XIII.  Miscellaneous Provisions

       13.1 Interpretation. The terms and provisions of this agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. All references herein to Articles and Sections refer to Articles and Sections of this
agreement.   All  Article and Section headings are  for  reference
purposes only and shall not affect the interpretation of this agreement.The use of the masculine gender, for all purposes of this agreement, shall be deemed to refer to both male and female Partners.
                                    144

       13.2 Notice. Any notice given in connection with the business of the Partnership shall be duly given if mailed, by certified or registered mail, postage prepaid: if to the Partnership, to the principal office of the Partnership set forth in Section 1.2 or to such other address as the Partnership may hereafter designate by notice to the Partners; if to the Managing General Partner or the Individual General Partner, to the address set forth in Section 1.3 or such other address as such General Partners may hereafter designate by notice to the Partnership; if to the Limited Partners, to the addresses set forth in the subscription agreement executed by each Limited Partner or to such other address as such Limited Partners may hereafter designate by notice to the Partnership.

       13.3 Successors and Assigns. Except as herein otherwise provided to the contrary, this agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, assigns and successors.

       13.4 Counterparts. This agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

      13.5 Severability. In the event that any provision of this agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this agreement or the validity or the formation of the Partnership as a limited partnership under the Limited Partnership Act.

      IN WITNESS WHEREOF, this agreement has been executed as of
the       day of      ,199  .


LIMITED PARTNERS                          GENERAL PARTNERS

By AEI Fund Management XXI, Inc.,         AEI Fund Management XXI, Inc.
  attorney-in-fact                          Managing General Partner


By                                        By
 Robert P. Johnson, President              Robert P. Johnson, President




                                            Robert P. Johnson,
                                            Individual General Partner


                                    145

                            EXHIBIT B



                    PRIOR PERFORMANCE TABLES


  The information presented in the following tables updates the tables included at pages B-1 through B-10 of the Prospectus.
Such information represents the historical experience of all public real estate programs organized by the General Partners or their Affiliates during the periods indicated. Investors in the Fund should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

  Additional information relating to the performance of prior programs is contained in Part II of the Registration Statement, of which this Supplement and the Prospectus are a part, that has been filed with the Securities and Exchange Commission. Such information may be obtained by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101.

  The programs included in the following tables have investment objectives similar to those of the Partnership, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.

  Table                   Index Description

     I            Experience in Raising and Investing Funds
    II            Compensation to Sponsors
   III            Operating Results of Prior Partnerships
    IV            Results of Completed Programs
     V            Sales or Disposals of Properties


                                    146
                                  TABLE I

            EXPERIENCE IN RAISING AND INVESTING FUNDS
                           (Unaudited)

   The following table provides information at December 31, 1997, as to the experience of the General Partners and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.
                                      AEI           AEI
                                   Net Lease      Net Lease          AEI
                                    Income &       Income &        Income &
                                     Growth         Growth         Growth
                                    Fund XIX       Fund XX         Fund XXI

Dollar Amount Offered           $ 30,000,000   $ 24,000,000   $ 24,000,000
Dollar Amount Raised            $ 21,151,928   $ 24,000,000   $ 24,000,000<F17>
Percentage of Amount
 Raised                               100.0%         100.0%         100.0%
Less Offering Expenses:
 Selling Commissions
  and Discounts                         7.0            8.0            8.0
 Organizational
  Expenses                              7.3            5.7            5.6
 Other <F1>                             4.2            2.2            4.3
 Less Reserves                          0.1            0.1            0.1
                                 ------------   ------------   ------------
Percent Available
 for Investment                        81.4%          84.0%          82.0%
                                 ============   ============   ============
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                              0.0%           0.0%           0.0%
 Investment in
  Properties <F2>                      81.4           84.0           73.2<F3>
 Acquisition Fees                       0.0            0.0            0.0
                                 ------------   ------------   ------------
Total Acquisition Cost                 81.4%          84.0%          73.2%
                                 ============   ============   ============

Percent Leverage                        0.0%           0.0%           0.0%
Date Offering Began                 Feb. 91        Jan. 93        Feb. 95
Length of Offering
 (months)                                24             24             24
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                               34             38             36

<F1>   Represents distributions in excess of net cash flow (return of capital).
<F2>   Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.
<F3>   Acquisitions are in process.
                                    147

                            TABLE II
                     COMPENSATION TO SPONSORS
                           (Unaudited)

   The following table provides information as to the compensation paid to the General Partners and their Affiliates during the period from February, 1991 to December 31, 1997 for all prior public programs closed in the last five years.

                                       AEI           AEI
                                    Net Lease     Net Lease        AEI
                                     Income &      Income &      Income &
                                      Growth        Growth        Growth
Type of Compensation                 Fund XIX      Fund XX       Fund XXI

Date Offering Commenced              Feb. 91       Jan. 93        Feb. 95
Dollar Amount Raised              $ 21,151,928  $ 24,000,000  $ 24,000,000
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees <F1>              407,378       471,307       466,013
   Acquisition Expenses
    - purchase option on
             property                        0             0             0
    - real estate
             commission                      0             0             0
    - expense
             reimbursement             931,909<F3>   793,843<F3>   516,519<F3>
   Organization Offering
    Expenses                           345,490       227,451       359,605
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors                      10,317,099     7,164,836     2,968,812
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees <F2>                                0             0             0
   Partnership
    Management Fees <F2>                     0             0             0
   Reimbursements                    1,623,883     1,099,934       625,158
   Leasing Commissions                       0             0             0
   Participation in Cash Distributions  98,322        66,085        33,800
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                            8,607,297     3,548,896       520,790
   - notes                           2,216,982             0             0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions                             0              0             0
   Incentive Fees                           0              0             0
   Participation in Cash
   Distributions                        9,537          7,109         3,520

                                    148

<F1>    Does not include fees paid to AEI Incorporated which were
        reallowed to participating dealers.
<F2>    Although not paid a fixed fee for property management and
        partnership management, the General Partners and Affiliates were reimbursed at their Cost for the provision of such services. Such reimbursements are reflected under the line item "Amount Paid to Sponsors From Operations-Reimbursements."
<F3>    The Partnerships received reimbursements from the lessees
        in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund XIX and Fund XX and Fund XXI totaled $627,692, $355,010 and $342,001, respectively.

                                    150

                            TABLE III
             OPERATING RESULTS OF PRIOR PARTNERSHIPS
                           (Unaudited)

The following tables provide information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 1992) ended December 31, 1997.

                                    AEI NET LEASE INCOME & GROWTH FUND XIX
                                           Year Ended December 31

                                  1993        1994         1995        1996         1997
Gross Revenues from
  Operations                 $1,837,921   $2,407,235   $2,282,282   $2,124,542   $1,792,599
Profit on Sale of
  Properties                    155,035      431,484      969,054      571,927       77,703
Less:
 Operating Expenses             291,635      291,636      292,268      352,591      360,253
 Depreciation                   194,173      373,799      369,226      340,721      313,146
 Minority Interest in
   Net Operating Income          58,188      165,801      311,287            0            0
                              -----------  -----------  -----------  -----------  -----------
Net Income (Loss)-GAAP Basis $1,448,960   $2,007,483   $2,278,555   $2,003,157   $ (113,581)
                              ===========  ===========  ===========  ===========  ===========
Taxable Income (Loss):
 -from operations            $1,210,836   $1,470,087   $1,206,527   $1,500,668   $  952,997
 -from gain on sale             157,420      438,278      933,622      588,768       93,755
                              ===========  ===========  ===========  ===========  ===========

Cash Generated (Deficiency)
  From Operations            $1,158,331   $2,099,865   $1,466,120   $1,929,889   $1,423,151
Cash Generated From Sales       574,859    1,765,130    5,367,636    1,334,525      675,838
Cash Generated From
  Refinancing                         0            0            0            0            0
                              -----------  -----------  -----------  -----------  -----------
Cash Generated From Operations,
 Sales and Refinancing        1,733,190    3,864,995    6,833,756    3,246,414    2,098,989
Less: Cash Distributions
 to Investors
 -from operating cash flow    1,158,331    1,915,568    1,466,120    1,799,923    1,423,151
 -from sales and refinancing          0      165,972      419,246      121,458      247,028
 -from cash reserves <F1>       735,571            0      224,365            0      109,996
                              -----------  -----------  -----------  -----------  -----------
Cash Generated (Deficiency)
 After Cash Distributions      (160,712)   1,783,455    4,724,025    1,325,033      318,814
Less: Special Items (Not
 Including Sales and
 Refinancing)                         0            0            0            0            0
                              -----------  -----------  -----------  -----------  -----------
Cash Generated (Deficiency)
 After Cash Distributions
 and Special Items           $ (160,712)  $1,783,455   $4,724,025   $1,324,787   $  318,814
                              ===========  ===========  ===========  ===========  ===========
                                     151

Tax and Distribution Data
 Per $1,000 Invested <F2>
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                58           69           57           70           45
     -from recapture                  8            7           23            4            1
   Capital Gain (Loss)                0           13           20           24            3
   Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income              69           94           99           90            0
     -Return of Capital              21            3            0            0           84
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                           0            8           20            6           12
     -Refinancing                     0            0            0            0            0
     -Operations                     55           89           69           84           67
     -Cash Reserves <F1>             35            0           10            0            5
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last period reported in the
 Table                                0            0            0            0         100%

[FN]
<F1>  Represents initial capital or cash retained from prior years' cash flow.
<F2>  Based on an investment of a weighted average unit outstanding.

                                    152

             OPERATING RESULTS OF PRIOR PARTNERSHIPS
                           (Unaudited)


                                   AEI NET LEASE INCOME & GROWTH FUND XX
                                            Years Ended December 31
                                      1993          1994           1995         1996          1997

Gross Revenues from Operations     $   139,288   $ 1,046,839    $ 1,852,292   $ 2,359,797    $ 2,003,892
Profit on Sale of Properties                 0             0        225,180        87,281        472,575
Less:
 Operating Expenses                    114,321       297,038        292,122       255,505        354,554
 Depreciation                            6,008       124,146        251,092       381,794        390,066
 Real Estate Impairment                      0             0              0             0        626,800
 Minority Interest in Net
   Operating Income                          0             0         19,454             0              0
                                    -----------    -----------    -----------   -----------   -----------
Net Income (Loss)-GAAP Basis       $    18,959   $   625,655    $ 1,514,804   $ 1,809,779    $ 1,105,047
                                    ===========    ===========    ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                  $   127,265   $   809,315    $ 1,275,827   $ 1,720,326    $ 1,274,296
 -from gain on sale                          0             0        223,456        85,640        469,188
                                    ===========     ===========   ===========   ===========   ===========

Cash Generated (Deficiency)
  From Operations                  $   126,644   $   637,370    $ 1,583,637   $ 2,145,303      1,604,421
Cash Generated From Sales                    0             0        988,838       461,077      2,098,981
Cash Generated From Refinancing              0             0              0             0              0
                                    -----------     -----------   -----------   -----------   -----------
Cash Generated From Operations,
 Sales and Refinancing                 126,644       637,370      2,572,475     2,606,380      3,703,402
Less: Cash Distributions to Investors
 -from operating cash flow              64,800       637,370      1,467,084     2,034,864      1,604,421
 -from sales and refinancing                 0             0        486,375       100,571        124,011
 -from cash reserves <F1>                    0       216,850              0             0        388,234
                                    -----------     -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions               61,844      (216,850)       619,016       470,945      1,586,736
Less: Special Items (Not Including
 Sales and Refinancing)                      0             0              0             0              0
                                    -----------     -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                     $    61,844   $  (216,850)  $   619,016   $   470,945       1,586,736
                                    ===========     ===========   ===========   ===========   ===========

                                     153

Tax and Distribution Data
 Per $1,000 Invested <F2>
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                       28           58             53            72              53
     -from recapture                         0            0              2             1               4
   Capital Gain (Loss)                       0            0              7             3              15
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                      4           45             63            75              46
     -Return of Capital                     10           16             18            14              43
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                  0            0             20             4               5
     -Refinancing                            0            0              0             0               0
     -Operations                            14           45             61            85              68
     -Cash Reserves <F1>                     0           16              0             0              16
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                       0            0              0             0              98%

<F1> Represents initial capital or cash retained from prior years' cash flow.

<F2> Based on an investment of a weighted average Unit outstanding.

                                    154

                         TABLE III (Continued)

             OPERATING RESULTS OF PRIOR PARTNERSHIPS
                           (Unaudited)

                                         AEI INCOME & GROWTH FUND XXI

                                 August 31, 1994
                              (Operations Commenced)    Years Ended December 31
                                to December 31, 1994    1995            1996          1997
Gross Revenues from Operations   $        0          $  263,399     $1,341,753      $1,513,094
Profit on Sale of Properties              0                   0              0         106,551
Less:
 Operating Expenses                   2,915             144,180        278,563         348,934
 Depreciation                             0              11,687        150,958         251,272
 Real Estate Impairment                   0                   0              0         580,200
                                  -----------         -----------    ----------      ----------
Net Income (Loss)-GAAP Basis     $   (2,915)         $  107,532     $  912,232      $  439,239
                                  ===========         ===========    ==========      ==========
Taxable Income (Loss):
 -from operations                $        0          $  245,581     $1,135,292      $  937,374
 -from gain on sale                       0                   0              0         102,599
                                  ===========         ===========    ==========      ==========

Cash Generated (Deficiency)
  From Operations                $      (14)         $  171,812     $1,098,924      $  966,562
Cash Generated From Sales                 0                   0              0         520,790
Cash Generated From Refinancing           0                   0              0               0
                                  -----------         -----------    ----------      ----------
Cash Generated From Operations,
 Sales and Refinancing                  (14)            171,812      1,098,924       1,487,352
Less: Cash Distributions to Investors
 -from operating cash flow                0             171,812      1,098,924         966,562
 -from sales and refinancing              0                   0              0         352,009
 -from cash reserves <F1>                 0              21,611         75,670         720,708
                                  -----------         -----------    ----------      ----------
Cash Generated (Deficiency)
 After Cash Distributions               (14)            (21,611)       (75,670)       (551,927)
Less: Special Items (Not Including
 Sales and Refinancing)                   0                   0              0               0
                                  -----------         -----------    ----------      ----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                   $      (14)         $  (21,611)    $  (75,670)     $ (551,927)
                                  ===========         ===========    ==========
                                    155

Tax and Distribution Data
 Per $1,000 Invested <F2>
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                     0                  35             64              39
     -from recapture                      0                   0              0               0
   Capital Gain (Loss)                    0                   0              0               4
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                   0                  15             52              18
     -Return of Capital                   0                  13             14              66
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                               0                   0              0              14
     -Refinancing                         0                   0              0               0
     -Operations                          0                  25             62              40
     -Cash Reserves <F1>                  0                   3              4              30
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                    0                   0              0              99%

<F1> Represents initial capital or cash retained from prior years' cash flow.
<F2> Based on an investment of a weighted average Unit outstanding.


                                    156

                            TABLE IV

                  RESULTS OF COMPLETED PROGRAMS


       None of the public partnerships sponsored by the General Partners or their Affiliates have completed operations.

                                    157

                             TABLE V

                SALES OR DISPOSALS OF PROPERTIES
                           (Unaudited)

     The following table provides information with respect to sales or disposals of property by prior programs during the past three years.


                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Net Lease   Taco Cabana
Income & Growth Waco,
Fund XIX        Texas <F2>    May 92   Jan 95   138,351     0           0       0     138,351    0     95,180    95,180   34,648

AEI Real Estate Hardee's
Fund 85-A       Sierra Vista,
                Arizona      July 86  March 95  296,020     0           0       0     296,020    0    580,050   580,050  710,275

AEI Net Lease   Applebee's
Income & Growth Aurora,
Fund XIX        Colorado<F2> Dec. 92  March 95  141,542     0           0       0     141,542    0    111,589   111,589   30,721

AEI Net Lease   SportsTown
Income & Growth Greensboro,
Fund XIX        North
                Carolina<F3> May 94  April 95 2,942,532     0     341,701       0   3,284,233    0  2,917,284 2,917,284  295,998

AEI Net Lease   Applebee's
Income & Growth Aurora,
Fund XIX        Colorado<F2> Dec.92  June 95    299,759     0           0       0     299,759    0    235,846   235,846   71,105

AEI Net Lease   Taco Cabana
Income & Growth Waco,
Fund XIX        Texas<F2>    May 92  June 95    131,257     0           0       0     131,257    0     93,637    93,637   39,535

AEI Net Lease   Applebee's
Income & Growth Aurora,
Fund XIX        Colorado<F2> Dec.92  June 95    216,443     0           0       0     216,443    0    173,417   173,417   52,344

AEI Real Estate Cheddar's
Fund 86-A       Columbus,
                Ohio<F4>     June 90 July 95    314,826     0           0       0     314,826    0    306,711   306,711  201,737

                                    158

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>
AEI Real Estate Cheddar's
Fund XVIII      Columbus,
                Ohio <F4>    June 90   July 95  1,259,320      0        0       0   1,259,320    0  1,306,192 1,306,192   805,116

AEI Net Lease   Applebee's
Income & Growth Crestview Hills,
Fund XIX        Kentucky<F2> June 93   July 95    238,320      0        0       0     238,320    0    185,056   185,056    46,450

AEI Real Estate Fair Muffler
Fund 85-A       Ashwaubenon,
                Wisconsin    Oct. 85   July 95    299,874      0        0       0     299,874    0    230,134   230,134   311,572


AEI Net Lease   Black-Eyed Pea
Income & Growth Davie,
Fund XIX        Florida      Aug. 94   July 95    184,971      0   1,556,982    0   1,741,953    0  1,781,075 1,781,075   209,831

AEI Real Estate Applebee's
Fund 86-A       Fort Myers,
                Florida      Feb. 88   July 95  1,646,608      0        0       0   1,646,608    0  1,179,405 1,179,405 1,152,645

AEI Real Estate Applebee's
Fund XVI        Columbia,
                South
                Carolina<F5> May 88   July 95    990,453      0        0       0     990,453    0    723,823   723,823   716,868

AEI Real Estate Applebee's
Fund XVII       Columbia,
                South
                Carolina<F5> May 88   July 95    715,545      0        0       0     715,545    0    534,973   534,793   516,452

AEI Net Lease   HomeTown Buffet
Income & Growth Albuquerque,
Fund XX         New Mexico<F2>Sept.93 Aug. 95    365,678      0        0       0     365,678    0    309,413   309,413    70,539

                                    159

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Real Estate Hardee's
Fund 85-A       Wayne,
                Nebraska      Dec. 85  Aug. 95    474,530      0        0       0     474,530    0    447,944   447,944   619,736

AEI Real Estate Applebee's
Fund XVII       Hampton,
                Virginia      July 88  Aug. 95  1,747,127      0        0       0   1,747,127    0  1,287,072 1,287,072 1,326,976

AEI Real Estate Applebee's
Fund XVIII      Memphis,
                Tennessee     Aug. 89  Sept. 95 1,444,822      0        0       0   1,444,822    0  1,126,919 1,126,919   951,090

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida<F2>    Oct. 93  Sept. 95   215,211      0        0       0     215,211    0    163,548   163,548    41,808

AEI Net Lease  HomeTown Buffet
Income& Growth Albuquerque,
Fund XX        New Mexico<F2> Sept.93  Oct. 95    180,622      0        0       0     180,622    0    136,866   136,866    33,862

AEI Net Lease  HomeTown Buffet
Income& Growth Albuquerque,
Fund XX        New Mexico<F2> Sept.93  Oct. 95    270,352      0        0       0     270,352    0    207,742   207,742    51,603

AEIReal Estate Jiffy Lube
Fund XVI       Dallas,
               Texas<F5>      Dec. 87  Oct. 95    161,218      0        0       0     161,218    0    154,781   154,781   146,941

AEIReal Estate Jiffy Lube
Fund XVII      Dallas,
               Texas <F5>     Mar. 88  Oct. 95    483,653      0        0       0     483,653    0    454,300   454,300   396,126



    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEIReal Estate Jiffy Lube
Fund XVI       Garland,
               Texas<F5>      Dec. 87  Oct. 95    322,443      0        0       0     322,443    0    301,884   301,884   277,244

AEIReal Estate Jiffy Lube
Fund XVII      Garland,
               Texas <F5>     Feb. 88  Oct. 95    322,442      0        0       0     322,442    0    303,108   303,108   265,759

AEIReal Estate Applebee's
Fund XVII      Richmond,
               Virginia       Sept.88  Oct. 95  1,755,975 149,463       0       0   1,905,438    0  1,375,732 1,375,732 1,291,422

AEIReal Estate Applebee's
Fund XVII      Virginia Beach,
               Virginia       Oct. 88  Nov.95   1,496,613      0        0       0   1,496,613    0  1,106,638 1,106,638 1,088,206

AEINetLease   HomeTown Buffet
Income&Growth Albuquerque,New
FundXIX       Mexico<F2>      Sept.93  Dec.95     172,186      0        0       0     172,186    0    138,494   138,494    36,594

AEI Net Lease  Applebee's
Income &Growth Temple Terrace,
Fund XIX       Florida<F2>    Oct. 93  Dec. 95    171,714      0        0       0     171,714    0    126,414   126,414    35,449

AEI Net Lease   Applebee's
Income & Growth Crestview Hills,
Fund XIX        Kentucky<F2>  Jun. 93  Dec. 95    172,924      0        0       0     172,924    0    134,587   134,587    40,579

AEI Net Lease   Applebee's
Income & Growth Crestview Hills,
Fund XIX        Kentucky<F2>  Jun. 93  Dec. 95    172,910      0        0       0     172,910    0    134,586   134,586    40,579

                                    161

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

Net Lease       Auto Max
Income & Growth St. Paul,
Fund 84-A       Minnesota     May 85   Mar. 96    327,622      0        0       0     327,622    0    302,540   302,540    438,053

AEI Real Estate Super 8
Fund XV         Hot Springs,
                Arkansas<F6>  Apr.88   Mar. 96    663,386      0        0       0     663,386    0    581,541   581,541    635,940

AEI Real Estate Super 8
Fund XVI        Hot Springs,
                Arkansas<F6>  Apr.88   Mar. 96    663,386      0        0       0     663,386    0    583,653   583,653    635,834

AEI Net Lease  HomeTown Buffet
Income &Growth Tucson,
Fund XIX       Arizona<F2>    Jun.93   Apr. 96    201,357      0        0       0     201,357    0    164,251   164,251     55,127

AEI RealEstate Office Building
Fund 86-A      Kearney,
               Nebraska       Dec.86   Apr. 96    329,785      0        0       0     329,785    0    434,623   434,623    251,182

AEI Net Lease  Applebee's
Income& Growth Crestview Hills,
Fund XIX       Kentucky<F2>   Jun.93   Apr. 96     86,495      0        0       0      86,495    0     63,334    63,334     22,161

AEI RealEstate Taco Cabana
Fund XVIII     New Braunfels,
               Texas          May 92   May  96    962,298      0        0       0     962,298    0    784,045   784,045    431,686

AEI Net Lease  Applebee's
Income &Growth Crestview Hills,
Fund XIX       Kentucky<F2>   Jun.93   May  96    216,781      0        0       0     216,781    0    158,336   158,336     56,433

                                    162

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

Net Lease      Auto Max
Income& Growth St. Paul,
Fund 84-A      Minnesota      May 85   May 96     401,778      9,254    0       0     411,032   60,000  340,650   400,650   561,189

AEI Net Lease   Applebee's
Income & Growth Temple Terrace,
Fund XIX        Florida<F2>   Oct.93   Jun.96      87,119          0    0       0      87,119      0     60,500    60,500    21,024

AEI RealEstate Taco Cabana
Fund XVIII     San Antonio,
               Texas<F2>      July 91  Aug.96     217,260          0    0       0     217,260      0    158,441   158,441   100,302

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia<F2>   Apr. 96  Sept.96    123,933          0    0       0     123,933      0    108,418   108,418     3,925

AEI Real Estate Danny's Family
Fund XVII       Car Wash
                Phoenix,
                Arizona       Feb. 89  Sept.96  1,690,844          0    0       0   1,690,844      0  1,688,271 1,688,271 1,547,290

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia<F2>   May  94  Sept.96    181,496          0    0       0     181,496      0    152,812   152,812    39,599

AEI Real Estate Taco Cabana
Fund XVIII      San Antonio,
                Texas,<F2>    Jul. 91  Oct. 96    173,913          0    0       0     173,913      0    122,467   122,467    80,899

AEI Real Estate Tractor Supply
Fund XVIII      Bristol,
                Virginia<F2>  Apr. 96  Oct. 96    147,152          0    0       0     147,152      0    127,551   127,551     5,677

                                    163

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Net Lease   Applebee's
Income & Growth Crestview Hills,
Fund XIX        Kentucky<F2>  June 93  Oct. 96    224,036          0    0       0     224,036      0    172,104   172,104    70,701

AEI Net Lease   Taco Cabana
Income & Growth Round Rock,
Fund XIX        Texas         July 94  Nov. 96    303,049          0  660,000   0     963,049      0    784,210   784,210   437,864

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida<F2>    Oct. 93  Nov. 96    215,688          0    0       0     215,688      0    152,674   152,674    62,188

AEI Net Lease  Arby's/Mrs. Winner's
Income& Growth Smyrna,
Fund XX        Georgia<F2>    May  94  Dec. 96    279,580          0    0       0     279,580      0    240,680   240,680    67,468

AEI RealEstate Taco Cabana
Fund XVIII     San Antonio,
               Texas<F2>      July 91  Dec. 96    216,663          0    0       0     216,663      0    153,084   153,084   105,337

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida<F2>    Nov. 91  Dec. 96    191,781          0    0       0     191,781      0    141,215   141,215    91,618

AEI RealEstate Applebee's
Fund XVIII     Destin,
               Florida<F2>    Nov. 91  Dec. 96    168,333          0    0       0     168,333      0    123,976   123,976    80,435

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia<F2>   Apr. 96  Jan. 97    176,383          0    0       0     176,383      0    150,060   150,060    11,427

                                    164

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida<F2>    Oct.93   Jan.97     175,838          0    0       0     175,838      0    122,139   122,139    51,877

AEI Net Lease  Arby's/Mrs. Winner's
Income &Growth Smyrna,
Fund XX        Georgia<F2>    May 94   Jan.97     224,838          0    0       0     224,838      0    196,635   196,635    57,179

AEIReal Estate Sizzler
Fund XVI       Kings Island,
               Ohio<F7>       Jan.90   Jan.97     149,202          0    0       0     149,202      0    468,140   468,140   131,208

AEIReal Estate Sizzler
Fund XVII      Kings Island,
               Ohio<F7>       Jan.90   Jan.97     315,229          0    0       0     315,229      0  1,048,666 1,048,666   301,231

AEIReal Estate Sizzler
Fund XVIII     Kings Island,
               Ohio<F7>       Jan.90   Jan.97      19,867          0    0       0      19,867      0     66,093    66,093    18,900

AEIReal Estate Children's World
Fund XV        Moreno Valley,
               California     May 87   Jan.97  1,301,342           0    0       0   1,301,342      0    963,717   963,717 1,196,605

AEIet Lease    Rally's
Income& Growth Brownsville,
Fund XIX       Texas          July 93  Feb.97    250,000           0    0       0     250,000      0    281,713   281,713    83,200

AEI Net Lease  Rally's
Income& Growth Edinburg,
Fund XIX       Texas          July 93  Feb.97    250,000           0    0       0     250,000      0    281,761   281,761    83,221

                                    165

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEIReal Estate Automax
Fund XV        Minneapolis,
               Minnesota      June 86  Feb.97    411,993     0          0       0     411,993      0    388,800   388,800   539,623

AEIReal Estate Taco Cabana
Fund XVIII     San Antonio,
               Texas<F2>      July 91  Feb.97    192,268     0          0       0     192,268      0    133,503   133,503    95,414

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida<F2>    Nov. 91  Mar.97    230,971     0          0       0     230,971      0    175,029   175,029   117,929

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio<F2>       Aug. 96  Mar.97    220,067     0          0       0     220,067      0    181,887   181,887    10,447

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia<F2>   Apr. 96  Mar.97     42,331     0          0       0      42,331      0     36,092    36,092     3,449

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida<F2>    Nov. 91  Mar.97    231,740     0          0       0     231,740      0    175,028   175,028   118,592

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio<F2>       Aug. 96  Mar.97    219,568     0          0       0     219,568      0    181,886   181,886    11,039

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia<F2>   Apr. 96  Mar.97    219,996     0          0       0     219,996      0    187,574   187,574    18,517


                                    166

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia<F2>   May 94   Apr. 97   189,017    0         0         0     189,017      0    166,517   166,517   53,623

AEI RealEstate  Champps
Fund XVIII      Columbus,
                Ohio<F2>      Aug. 96  July 97   368,142    0         0         0     368,142      0    304,040   304,040   30,138

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia<F2>   May 94   Aug 97    174,495    0         0         0     174,495      0    152,812   152,812   54,721

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida <F2>  Nov 91   Sept.97   216,157    0         0         0     216,157      0    160,443   160,443  118,263

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida <F2>  Nov 91   Sept.97   263,568    0         0         0     263,568      0    198,898   198,898  147,315

AEI RealEstate  Sizzler
Fund XVIII      Fairfield,
                Ohio          Mar.91   Sept.97   528,476    0         0         0     528,476      0  1,608,265 1,608,265  208,636

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas <F2>    July 91  Sept.97   267,448    0         0         0     267,448      0    180,533   180,533  143,024

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna
Fund XX         Georgia <F2>  May  94  Sept.97   224,663    0         0         0     224,663      0    180,203   180,203   67,210

                                    167

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>


AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio <F2>     July 94  Sept.97   135,839    0         0         0     135,839      0    107,517   107,517   37,838

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio <F2>     Aug. 96  Sept.97   225,622    0         0         0     225,622      0    189,156   189,156   21,417

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas <F2>    July 91  Oct. 97   226,316    0        0          0     226,316      0    147,978   147,978  118,031

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia<F2>   May  94  Oct. 97   169,721    0        0          0     169,721      0    136,955   136,955   51,473

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio <F2>     July 94  Oct. 97   275,421    0        0          0     275,421      0    217,027   217,027   77,008

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota<F2> Feb. 85  Oct. 97   177,504    0        0          0     177,504      0    202,961   202,961  267,864

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas <F2>    July 91  Oct. 97   226,315    0        0          0     226,315      0    147,977   147,977  118,888

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin<F2> Feb. 85  Nov. 97   276,279    0        0          0     276,279      0    246,174   246,174  398,842

                                    168

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia<F2>  Apr. 96  Nov. 97   296,961    0        0          0     296,961      0    237,846   237,846   38,903

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio <F2>     Aug. 96  Nov. 97   295,168    0        0          0     295,168      0    239,850   239,850   29,608

AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia<F2>  July 94  Nov. 97   182,816    0        0          0     182,816      0    150,061   150,061   25,256

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio<F2>      July 94  Dec. 97   227,960    0        0          0     227,960      0    177,891   177,891   66,211

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri<F2>  July 85  Dec. 97   226,762    0        0          0     226,762      0    232,334   232,334  294,169

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio <F2>     July 94  Dec. 97   225,225    0        0          0     225,225      0    175,756   175,756   66,207

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio <F2>     July 94  Dec. 97   218,596    0        0          0     218,596      0    170,775   170,775   64,386

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota<F2> Feb. 85  Dec. 97   271,675    0        0          0     271,675      0    302,919   302,919  404,755

                                    169

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Real       J.T. McCord's
Estate Fund    Irving,
XVI            Texas         Dec. 87   Dec. 97   741,635    0        0          0     741,635      0   1,147,333 1,147,333  63,822

AEI Net Lease   Applebee's
Income & Growth Middletown
Fund XX         Ohio<F2>     July 94   Jan. 98   226,459    0        0          0     226,459      0     177,891   177,891  68,325

AEI Income &    Champps
Growth Fund     Columbus
XXI             Ohio<F2>     Aug. 96   Jan. 98   226,908    0        0          0     226,908      0     189,156   189,156  26,891

Net Lease       Chi-Chi's
Income & Growth Appleton
Fund 84-A       Wisconsin<F2> Feb. 85  Jan. 98   171,808    0        0          0     171,808      0     153,193   153,193 252,173

AEI Net Lease   Champps
Income & Growth Lyndhurst
Fund XX         Ohio <F2>    Apr. 96   Jan. 98   182,422    0        0          0     182,422      0     149,813   149,813  25,952

AEI Net Lease   Champps
Income & Growth Columbus,
Fund XXI        Ohio<F2>     Aug. 96    Feb. 98   181,525    0        0          0     181,525      0     132,408   132,408  20,482

                                    170

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI RealEstate am/pm
Fund 86-A      Mini Market
               Carson City,
               Nevada      Aug. 87    Feb. 98   954,000    0        0          0     954,000      0     779,896   779,896 1,101,655

AEI RealEstate am/pm
Fund XVII      Mini Market
               Carson City,
               Nevada      Nov. 88    Feb. 98   850,000    0        0          0     850,000      0     703,871   703,871   872,492


[FN]
<F1> Does not include deduction for partnership general and
     administrative expenses not related to the properties.

<F2> Sale of less than a majority interest in the property.

<F3> The Partnership owned a 92.74194% interest in this property.

<F4> This property was owned jointly by AEI Real Estate Funds 86-A and XVIII.

<F5> This property was owned jointly by AEI Real Estate Funds XVI and XVII.

<F6> This property was owned jointly by AEI Real Estate Funds XV and XVI.

<F7> This property was owned jointly by AEI Real Estate Funds
     XVI, XVII and XVIII.

                                    171

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The Partnership Agreement provides that any losses sustained by the General Partners arising out of their activities on behalf of the Fund will be reimbursed by the Fund unless such losses were the result of their negligence or misconduct. Reference is made to Section 6.5 of the Partnership Agreement which is attached to the Prospectus as Exhibit A.

      The Registrant will agree to indemnify the non-affiliated Dealers and their controlling persons, and the Dealers will agree to indemnify the Registrant and its controlling persons, against certain liabilities, including liabilities under the Securities
Act of 1933.   Reference  is made to the Dealer-Manager Agreement
and  the  Dealer  Agreement  filed  as  Exhibits  1.1  and    1.2,
respectively.

      For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 26 hereof.

Item 25.  Other Expenses of Issuance and Distribution.

      Other expenses in connection with the registration of the securities hereunder (other than commissions and dealer expenses), which will be paid by the Registrant, will be substantially as follows:

            Item                                  Amount
                                          Minimum            Maximum

         SEC fees                       $   8,276           $   8,276
         NASD fees                          2,900               2,900
         Blue sky expenses                 10,000 *            60,000 *
         Legal                             20,000 *           115,000 *
         Printing                           7,500 *            75,000 *
         Accounting                         3,000 *            13,000 *
         Literature (printing and mailing)  9,500 *            80,000 *
         Postage, etc.                      1,000 *            60,000 *
         Personnel charges for subscription
            processing, etc.                5,324 *           390,000 *
         Travel expenses                        0              25,000 *
         Dealer due diligence reimbursement 7,500             120,000
         Miscellaneous                          0              10,824 *
                                         ---------           ---------
                      Total             $  75,000 *         $ 960,000 *
                                         =========           =========


*  Estimated.

                                    172

Item 26.  Recent Sales of Unregistered Securities.

      Not applicable.

Item 27.  Exhibits.

    Exhibit No.                     Description

                    *    1.1  Form of Dealer-Manager Agreement.
                    *    1.2  Form of Dealer Agreement.
                    *    3.1  Certificate of Limited Partnership.

                         3.2  Form of Restated Limited Partnership
                              Agreement included as Exhibit A to Prospectus.

                         * 5  Opinion of Dorsey & Whitney LLP as to
                              the legality of the securities being registered, including consent.

                         * 8  Opinion of Dorsey & Whitney LLP as to
                              tax matters, including consent.

                        * 10 Form of Impoundment Agreement with Fidelity Bank, Edina, Minnesota. (Incorporated by reference to Exhibit 10 of the Registrant's Registration Statement on Form SB-2 filed with the Commission on September 13, 1996).

                        *10.1 Sale and Leaseback Financing Commitment dated
                              May 13, 1997 between AEI Fund Management, Inc. and Ohio Valley Bistros, Inc. relating to the sale and leaseback of a TGI Friday's restaurant at #1507, Rural Route #6, Greensburg, Pennsylvania (incorporated by reference to to Exhibit 10.1 of Form 10-QSB filed with the Commission on November 13, 1997).

                        *10.2 Assignment of Sale and Leaseback Financing
                              Commitment dated November 14, 1997, between the Partnership and AEI Fund Management, Inc. relating to the sale and leaseback of a TGI Friday's restaurant at #1507, Rural Route #6, Greensburg, Pennsylvania (incorporated by reference to Exhibit 10.2 of Form 10-QSB filed with the Commission on November 13, 1997).

                        *10.3 Net Lease Agreement dated December 10, 1997
                              between the Partnership and AEI Real Estate
                              Fund XVII Limited Partnership and Ohio Valley Bistros, Inc. relating to the property at #1507, Rural Route #6, Greensburg, Pennsylvania (incorporated by reference to Exhibit 10.1 of Form 8-K filed with the Commission on December 18, 1997).

*Previously filed         24  Consent of Independent Public Accountants.

                         *99  Forward Looking Statements - Cautionary
                              Statement (incorporated by reference to
                              Form 10-KSB filed with the Commission on March 27, 1998).

*Previously filed.
                                     174

Item 28.  Undertakings.

      The Registrant undertakes (a) to file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectuses required by Section 10(a)(3) of the Securities Act of 1933 and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and
(d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

      The Registrant undertakes to send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partners or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partners or their Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

      The  Registrant  undertakes  to  provide  to   the  Limited
Partners the financial statements required by Form 10-KSB for the first full fiscal year of operations of the Partnership.

      The  Registrant   undertakes  to  file a sticker supplement
pursuant to Rule 424(b)(3) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate such information in a post-effective amendment filed at least once every three months, with the information contained in such supplement or post-
effective   amendment  provided  simultaneously  to  the existing
Limited  Partners.   Each  sticker supplement shall disclose  all
compensation and fees received by the General Partners and their Affiliates in connection with any such acquisition.

      The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Form S-11, to reflect each commitment (i.e., the signing of a
binding  purchase  agreement)  made  after   the  end  of    the
distribution period involving the  use  of  10%  or  more  (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.
                                    175

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to General Partners of the Registrant pursuant to the Limited Partnership agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a General Partner of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a General Partner in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    176

                            TABLE VI

             ACQUISITIONS OF PROPERTIES BY PROGRAMS
                           (Unaudited)

                         Net Lease
                      Income & Growth  AEI Real Estate  AEI Real Estate  AEI Real Estate  AEI Real Estate  AEI Real Estate
                         Fund 84-A        Fund 85-A        Fund 85-A         Fund XV          Fund XV         Fund XV

                          Champps                                                                            Timber Lodge
                         Americana       Applebee's     Tractor Supply       Denny's      Tractor Supply       Steakhoue
                         Schaumburg,     Harlingen,       Maryville,       Greenville,      Maryville,         St. Cloud
Name, Location and        Illinois         Texas          Tennessee          Texas          Tennessee          Minnesota
 Type of Property        Restaurant      Restaurant      Retail Store      Restaurant     Retail Store         Restaurant

Gross Leasable Space       11,158           4,994           19,050             4,927           19,050             6,981
Date of Purchase         12/31/97        12/21/95          2/14/96           1/10/96          2/14/96          11/18/97
Mortgage Financing at
 Date of Purchase               0               0                0                 0                0                 0
Cash Down Payment        $594,301<F1>  $1,360,000       $  831,600<F1>    $  999,900       $  214,200<F1>    $  485,005<F1>
Contract Purchase
 Price Plus
 Acquisition Fee                0               0                0                 0                0                 0
Other Cash Expenditures
 Expensed                       0               0                0                 0                0                 0
Other Cash Expenditures
 Capitalized               25,619          33,470            5,458            28,532            5,205            25,630
Total Acquisition
 Cost                    $619,920      $1,393,470       $  837,058        $1,028,432       $  219,405        $  510,635

[FN]
<F1> Represents a partial ownership interest in such property.
     An affiliated partnership(s) owns the remaining interest.

                                    177

             ACQUISITIONS OF PROPERTIES BY PROGRAMS
                           (Unaudited)

                               Champps
                              Americana      Applebee's     Caribou Coffee
                                Troy,         Victoria,        Marietta,
Name, Location and            Michigan         Texas            Georgia
 Type of Property             Restaurant     Restaurant          Store


Gross Leasable Space              <F2>           4,994            4,254
Date of Purchase             12/23/97          3/22/96          8/15/97
Mortgage Financing at
  Date of Purchase                  0                0                0
Cash Down Payment          $  393,620<F1>   $1,300,860       $1,235,000
Contract Purchase
  Price Plus
  Acquisition Fee                   0                0                0
Other Cash Expenditures
  Expensed                          0                0                0
Other Cash Expenditures
  Capitalized                     <F3>          34,695           12,571
Total Acquisition Cost     $        0       $1,335,555       $1,247,571


[FN]
<F1> Represents a partial ownership interest in such property.  An
     Affiliated partnership(s) owns the remaining interest.
<F2> Cash down payment represents purchase of land.  Restaurant is under construction as of December 31, 1997.
<F3> A final allocation of capital costs has not been completed.

                                    178


                      TABLE VI (Continued)

             ACQUISITIONS OF PROPERTIES BY PROGRAMS
                           (Unaudited)
                                     AEI REAL ESTATE FUND XVII

                         Timber Lodge                      Champps     Timber Lodge
                         Steakhouse       TGI Friday's    Americana     Steakhouse
                         St. Cloud         Greensburg       Troy,       Rochester
Name, Location and       Minnesota        Pennsylvania     Michigan     Minnesota
 Type of Property        Restaurant        Restaurant     Restaurant    Restaurant
Gross Leasable Space         6,981           4,510             <F2>           <F4>
Date of Purchase          11/18/97        12/10/97        12/23/97        1/15/98
Mortgage Financing at
 Date of Purchase                0               0               0              0
Cash Down Payment       $  485,005<F1>  $  990,000<F1>  $  393,620<F1> $  406,778<F1>
Contract Purchase
 Price Plus
 Acquisition Fee                 0               0               0              0
Other Cash Expenditures
 Expensed                        0               0               0              0
Other Cash Expenditures
 Capitalized                11,487          19,045             <F3>           <F3>
Total Acquisition Cost  $  493,492      $1,009,045      $        0     $        0


[FN]
<F1>  Represents a partial ownership interest in such property.
      An affiliated partnership(s) owns the remaining interest.
<F2>  Cash down payment represents purchase of land.  Restaurant is under construction as of December 31, 1997.
<F3>  A final allocation of capital costs has not been completed.
<F4>  Cash down payment represents purchase of land.  Restaurant is under construction.

                                    179

                      TABLE VI (Continued)

             ACQUISITIONS OF PROPERTIES BY PROGRAMS
                           (Unaudited)

                                     AEI REAL ESTATE FUND XVIII
                                             Champps                       Champps
                          Tractor Supply     Americana      Fuddrucker's   Americana
                            Bristol,         Columbus,      Thornton,       Troy,
Name, Location and         Virginia            Ohio         Colorado      Michigan
 Type of Property         Retail Store       Restaurant     Restaurant    Restaurant
Gross Leasable Space         18,750            8,170          4,977            <F2>
Date of Purchase            4/10/96          8/29/96        7/30/97       12/23/97
Mortgage Financing at
 Date of Purchase                 0                0              0              0
Cash Down Payment        $1,068,849<F4>   $  816,906<F1> $1,380,342     $  361,889<F1>
Contract Purchase
 Price Plus
 Acquisition Fee                  0                0              0              0
Other Cash Expenditures
 Expensed                         0                0              0              0
Other Cash Expenditures
 Capitalized                 25,518            9,164         25,429            <F3>
Total Acquisition Cost   $1,094,367       $  826,070     $1,405,771     $        0


[FN]
<F1>  Represents a partial ownership interest in such property.
      An affiliated partnership(s) owns the remaining interest.
<F2>  Cash down payment represents purchase of land.  Restaurant is under construction as of December 31, 1997.
<F3>  A final allocation of capital costs has not been completed.
<F4>  Represents a partial ownership interest in such property.
      The Partnership's Individual General Partner owns the remaining interest.

                                    180



                      TABLE VI (Continued)

             ACQUISITIONS OF PROPERTIES BY PROGRAMS
                           (Unaudited)

          AEI NET LEASE INCOME & GROWTH FUND XIX (Continued)

                                                                                 Champps
                           Media Play        Garden Ridge      Party City       Americana
                          Apple Valley,       Pineille,        Gainesville,       Troy,
Name, Location and         Minnesota       North Carolina        Georgia         Michigan
 Type of Property         Retail Store      Retail Store       Retail Store     Restaurant

Gross Leasable Space        49,944           141,220              10,528            <F2>
Date of Purchase          12/21/95           3/28/96            12/18/97       12/23/97
Mortgage Financing at
 Date of Purchase                0                 0                   0              0
Cash Down Payment       $1,368,098<F1>    $3,560,481<F1>      $1,370,475     $  361,889<F1>
Contract Purchase
 Price Plus
 Acquisition Fee                 0                 0                   0              0
Other Cash Expenditures
 Expensed                        0                 0                   0              0
Other Cash Expenditures
 Capitalized                21,268            54,897              64,834            <F3>
Total Acquisition Cost  $1,389,366        $3,615,378          $1,435,309     $        0

[FN]

<F1> Represents a partial ownership interest in such property.
     An affiliated partnership(s) owns the remaining interest.
<F2> Cash down payment represents purchase of land.  Restaurant is under construction as of December 31, 1997.`
<F3> A final allocation of capital costs has not been completed.

                                    181


                      TABLE VI (Continued)

             ACQUISITIONS OF PROPERTIES BY PROGRAMS
                           (Unaudited)

                               AEI NET LEASE INCOME & GROWTH FUND XX

                                                                                                       Champps
                                Applebee's        Applebee's      Denny's      Media Play     Garden Ridge     Americana
                                Lafayette,        Brownsville,   Grapevine,   Apple Valley,    Pineville,      Lyndhurst,
Name, Location and              Louisiana           Texas          Texas       Minnesota     North Carolina      Ohio
 Type of Property               Restaurant        Restaurant     Restaurant   Retail Store    Retail Store     Restaurant

Gross Leasable Space                5,432              6,088          4,943         49,944         141,220             8,170
Date of Purchase                  1/17/95            8/31/95       11/21/95       12/21/95         3/28/96           4/10/96
Mortgage Financing at
 Date of Purchase                       0                  0              0              0               0                 0
Cash Down Payment              $1,125,000         $1,320,000     $1,287,240     $1,368,097<F1>  $1,616,415<F1>    $2,381,945<F1>
Contract Purchase
 Price Plus
 Acquisition Fee                        0                  0              0              0               0                 0
Other Cash Expenditures
 Expensed                               0                  0              0              0               0                 0
Other Cash Expenditures
 Capitalized                       51,559             58,736         67,481         54,604          50,678            78,449
Total Acquisition
 Cost                          $1,176,559         $1,378,736     $1,354,721     $1,422,701      $1,667,093        $2,460,394


[FN]
<F1>  Represents a partial ownership interest in such property.
      An affiliated partnership(s) or Individual General Partner owns the remaining interest.

                                   182

             ACQUISITIONS OF PROPERTIES BY PROGRAMS
                           (Unaudited)

                         AEI NET LEASE INCOME & GROWTH FUND XX (Continued)

                                Champps
                               Americana
                               Schaumburg,
Name, Location and             Illinois
 Type of Property              Restaurant


Gross Leasable Space             11,158
Date of Purchase               12/31/97
Mortgage Financing at
 Date of Purchase                     0
Cash Down Payment            $1,640,981<F1>
Contract Purchase
 Price Plus
 Acquisition Fee                      0
Other Cash Expenditures
 Expensed                             0
Other Cash Expenditures
 Capitalized                     35,214
Total Acquisition Cost       $1,676,195

[FN]
<F1> Represents a partial ownership interest in such property.
     An affiliated partnership(s) owns the remaining interest.

                                    183

                      TABLE VI (Continued)

             ACQUISITIONS OF PROPERTIES BY PROGRAMS
                           (Unaudited)

                                    AEI INCOME & GROWTH FUND XXI


                            Arby's     Media Play    Garden Ridge    Champps      Denny's      Caribou Coffee
                          Montgomery, Apple Valley,    Pineville,   Columbus,     Covington,     Charlotte,
Name, Location and         Alabama     Minnesota     North Carolina    Ohio       Louisiana    North Carolina
 Type of Property         Restaurant  Retail Store   Retail Store   Restaurant    Restaurant       Store

Gross Leasable Space      2,965         49,944         141,220           8,170           4,880         4,411
Date of Purchase        5/31/95       12/21/95         3/28/96         8/29/96         3/19/97       7/31/97
Mortgage Financing at
 Date of Purchase             0              0               0               0               0             0
Cash Down Payment      $750,000<F1> $1,409,555<F1>  $3,560,481<F1>  $1,764,794<F1>  $1,255,489    $1,273,375<F1>
Contract Purchase
 Price Plus
 Acquisition Fee              0              0               0              0                0             0
Other Cash Expenditures
 Expensed                     0              0               0              0                0             0
Other Cash Expenditures
 Capitalized              4,104          4,505          83,910         44,086           49,459        37,223
Total Acquisition
  Cost               $  754,104     $1,414,060      $3,644,391     $1,808,880       $1,304,948    $1,310,598


[FN]
<F1>  Represents a partial ownership interest in such property.
      An affiliated partnership(s) owns the remaining interest.


                                    184

             ACQUISITIONS OF PROPERTIES BY PROGRAMS
                           (Unaudited)

                                    AEI INCOME & GROWTH FUND XXI

                             Champps      Champps      Champps
                            Americana    Americana    Americana
                           San Antonio,  Schaumburg,   Livonia,
Name, Location and            Texas       Illinois     Michigan
 Type of Property          Restaurant    Restaurant   Restaurant


Gross Leasable Space         8,680         11,158             <F2>
Date of Purchase          12/23/97       12/31/97          7/8/97
Mortgage Financing at
 Date of Purchase                0              0               0
Cash Down Payment       $2,753,700     $2,199,801<F1>  $1,074,384
Contract Purchase
 Price Plus
 Acquisition Fee                 0              0               0
Other Cash Expenditures
 Expensed                        0              0               0
Other Cash Expenditures
 Capitalized                79,657         56,661             <F3>
Total Acquisition
  Cost                  $2,833,357     $2,256,462      $        0


[FN]
<F1>  Represents a partial ownership interest in such property.
      An affiliated partnership(s) owns the remaining interest.
<F2>  Cash down payment represents purchase of land.  Restaurant is under construction as of December 31, 1997.
<F3>  A final allocation of capital costs has not been completed.


                                    185

                           SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul on the 3rd day of April, 1998.


                           AEI INCOME & GROWTH FUND XXII
                           Limited Partnership

                           By: AEI Fund Management XXI, Inc.
                               Managing General Partner



                           By: /s/ Robert P Johnson
                                   Robert P. Johnson, President


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


MANAGING GENERAL PARTNER

AEI Fund Management XXI, Inc.
                                                                Date


By: /s/ Robert P Johnson     Sole Director and              April 3, 1998
        Robert P.Johnson     President (principal
                             executive officer)


By: /s/ Mark E Larson        Chief Financial Officer        April 3, 1998
        Mark E.Larson        and Treasurer (principal
                             financial and accounting
                             officer)


INDIVIDUAL GENERAL PARTNER


By: /s/ Robert P Johnson     Individual General Partner     April 3, 1998
        Robert P.Johnson



                                186